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                                                                   EXHIBIT 10.1

                                                                  EXECUTION COPY
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                           REVOLVING CREDIT AGREEMENT

                                      among

                         FIRSTCITY FINANCIAL CORPORATION

                                   as Borrower

                                       and

                        THE FINANCIAL INSTITUTIONS LISTED
                          ON THE SIGNATURE PAGES HEREOF
                                   as Lenders,

                                      with

                                BANK OF SCOTLAND,
                       acting through its New York Branch,
                                    as Agent

                         -------------------------------

                          Dated as of November 12, 2004

                         -------------------------------

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                           REVOLVING CREDIT AGREEMENT

      REVOLVING CREDIT AGREEMENT, dated as of November 12, 2004, among FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation ("Borrower"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders") and BANK OF SCOTLAND, acting through its New York branch, as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H :

      WHEREAS, the parties hereto are parties to a certain Term Loan and Revolving Credit Agreement, dated as of December 12, 2002, as amended by Amendment No. 1 dated as of March 24, 2003, Amendment No. 2 and Consent No. 2 dated as of April 29, 2003, Amendment No. 3 and Consent No. 4 dated as of May 2, 2003, Amendment No. 4 dated as of June 30, 2003, Amendment No. 5 dated as of March 31, 2004, and Amendment No. 6 dated as of September 29, 2004 (as so amended, the "Existing Agreement");

      WHEREAS, pursuant to the Existing Agreement, Lenders have made certain Term Loans and Revolving Credit Loans (each as defined in the Existing Agreement) to Borrower, which are evidenced by certain Term Notes and Revolving Credit Notes (each as defined in the Existing Agreement) payable to the order of Lenders, each dated December 12, 2002, the aggregate principal amount outstanding under which as the date hereof is $1,000,000.00 with respect to Revolving Credit Loans (the "Existing Revolving Credit Loans") and $36,459,155.06 with respect to Term Loans (the "Existing Term Loans"); and

      WHEREAS, Borrower has requested that Lenders amend and restate the Existing Agreement in its entirety;

      NOW, THEREFORE, the parties hereto hereby agree that from and after the Effective Date, the Existing Agreement is hereby amended and restated to read in its entirety as set forth herein:

      NOW, THEREFORE, it is agreed:

      Section 1. DEFINITIONS.

            (a) Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I hereto (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.

            (b) Unless otherwise specified, each reference in this Agreement or in any other Loan Document to a Loan Document shall mean such Loan Document as the same may from time to time be amended, extended, restated, supplemented or otherwise modified.

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            (c) All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

            (d) As used in this Agreement and the other Loan Documents, the terms "including" and "such as" are illustrative and not limitative.

      Section 2. THE LOANS.

      2.1 The Loans.

            (a) Subject to the terms and conditions set forth herein, each Lender severally agrees, at any time and from time to time during the Commitment Period to make one or more loans in Dollars or Euros to Borrower (each a "Loan", and collectively the "Loans") in an aggregate outstanding principal amount not in excess of its Loan Commitment; provided that, after giving effect to all pending requests for Loans and Letters of Credit, (i) the aggregate outstanding principal amount of Loans made in Euros by such Lender shall not exceed the Eurosublimit of such Lender, and (ii) Total Outstandings shall not exceed the lesser of (x) the Total Loan Commitment then in effect and (y) Borrowing Base Availability; and provided, further, that, (A) the aggregate amount of Acquisition Loans (as defined below) financing the acquisition of any Eligible Asset Pool shall not exceed (i) the Applicable Portfolio Percentage, times the Acquisition Price of the Related Asset Pool, in the event proceeds of such Loans shall be contributed to the capital of the acquiring Portfolio Entity, or (ii) the Acquisition Price of the Related Asset Pool, in the event proceeds of such Loans shall be loaned to the acquiring Portfolio Entity, and (B) the aggregate principal amount of Working Capital Loans (as defined below) outstanding, shall not at any time exceed the Working Capital Sublimit.

            (b) The Loans shall be used by Borrower solely (i) (A) to make advances to a Primary Obligor, the full amount of which advances are used by such Primary Obligor (as more fully set forth in other portions of this Section 2, in Section 6B and in other Sections of this Agreement) to make, directly or indirectly, a loan or contribution to the capital of an Eligible Portfolio Entity to be used by such entity for the acquisition of one or more Eligible Asset Pools, (B) to make advances to an Eligible Portfolio Entity, the full amount of which advances are used by such entity for the acquisition of one or more Eligible Asset Pools, or (C) if requested by Borrower in the Notice of Borrowing for such Loans, to pay any fee (including the Utilization Fee) in respect of such Loans (such Loans, "Acquisition Loans"); or (ii) for working capital and other general corporate purposes (such Loans, "Working Capital Loans").

            (c) Loans made pursuant to Section 2.1 shall be made from each Lender pro rata, based upon the percentage that each Lender's Loan Commitment represents of the Total Loan Commitment.

            (d) Unless otherwise provided herein, all Loans denominated in Euros shall be made, maintained and continued as Eurocurrency Loans.

            (e) Without the consent of Agent, Borrower shall not be entitled to borrow more than four Working Capital Loans or more than eight Loans in total in any calendar month.

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      2.2 Notice of Borrowing.

            (a) Whenever Borrower desires to utilize the Loan Commitments for an Acquisition Loan, it shall deliver to Agent a Borrowing Base Certificate and a Notice of Borrowing not later than 11:00 a.m., Closing Office Time, three Business Days prior to the date of the proposed borrowing, which Notice of Borrowing shall, among other items, (A) specify (i) the Eligible Portfolio Entity to whose capital Borrower or a Primary Obligor will, directly or indirectly, contribute or loan the proceeds of the Loans; (ii) the Asset Pool or Asset Pools to be acquired by such Portfolio Entity; (iii) the date of the proposed borrowing (which shall be a Business Day (each, a "Borrowing Date"));
(iv) if such Borrowing Date is a Payment Date, whether such Loans shall constitute Base Rate Loans or Eurocurrency Loans (if not specified or if such date is not a Payment Date, Base Rate Loans shall be deemed to have been requested); (v) the currency in which the Loan will be borrowed; (vi) the total amount of such borrowing (which shall be in a minimum amount of 100,000 units of the relevant currency, and in an amount the Dollar Equivalent of which is equal to or greater than $100,000, and integral multiples of 100,000 units of relevant currency in excess thereof); and (vii) the amount, if any, of fees (including the Utilization Fee) requested to be borrowed; and (B) certify that (x) Borrower delivered the Final Asset Pool Acquisition Certificate in respect of such Asset Pool or Asset Pools not later than five Business Days before the Borrowing Date specified in such notice and that all information set forth in such Asset Pool Acquisition Certificate (as revised through the Final Asset Pool Acquisition Certificate and as further revised to the extent permitted by Section 6B.4) remains true and correct and (y) on or prior to the date of such Notice of Borrowing, Borrower has delivered to Agent a Final NPV Pool Certificate in respect of such Asset Pool.

            (b) Whenever Borrower desires to utilize the Loan Commitments for Working Capital Loans, it shall deliver to Agent a Notice of Borrowing not later than 11:00 a.m., Closing Office Time, three Business Days prior to the date of the proposed borrowing, which notice shall specify (i) the date of the proposed borrowing (which shall be a Business Day) (each, also a "Borrowing Date"), (ii) if such Borrowing Date is a Payment Date, whether such Loans shall constitute Base Rate Loans or Eurocurrency Loans (if not specified or if such date is not a Payment Date, Base Rate Loans shall be deemed to have been requested), (iii) the currency in which such Loans will be borrowed, and (iv) the total amount of such borrowing (which shall be in a minimum amount of $250,000 and, if greater, in integral multiples of $100,000).

            (c) Agent shall promptly notify (in writing or by telephone, confirmed as soon as possible thereafter in writing) each of Lenders of the date and type (i.e., Acquisition Loan or Working Capital Loan) of any proposed Loans, the amount of the Loan or Loans such Lender is being requested to make and whether such Loans shall constitute Base Rate Loans or Eurocurrency Loans. Each Lender will make the amount of its Loan or Loans available to Agent, at the Closing Office, before 1:00 p.m. Closing Office Time on the date specified in the Notice of Borrowing in same day funds. Such proceeds shall be made available to Borrower (subject to Section 2.2(d)) by Agent, in the same type of funds received by Agent, at the Closing Office against delivery to Agent for the account of each Lender of such instruments, documents and papers as are provided for herein; provided that Agent may pay on behalf of Borrower the portion of any Utilization Fee borrowed in connection with any such Loan directly to Lenders entitled thereto. Agent shall deliver the instruments, documents and papers received by it for the account of each Lender to such Lender or upon its order.

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            (d) Unless Agent shall have received notice from a Lender prior to
11:00 a.m., Closing Office Time, on the date of any borrowing that such Lender will not make available to Agent such Lender's ratable portion of such borrowing, Agent may assume that such Lender has made such portion available to Agent on the date of such borrowing in accordance with Section 2.2(c) and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the rate from time to time prevailing on the applicable Note; provided that to the extent such interest is paid by a Lender, interest shall be at the rate specified in Section
11.10 hereof. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

      2.3 The Notes.

            (a) Borrower's obligation to pay (x) the principal of, and interest on, the Loans of each Lender shall be evidenced by a promissory note payable to the order of such Lender, each substantially in the form of Exhibit A (each a "Note", and collectively, the "Notes").

            (b) The Note of each Lender shall: (i) be dated the Effective Date;
(ii) be in an original principal amount, with respect to each Lender, as set forth on Schedule 0 hereto; (iii) be payable in full on the Maturity Date (subject to mandatory prepayment as herein provided).

            (c) The Notes shall be, and hereby are, secured by the Collateral and the Security Documents.

      2.4 Mandatory Prepayments and Repayments of Loans.

            (a) If at any time Total Outstandings shall exceed the Total Loan Commitment in effect at such time, Borrower shall immediately prepay the Loans in an amount equal to or greater than the amount of such excess.

            (b) If at any time Total Outstandings shall exceed Borrowing Base Availability at such time, Borrower shall immediately prepay the Loans in an amount equal to or greater than the amount of such excess.

            (c) Borrower shall repay the unpaid principal amount of all Loans, together with all unpaid interest thereon and all other fees and amounts due with respect thereto in full on the Maturity Date.

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            (d) Unless there shall exist any Default or any Event of Default,
Borrower shall be entitled to designate whether mandatory prepayments are applied to Working Capital Loans or Acquisition Loans.

      2.5 Voluntary Prepayments of Loans.

            (a) Borrower may, upon not less than three Business Days prior written notice to Agent (which notice Agent shall promptly transmit to Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) prepay any Loans in whole at any time, or from time to time in part in amounts of 250,000 units of the relevant currency equal to or greater than an amount the Dollar Equivalent of which is $250,000 (and, if greater, in integral multiples of 50,000 units of the relevant currency), without premium (subject to Section 3.8) or penalty; provided that at the time of any such prepayment, Borrower shall pay all interest accrued on the principal amount so prepaid. Repayments pursuant to this Section 2.5 shall be applied to such Loans as Borrower may at the time in writing direct or, if no such direction is given, as determined by Agent. All notices pursuant to this Section 2.5 shall be irrevocable and result in the principal amount of Loans specified therein becoming due and payable on the prepayment date specified therein. Subject to the terms and conditions of this Agreement, amounts prepaid under this Section 2.5 may be reborrowed.

      2.6 Reduction of Commitments.

            (a) The Total Loan Commitment shall be reduced by $1,333,333.00 automatically on the fourth to last Business Day of March, June, September and December in each year, commencing December 27, 2005.

            (b) Borrower shall have the right at any time and from time to time upon at least three Business Days' prior written notice to Agent (which notice Agent shall promptly transmit to Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) to reduce permanently in amounts equal to $500,000 (and if greater, in integral multiples of $100,000) or terminate the unutilized (after giving effect to all pending requests for Loans) Total Loan Commitment.

            (c) Any reduction of the Total Loan Commitment pursuant to this
Section 2.6 shall be allocated to the Loan Commitments of Lenders, pro rata, based upon the percentage that each Lender's Loan Commitment represents of Total Loan Commitment. Any reduction of the Total Loan Commitment below $80,000,000 shall result in a pro rata reduction, based upon the percentage that such reduction represents of Total Loan Commitment then in effect, to the Working Capital Sublimit and the Eurosublimits of each Lender. Any reduction to or any termination of the Total Loan Commitment shall be accompanied by the payment in full of any Commitment Commission then accrued hereunder.

            (d) Borrower shall have the right at any time and from time to time upon at least 3 Business Days' prior written notice to Agent to reduce permanently in amounts equal to $500,000 (and if greater, in integral multiples of $100,000) or terminate the Letter of Credit Commitment (after giving effect to all pending Issuance Requests).

      2.7 Currency Fluctuations, etc.

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            (a) Not later than 1:00 p.m., New York City time, on each Borrowing
Date and each Payment Date, Agent shall (i) determine the Exchange Rate as of such date if at such time there are outstanding Eurocurrency Loans denominated in Euros and (ii) give notice thereof to Lenders and to Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Borrowing Date or Payment Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

            (b) Not later than 5:00 p.m., New York City time, on each Reset Date, Agent shall (i) determine the Dollar Equivalent of the Eurocurrency Loans in Euros then outstanding (after giving effect to any Eurocurrency Loans to be made or repaid on such date) and (ii) notify Lenders and Borrower of the results of such determination.

      2.8 Conversion of Existing Loans. On the Effective Date, (i) the Existing Term Loans shall be deemed to convert to and thereafter constitute Acquisition Loans hereunder, and (ii) the Existing Revolving Credit Loans shall be deemed to convert to and thereafter constitute Working Capital Loans, in each case made by Lenders hereunder pro rata, based upon the percentage that each Lender's Loan Commitment represents of the Total Loan Commitment, and subject to all of the terms and conditions of this Agreement and the other Loan Documents applicable thereto.

      SECTION 2A. LETTERS OF CREDIT

      SECTION 2A.1. Requests. (a) By delivering to the Issuer (with a copy to Agent if Bank of Scotland should at any time not be Issuer hereunder) a written request (an "Issuance Request") on or before 10:00 a.m. Closing Office Time on a Business Day, Borrower may request, from time to time during the Commitment Period and on not less than 3 nor more than 10 Business Days' notice, that the Issuer issue an irrevocable letter of credit in such form as shall be acceptable to the Issuer (each a "Letter of Credit", and collectively, the "Letters of Credit"), in support of such financial obligations of Borrower, any Subsidiaries or any Eligible Portfolio Entities which are described in such Issuance Request and are permitted by Section 2A.1(c). Each Issuance Request shall specify (i) the proposed date of issuance (which shall be a Business Day during the Commitment Period), (ii) the stated amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a precise description of the documents and have attached the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuer to make payment under the Letter of Credit; provided that the Issuer, in its sole judgment, may prior to the date of issuance require changes in any such documents and certificates; and provided, further, that (unless otherwise consented to by the Issuer) no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than the third Business Day after such draft is presented.

      (b) Each Letter of Credit shall by its terms (unless otherwise consented to by the Issuer):

      (i) be issued for the account of Borrower in a Stated Amount (in U.S. dollars) which does not exceed (or would not exceed) the then Letter of Credit Availability; and

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      (ii) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (x) one year from its date of issuance or (y) the last day of the Commitment Period; and, if renewable by its terms, shall not be renewed so as to expire on a date later than the last day of the Commitment Period; and

      (iii) on or prior to its Stated Expiry Date:

                  (A) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

                  (B) reduce in part immediately to the extent the beneficiary thereunder has notified the Issuer that the obligations covered thereby have been paid or otherwise satisfied in part, and

                  (C) if the Stated Expiry Date is later than 60 days from its date of issuance, terminate 30 Business Days after notice to the beneficiary thereunder from the Issuer or Agent that an Event of Default has occurred and is continuing.

      (c) Letters of Credit may be issued to support (i) lease obligations, statutory obligations, performance and return-of-money bonds and other similar ordinary course obligations (exclusive of obligations for the payment of borrowed money) of Borrower, its Subsidiaries or any Eligible Portfolio Entity,
(ii) obligations arising in connection with the acquisition of an Eligible Asset Pool by an Eligible Portfolio Entity in accordance with Section 2.1(b), or (iii) any other purposes for the benefit of Borrower, any Subsidiary or any Portfolio Entity approved by Agent, in its sole discretion.

      SECTION 2A.2. Issuances and Extensions. Subject to the terms and conditions of this Agreement and of any applicable Continuing Letter of Credit Agreement (but in the event of any direct and clear conflict between this Agreement and the Continuing Letter of Credit Agreement, this Agreement shall control), the Issuer shall issue Letters of Credit in accordance with the Issuance Requests made therefore. The Issuer will make available to Borrower (or, at Borrower's request, the beneficiary) the original of each Letter of Credit which it issues in accordance with the Issuance Request therefore. The Issuer shall not be liable to any Lender with respect to any Letter of Credit if, at the time of such issuance, it has not received from Borrower, Agent or any Lender notice that any condition for the issuance of such Letter of Credit has not been satisfied.

      SECTION 2A.3. Fees and Expenses. (a) Borrower agrees to pay to Agent for distribution to Lenders (pro rata, based upon the percentage that each Lender's Loan Commitment represents of Total Loan Commitment or, if such commitments are no longer in effect, their pro rata shares of the LC Outstandings as determined in accordance with Section 2A.8) a non-refundable letter of credit fee with respect to each Letter of Credit equal to, per annum (calculated on the basis of a 360-day year and the actual number of days elapsed), (x) the Applicable Margin (after giving effect to the Letter of Credit requested) in effect for Eurocurrency Loans, times (y) the Stated Amount of such Letter of Credit, such fee payable quarterly in advance, on the issuance date (for the period from the issuance date until the next

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succeeding fourth to last Business Day of March, June, September or December, as the case may be) and on each fourth to last Business Day of each March, June, September and December thereafter (each a "Letter of Credit Fee"), and in addition, in the case of each Letter of Credit (Acquisition), the Utilization Fee, if any, required pursuant to Section 4.3. In addition, Borrower further agrees to pay to the Issuer for its own account the Issuer's standard opening, documentary and processing charges and all other administrative expenses of the Issuer in connection with the issuance and maintenance of each Letter of Credit.

      (b) If any Regulatory Change shall at any time (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuer or participated in by any Lender or Lender Assignee, or (ii) subject letters of credit issued by the Issuer or participations therein held by any Lender or Lender Assignee to any assessment or other cost imposed by the Federal Deposit Insurance Corporation or any successor thereto or (iii) impose on the Issuer or any Lender or Lender Assignee any other or similar condition regarding any Letter of Credit, the commitment or obligation of the Issuer to issue Letters of Credit hereunder or any Lender's or Lender Assignee's participation therein and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Issuer or any Lender or Lender Assignee of agreeing to issue, issuing or maintaining any Letter of Credit or its participation therein by an amount which the Issuer or such Lender or Lender Assignee shall deem to be material (which increase in cost shall be the result of the reasonable allocation by the Issuer or such Lender or Lender Assignee of the aggregate of such cost increases resulting from such events), then and in each case upon demand from time to time by the Issuer or such Lender or Lender Assignee (furnished to Borrower by Agent), provided such demand is made no later than six months after such Issuer, Lender or Lender Assignee obtains knowledge of such Regulatory Change, Borrower shall promptly pay to Agent (for the account of such Issuer, Lender or Lender Assignee, as the case may be) additional amounts which shall be sufficient to compensate the Issuer (or such Lender or Lender Assignee) for such increased cost from the date of such change, together with interest on each such amount from the date demanded by the Issuer (or such Lender or Lender Assignee) until payment in full thereof (after as well as before judgment) at a rate per annum equal to the Past-Due Rate from time to time in effect. A certificate of the Issuer (or such Lender or Lender Assignee) submitted to Borrower as to any additional amount or amounts (including calculations thereof, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount or amounts, the Issuer (or such Lender or Lender Assignee) may use any method of averaging and attribution as it (in its reasonable discretion) shall deem applicable.

      (c) The provisions of this Section 2A.3 and Section 2A.7 shall survive any termination of this Agreement and the payment in full of the Loans and the LC Obligations.

      SECTION 2A.4. Disbursements. (a) The Issuer will notify Borrower and Agent promptly of the presentment for payment of any Letter of Credit together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit.

      (b) Prior to 11:00 a.m. Closing Office Time on the Disbursement Date, Borrower will reimburse the Issuer by making payment to Agent at the Closing Office for all amounts

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disbursed or to be disbursed by the Issuer on that day (the "Disbursement")
under such Letter of Credit (the "Reimbursement Obligation"). At Borrower's option, but subject to the provisions of Sections 2 and 6A hereof, prior to 11:00 a.m. Closing Office Time on the Business Day before the Disbursement Date, Borrower may request in accordance with Section 2.2 (but without regard to the last sentence of Section 2.2(b) or the requirement that the borrowing be in a minimum amount of $250,000 and, if greater, in integral multiples of $100,000) that a Working Capital Loan (or an Acquisition Loan in the case of a Reimbursement Obligation relating to a Letter of Credit (Acquisition)) in the amount of the Reimbursement Obligation be made and that the proceeds of such Loan be used to so reimburse the Issuer. The proceeds of any such Working Capital Loan (or Acquisition Loan) shall be applied to so reimburse the Issuer. To the extent the Issuer is not reimbursed in full in accordance with this
Section 2A.4(b), Borrower's Reimbursement Obligation shall accrue interest at a rate per annum equal to the Past-Due Rate from time to time in effect, payable on demand.

      SECTION 2A.5. Reimbursement. Borrower's Reimbursement Obligation with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against the Issuer, Lenders, Agent, any Lender Assignee or any beneficiary of any Letter of Credit, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that Borrower shall not be obligated to reimburse the Issuer for any wrongful Disbursement made by the Issuer under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

      SECTION 2A.6. Deemed Disbursements. (a) Upon the occurrence and during the continuance of any Event of Default with respect to which Agent has exercised any right under Section 9, an amount equal to the LC Outstandings shall, at the option of the Issuer, without demand upon or notice to Borrower, be deemed to have been paid or disbursed by the Issuer (each, a "Deemed Disbursement") under all outstanding Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuer to Borrower of Borrower's obligations under this Section 2A.6, Borrower shall be immediately obligated to reimburse the aggregate amount of the Deemed Disbursements to the Issuer prior to 11:00 a.m. Closing Office Time on the date of such Deemed Disbursement and any amount not so reimbursed shall accrue interest (after as well as before judgment) at a rate per annum equal to the Past-Due Rate from time to time in effect, payable on demand; provided however, that if an Event of Default described in Section 9.8 shall occur with respect to Borrower, all results which would otherwise occur under this Section 2A.6(a) only at the option of the Issuer, or upon notification by the Issuer to Borrower, shall occur automatically without the giving of any such notice or the need to exercise any such option. All Deemed Disbursements reimbursed by Borrower pursuant to this Section 2A.6(a) shall be deposited into a special depository account (the "Deemed Disbursement Account") maintained by Borrower with, and under the control of, the Issuer and titled appropriately so as to identify the nature of such account. Borrower shall take all such action, if any, as is necessary to assure that the Issuer, Agent and Lenders have a perfected first priority security interest in said account. All of Borrower's right, title and interest in and to all monies at any time in the Deemed Disbursement Account (and all earnings, if any,

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thereon) are hereby irrevocably pledged by Borrower to the Issuer, Agent and
Lenders as security to secure the prompt payment to the Issuer, Agent and Lenders of all Borrower's liabilities to the Issuer, Agent and Lenders and to secure the performance by Borrower of its Obligations under this Agreement and the other Loan Documents; and such amounts may be applied to such liabilities in such order as Agent may direct without notice to, or the consent of, Borrower or any other Loan Party. Borrower shall be entitled to receive monies from the Deemed Disbursement Account only as permitted by Section 2A.6(b). The Issuer shall invest the monies in the Deemed Disbursement Account in such types of investments as are agreed to by Borrower and the Issuer.

      (b) If any such Letter of Credit shall thereafter terminate without the Issuer being required to pay the full amount of the Deemed Disbursement with respect to such Letter of Credit to the beneficiary thereunder, and if at the time all Obligations of Borrower (whether of performance or payment) under this Agreement or any of the other Loan Documents which are then required to be performed or paid shall have been either terminated, performed or paid in full, then the obligations of Borrower under this Section 2A.6 shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuer), and the Issuer will return to Borrower the excess, if any, of

                  (i) the aggregate amount deposited by Borrower with the Issuer pursuant to this Section 2A.6 and not theretofore applied by the Issuer to any Reimbursement Obligation or paid by the Issuer to any beneficiary of any Letter of Credit or applied by Agent or any Lender in payment of the Notes or any other Obligation of Borrower under this Agreement or any of the Loan Documents over

                  (ii) the aggregate amount of all then-existing Reimbursement
            Obligations, LC Outstandings and other Deemed Disbursements.

At such time when all Events of Default shall have been cured or waived, the Issuer shall return to Borrower all amounts then on deposit in the Deemed Disbursement Account.

      SECTION 2A.7. Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer (except to the extent of its own gross negligence or willful misconduct), Agent nor any Lender shall be responsible for:

      (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or of any draft, demand or other document, instrument or other paper relating to, or presented under, any Letter of Credit, or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

      (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

      (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under any Letter of Credit;

      (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; or

      (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under any Letter of Credit or of the proceeds thereof.

      None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer, Agent or Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon Borrower, Agent, Lenders and each Lender Assignee and shall not put the Issuer (except to the extent of its own gross negligence or willful misconduct), Agent or any Lender or Lender Assignee under any resulting liability to Borrower nor put the Issuer under any resulting liability to Agent or any Lender or Lender Assignee. Nothing herein shall constitute a waiver by Borrower of any of its rights against any beneficiary of any Letter of Credit.

      2A.8 Other Lenders' Participation. Effective upon the issuance of each Letter of Credit and without further action, each Letter of Credit shall be deemed to be issued on behalf of all Lenders (including the Issuer), pro rata, based upon the percentage that each Lender's Loan Commitment represents of Total Loan Commitment (or if such commitments are no longer in effect, based upon the percentage that each Lender's outstanding Loans and participations in Letters of Credit represents of all Lenders' Loans and participations in Letters of Credit), and each Lender shall be deemed to have irrevocably purchased from the Issuer a participation in such Letter of Credit equal to such Lender's pro rata share of the Stated Amount. Each Lender shall, to the extent of such pro rata share, promptly reimburse the Issuer for any Reimbursement Obligation which has not been promptly reimbursed by Borrower in accordance with Section 2A.4(b). Borrower hereby agrees that any such reimbursements to the Issuer by Lenders shall (notwithstanding the provisions of Sections 6A and 2.2 and notwithstanding that Borrower may at the time be the subject of a proceeding of the type described in Section 9.8) be treated as Working Capital Loans (or Acquisition Loans in the case of reimbursements in connection with a Letter of Credit (Acquisition)) made by Lenders to Borrower for all purposes of this Agreement.

      2A.9 Indemnification. To the extent the Issuer is not reimbursed or indemnified by Borrower, Lenders will reimburse and/or indemnify the Issuer on a pro rata basis, based upon the percentage that each Lender's Loan Commitment represents of Total Loan Commitment (or if such commitments are no longer in effect, based upon the percentage that each Lender's outstanding Loans and participations in Letters of Credit represents of all Lenders' Loans and participations in Letters of Credit), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred or sustained by or asserted against the Issuer, acting pursuant to this Section 2A or pursuant to any Letter of Credit or any Continuing

Letter of Credit Agreement, in any way relating to or arising out of any of the foregoing, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuer's gross negligence or willful misconduct. The obligations of Lenders under this Section 2A.9 shall survive the payment in full of the Notes, the expiration and termination of all Letters of Credit, the payment of all Reimbursement Obligations and any termination of this Agreement.

      Section 3. INTEREST.

      3.1 Rate of Interest.

            (a) Subject to the provisions of Section 3.3, Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date such Loans are made until maturity (whether by acceleration or otherwise) for each period from and including each Payment Date to but excluding the immediately following Payment Date at the following rates: (i) Eurocurrency Loans, at a rate per annum equal LIBOR for the Eurocurrency Interest Period then in effect, plus the Applicable Margin in effect for such period, and (ii) Base Rate Loans, at a rate per annum equal to the sum of the Base Rate, plus the Applicable Margin in effect for such period, such rate to change as and when the Base Rate shall change.

            (b) Loans (provided that such Loan was made in Dollars) which are made on a date other than a Payment Date shall constitute Base Rate Loans until converted in accordance with Section 3.10.

      3.2 Interest Payment Dates. Interest on and prior to maturity in respect of each Loan shall be payable in arrears (i) on each Payment Date; (ii) upon any repayment or prepayment (to the extent accrued on the principal amount so repaid or prepaid); and (iii) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

      3.3 Past Due Rate. Each Loan (and any overdue interest in respect of each Loan) shall bear interest for each day on which an Event of Default exists (after as well as before judgment), payable on demand, at a rate per annum (the "Past-Due Rate") equal to the greater of 5% in excess of the interest rate otherwise applicable to such Loan on such day or 4.5% in excess of the Base Rate in effect on such day.

      3.4 Capital Adequacy. If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof, it being agreed that "adopted after the date hereof" shall include compliance by a Lender or any lending office or holding company of a Lender with any Basle Law whether or not such Basle Law was in effect, applicable or phased in on or prior to or after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or pursuant to or arising out of any report, agreement or convention of any international banking group adopted subsequent to such 1988 report (said laws, rules, regulations and guidelines pursuant to or arising out of such 1988 report or any such subsequently adopted report, agreement or convention being sometimes collectively herein referred to as "Basle Laws"), or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy (any such other law, rule, regulation or guideline being sometimes herein referred to as "Other Laws"), or any change in any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basle
Laws) or in the enforcement or interpretation or administration of any of the foregoing (after the date hereof in respect of Other Laws; before or after the date hereof in respect of Basle Laws) by any Government Authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or any holding company of any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its Commitments, Loans or any of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender (or by Agent on such Lender's behalf), Borrower shall pay to such Lender from time to time such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered, together with interest on each such amount from the date demanded until payment in full (after as well as before judgment) thereof at the Base Rate. Each Lender shall endeavor to give Borrower notice of its intention to require compensation under this Section 3.4 within a reasonable time after the loan officer of such Lender with responsibility for this Agreement becomes aware of its entitlement to such compensation under this Section 3.4, but no failure to give any such notice shall affect or relieve Borrower of any of Borrower's obligations under this Section 3.4 or under any other provision of this Agreement or any other Loan Document or result in any obligation or liability of Agent or any Lender to Borrower or any other Person. A certificate of a Lender as to the amount required to be paid by Borrower under this Section 3.4 and showing in reasonable detail the basis for the calculation thereof shall, absent manifest error, be final and conclusive (it being understood that in no event shall any Lender be required to disclose in such certificate or otherwise any non-public information). In determining such amount or amounts, a Lender may use any method of averaging and attribution as it (in its sole and absolute discretion) shall deem applicable.

      3.5 Determination of Rate of Borrowing. As soon as practicable after 10:00 A.M. (New York time) on each Eurocurrency Interest Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the rate of interest (the "Rate of Borrowing") which shall be applicable to the Eurocurrency Loans for the next succeeding Eurocurrency Interest Period and shall promptly give notice thereof in writing or by telephone (confirmed in writing) to Borrower and Lenders.

      3.6 Substituted Rate of Borrowing.

            (a) In the event that on any Eurocurrency Interest Determination Date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i), (ii)(y) and (ii)(z), shall be made only after consultation with Agent on the date of such determination) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the interbank Eurocurrency market or affecting the position of such Lender in such market, adequate and fair means do not exist for ascertaining the applicable Rate of Borrowing by reference to LIBOR with respect to the Eurocurrency Loans as to which an interest rate determination is then being made; or

                  (ii) by reason of (x) the requirements of Regulation D, (y) any change after the date hereof in any other applicable law or governmental rule, regulation or order (or any interpretation thereof and including the enactment of any new law or governmental rule, regulation or order) or (z) other circumstances affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (such as for example but not limited to a change in official reserve requirements or increased capital reserves required or imposed by any regulatory authority or entity (domestic or foreign) having jurisdiction over or with respect to such Lender to the extent not provided for in clause (ii)(x) above), LIBOR shall not represent the effective pricing to such Lender for U.S. dollar deposits of comparable amounts for the relevant periods;

then, and in any such event, Lender so affected shall on such date give notice of such determination in writing or by telephone (confirmed in writing) to Borrower and to Agent. Thereafter, Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to cause such Lender to receive interest with respect to its Eurocurrency Loan for the Eurocurrency Interest Period following such Eurocurrency Interest Determination Date and for any succeeding Eurocurrency Interest Period with respect to which such changes or requirements apply (each such period, an "Affected Interest Period") at a rate per annum equal to 2.75% in excess of the effective pricing to such Lender for U.S. dollar deposits to make or maintain its Eurocurrency Loans, provided that in the case of any such determination pursuant to clause (ii)(x), the written notice from such Lender to Agent and Borrower on the relevant Eurocurrency Interest Determination Date shall specify
(x) any such amount on account thereof theretofore incurred, and such amount shall be paid at such time and (y) the additional amount required to be paid with respect to the relevant Affected Interest Period (with such amount so stated to be final with respect to the relevant Affected Interest Period) and such additional amount shall be paid at the same time, and together with, the interest otherwise payable in respect of such Eurocurrency Loans for such Affected Interest Period. A certificate as to additional amounts owed any such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to Borrower by such Lender through Agent shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

            (b) In lieu of paying additional moneys to any Lender affected by Section (a), other than clause (ii)(x) thereof (any such Lender, together with any Lender affected by Section 3.7(a), an "Affected Lender"), Borrower may (subject to Section 3.8), by giving notice in writing or by telephone (confirmed in writing) to the Affected Lender, Agent and the other Lenders on such Eurocurrency Interest Determination Date, (x) require the Affected Lender to convert its Eurocurrency Loan then outstanding or requested that is so affected into a Base Rate Loan on the first day of the Affected Interest Period, such notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to maintain Eurocurrency

Loans, or (y) terminate the obligations of Lenders to make or maintain Loans as, or convert Loans into, Eurocurrency Loans and in such event, on the first day of what would have been the next Eurocurrency Interest Period, all Eurocurrency Loans shall be outstanding as Base Rate Loans.

      3.7 Required Termination and Prepayment.

            (a) In the event that at any time any Affected Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurocurrency Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order, the Affected Lender shall on such date give notice in writing or by telephone (confirmed in writing) to Agent and Borrower of such determination. The obligation of the Affected Lender to make or maintain its Eurocurrency Loan or Loans so affected shall be terminated and Borrower shall forthwith and in any event no later than the earliest of (x) the termination of the Eurocurrency Interest Period in effect at the time any such determination pursuant to this Section 3.7(a) is made, (y) the first day of the Eurocurrency Interest Period commencing immediately thereafter if such determination is made in respect of a requested Eurocurrency Loan, or
(z) five Business Days after receipt of notice from an Affected Lender under this Section 3.7(a), take one of the actions specified in Section 3.7(b). If by the earliest of (x), (y) or (z) Borrower has not exercised one of the options specified in Section 3.7(b), Borrower shall be deemed to have exercised the option set forth in clause (iii) of Section 3.7(b) and to have given the notice specified therein.

            (b) Upon receiving any notification provided in Section 3.7(a), Borrower may (subject to Section 3.8) exercise one of the following options:

            (i) If the determination by an Affected Bank relates only to Eurocurrency Loans then being requested by Borrower pursuant to a Notice of Borrowing or to Base Rate Loans then being requested by Borrower to be converted to Eurocurrency Loans pursuant to a Notice of Conversion, Borrower may by giving notice in writing to Agent and Lenders prior to the date on which such Eurocurrency Loan is to be made or converted, withdraw such Notice of Borrowing or Notice of Conversion for all Lenders;

            (ii) Upon written notice to Lenders, Borrower may terminate the obligations of Lenders to make or maintain Loans as, or convert Loans into, Eurocurrency Loans and in such event, Borrower, shall not later than the time specified in subsection 3.7(a), convert all Eurocurrency Loans into Base Rate Loans by giving notice thereof to Agent and Lenders.

            (iii) Borrower may, by giving notice in writing to the Affected Lender, Agent and the other Lenders require the Affected Lender to make the Eurocurrency Loan then being requested as a Base Rate Loan (or to keep outstanding as a Base Rate Loan the Base Rate Loan then being converted), such notice to pertain only to the affected Eurocurrency Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurocurrency Loans.

      3.8 Compensation. Borrower shall compensate each Lender, upon written request by such Lender (which request shall be made through Agent and shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans to Borrower, losses sustained by such Lender in connection with the liquidation or re-employment of such funds and all other funding losses) which such Lender may sustain: (i) if for any reason a conversion of any Eurocurrency Loan does not occur on a date specified therefor pursuant to Section 3.6, 3.7 or 3.10, or any conversion into a Eurocurrency Loan does not occur on the date specified therefor in Section 3.10, (ii) if for any reason any prepayment or repayment or conversion of any of its Eurocurrency Loans occurs on a date which is not the last day of a Eurocurrency Interest Period applicable thereto, (iii) if any prepayment, repayment or conversion of any of its Eurocurrency Loans occurs on such last day of the Eurocurrency Interest Period applicable thereto in any amount in excess of the amount notified to Agent in writing not less than three Business Days prior to such last day of such Eurocurrency Interest Period, (iv) if any prepayment, repayment or conversion of any of its Eurocurrency Loans occurs without at least three Business Days prior written notice thereof having been given to Agent, (v) if any prepayment or repayment of any of its Eurocurrency Loans is not made on any date specified in a notice thereof given by Borrower or if any prepayment or repayment contemplated or required by a Waterfall Certificate is not made on the Payment Date following the date such Waterfall Certificate is delivered, or (vi) as a consequence of any default under this Agreement or the delivery of any Certified Error Certificate.

      3.9 Eurocurrency Interest Period Determination.

            (a) Each Eurocurrency Interest Period for any Loan shall commence on a Payment Date and expire on the succeeding Payment Date.

            (b) No Eurocurrency Interest Period in respect of any Loan shall extend beyond its stated maturity date.

            (c) Subject to Section 3.9(e), if Agent shall not have received written notice from Borrower on or prior to 11:00 a.m. (Closing Office time) at least three Business Days prior to a Payment Date that Borrower has elected to convert all or a portion of Loans outstanding as Eurocurrency Loans to Base Rate Loans in accordance with the other provisions of this Agreement, Borrower shall be deemed to have elected to have such Loans (or portion thereof, as the case may be) continued as Eurocurrency Loans for a new Eurocurrency Interest Period.

            (d) Unless the Majority Lenders specifically agree in writing, no Eurocurrency Interest Period may be selected at any time that a Default or Event of Default exists and Borrower shall be deemed to have elected to convert such Eurocurrency Loans into Base Rate Loans.

            (e) Borrower shall not be permitted to maintain as Eurocurrency Loans any Loans if the outstanding amount of such Loans to be maintained as Eurocurrency Loans is less than 1,000,000 units of the relevant currency, and an amount the Dollar Equivalent of which is equal to or greater than $1,000,000, or an integral multiple of 100,000 units of the relevant currency in excess thereof.

      3.10 Conversions. Borrower shall have the option to convert, on any Payment Date, all or any portion of Loans from Base Rate Loans to Eurocurrency Loans or (provided that such Loan was made in Dollars) from Eurocurrency Loans to Base Rate Loans; provided that (i) after giving effect to any such conversion the amount outstanding as a Eurocurrency Loans, if any, shall be equal to $1,000,000 or an integral multiple of $100,000 in excess thereof, and the amount outstanding as Base Rate Loans, if any, shall not be less than $20,000; and (ii) unless the Majority Lenders specifically agree in writing, no conversion to Eurocurrency Loans shall be permitted at any time that a Default or Event of Default exists. Each such conversion shall be effected by Borrower giving Agent written notice thereof (a "Notice of Conversion") on or prior to 11:00 a.m. (Closing Office time) at least three Business Days prior to a Payment Date, specifying the amount of Loans to be converted and whether such Loans are Acquisition Loans or Working Capital Loans.

      Section 4. FEES.

      4.1 Facility Fee. Borrower agrees to pay to Agent, for the ratable account of each Lender (based upon the percentage that each Lender's Loan Commitment represents of the Total Loan Commitment) an annual facility fee (each such fee, a "Facility Fee") in the amount of $250,000, which fee shall be fully earned by Lenders and payable thereto on the Effective Date and on each anniversary thereof.

      4.2 Commitment Commission. Borrower agrees to pay to Agent for the account of each Lender a commitment commission with respect to each Lender's Loan Commitment for the period commencing on the Effective Date, to and including the Maturity Date, computed at a rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to .20% of the average daily Unutilized Loan Commitment of such Lender during the period for which payment is made. Such commission (each a "Commitment Commission") shall be due and payable quarterly in arrears on the fourth to last Business Day of the months of March, June, September and December, commencing with December 28, 2004 (such date to include the full period from the Effective Date until said date).

      4.3 Utilization Fee. Borrower agrees to pay to Agent, for the ratable account of each Lender (based upon the percentage that each Lender's Loan Commitment represents of the Total Loan Commitment) a utilization fee equal to 1% of the amount of each Acquisition Loan made and each Letter of Credit (Acquisition) issued, such fee to be due and payable on each date on which a Loan is made or a Letter of Credit (Acquisition) is issued (each such fee, a "Utilization Fee"); provided, however, in no event shall the aggregate amount of Utilization Fees payable during the term of this Agreement exceed $600,000. The Existing Term Loans shall not be subject to the Utilization Fee.

      4.4 Upfront Fee. Borrower agrees to pay to Agent, for the ratable account of each Lender (based upon the percentage that each Lender's Loan Commitment represents of the Total Loan Commitment) an upfront fee (the "Upfront Fee") in the amount of $460,000, which fee shall be due and payable in full on the Effective Date.

      Section 5. PAYMENTS, ETC.

      5.1 Currency of Payments. All payments of principal and interest on Loans and under the Notes shall be made to Agent in immediately available funds in the currency of the applicable Loan for which payment is being made.

      5.2 Payments on Non-Business Days; Calculations. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Interest on Base Rate Loans hereunder and under the Notes shall be calculated on the basis of a 365-day year and the actual number of days elapsed and interest on Eurocurrency Loans hereunder and under the Notes shall be calculated on the basis of a 360-day year and the actual number of days elapsed. If for any reason a Loan is repaid on the same day on which it is made, one day's interest (subject to the other provisions of this Agreement) shall be paid on that Loan. Borrower hereby authorizes and directs Agent and each Lender to charge any account of Borrower maintained at any office of Agent or such Lender with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Notes; provided, however, that neither Agent nor any Lender shall be under any obligation to charge any such account.

      5.3 Payment Date and Distribution of Funds.

            (a) Until such time as Agent has exercised control over the Cash Flow Cash Collateral Account and the Cash Collateral Account-Servicing in accordance with the Loan Documents, all funds in such accounts shall be distributed by Borrower on the fourth to last Business Day of each month (each, a "Payment Date") pursuant to the distribution statement approved in writing by Agent (or at any other times as may be agreed upon from time to time by Borrower, Agent and Lenders) to be paid and applied as follows:

            (i) First, to the payment to Agent, for the account of Lenders, of all interest on the Loans which is then due and payable;

            (ii) Second, to the payment to Agent, for the account of Lenders, of any Commitment Commission and any Letter of Credit Fee payable pursuant to
      Section 2A.3(a);

            (iii) Third, to the payment to Agent, for the account of Lenders, as a principal payment, any mandatory prepayment which is then due and payable pursuant to Section 2.4(a) and 2.4(b);

            (iv) Fourth, to the payment to Agent, for the account of Lenders, an amount equal to all of any fees, late charges and other fees and expenses which are then due and payable to Agent and/or Lenders under this Agreement or any of the other Loan Documents or which will become so due and payable on or before the last day of the calendar month in which the Payment Date in question occurs;

            (v) Fifth, to the payment to Agent, for the account of Lenders, as a principal payment, an amount equal to the amount (if any) of any voluntary prepayment which

      Borrower elects to pay pursuant to Section 2.5 and any Commitment Commission payable pursuant to Section 2.6(c);

            (vi) Sixth, to the payment to Borrower of any remaining balance of the funds in the Cash Flow Cash Collateral Account and the Cash Collateral Account-Servicing.

            (b) Upon the exercise by Agent of its right to control the Cash Flow Cash Collateral Account and the Cash Collateral Account-Servicing in accordance with the Loan Documents, all funds in the Cash Flow Cash Collateral Account and the Cash Collateral Account-Servicing may be applied by Agent to Obligations in the following order of priority: (i) to any amounts not otherwise listed in this
Section 5.2 then due and payable by Borrower under this Agreement, the Notes or the Security Documents, (ii) to any fees then due and payable pursuant to
Section 4 of this Agreement, pro rata according to the aggregate amount of fees then due and payable, (iii) to any interest on the Notes (pro rata according to the aggregate amount of interest then due and payable on the Notes) then due and payable, (iv) to any principal amount then due under the Notes and (v) to any amounts not then due under the Notes, unless otherwise provided herein.

      5.4 Net Payments; Application.

            (a) All payments hereunder and under the Loan Documents (including, without limitation, repayments and prepayments pursuant to Section 2) shall be made by Borrower to Agent, except as otherwise provided in Section 5.1 in freely transferable U.S. dollars, and in same day funds at the Closing Office without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after (i) withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts described above by any government or any political subdivision or taxing authority thereof, other than any tax (other than such taxes referred to in clause (ii) below) imposed on a Lender pursuant to the income tax laws of the jurisdiction where such Lender's principal or lending office or offices are located (collectively, the "Taxes") and (ii) deduction of an amount equal to any taxes on or measured by the net income payable to such Lender with respect to the amount by which the payments required to be made by this Section 5.4 exceed the amount otherwise specified to be paid under this Agreement and the Notes) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. With respect to each such deduction or withholding imposed in respect of any payment by or on behalf of Borrower, Borrower shall promptly (and in no event later than 30 days thereafter) furnish to Agent such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate to which any Lender or holder of a Note may be entitled. Each Lender, other than a Lender organized and existing under the laws of the United States of America or any political subdivision thereof, agrees to furnish Borrower, as soon as practicable after any written request of Borrower to such effect, any executed form reasonably requested by Borrower such as IRS Form W-8BEN or W-8ECI, and any other applicable form as to such Lender's entitlement, if any, to exemption from, or a reduced rate of, or its subjection to, United States withholding tax on amounts payable to it hereunder by Borrower or under the Notes of Borrower and each such Lender undertakes to use its best efforts promptly to notify Borrower of any material change in any information, statement or form so furnished to Borrower; provided, however, that any failure on the part of any Lender to furnish any such information, statements or forms shall in no way affect the obligations of Borrower or the rights of any Lender under the terms of this Agreement or of the Notes.

      5.5 Distribution by Agent. All payments received by Agent on behalf of Lenders on account of principal and interest under this Agreement or the Notes or on account of any fees payable for the account of Lenders shall be promptly distributed by Agent to Lenders (in the type of funds received by Agent) as follows: (i) if in respect of principal of any Loans made to Borrower then on a pro rata basis to each of Lenders holding the Loans in respect of which such payment is being made; (ii) if in respect of interest on the Loans, then to each Lender in the proportion that the aggregate amount of such unpaid interest due on the Loans of each such Lender bears to the aggregate amount of such unpaid interest due on all such Loans; (iii) if in respect of fees, then to Lenders in accordance with their entitlement thereto (based on each Lender's share of the Total Loan Commitment, in the case of the Facility Fee, the Upfront Fee and the Commitment Commission, and based on each Lender's share of the applicable Acquisition Loans or Letter of Credit (Acquisition) described in Section 4.3, in the case of the Utilization Fee); and (iv) if in respect of a payment under
Section 3 other than an interest payment hereof, to each Lender in accordance with its entitlement thereto.

      Section 6. CONDITIONS PRECEDENT TO EFFECTIVENESS

      This Agreement shall become effective when and as of the date (the "Effective Date") that each of the following conditions have been satisfied to the satisfaction of Agent (or waived by Agent). If the Effective Date shall not have occurred by the close of business (New York time) on November 12, 2004 (or such later date as is agreed to by Agent in writing), this Agreement shall not become effective and shall be deemed rescinded, null and void.

      6.1 Default, etc. On the Effective Date (both before and after giving effect to the occurrence of the Effective Date) there shall exist no Default or Event of Default and all representations and warranties made by the Loan Parties herein or in the other Loan Documents or otherwise by the Loan Parties in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

      6.2 Notes. Agent shall have received for each of Lenders the Notes, each duly executed and completed by Borrower.

      6.3 Supporting Documents of Borrower. There shall have been delivered to Agent (with sufficient copies for each of Lenders) such information and copies of documents (if any), approvals (if any) and records (certified where appropriate) of corporate and legal proceedings (if any) in addition to those listed on the Closing Checklist as Agent or any Lender may have reasonably requested relating to the Loan Parties' entering into and performance of the Loan Documents or any other agreements or documents related thereto.

      6.4 Officer's Certificate. There shall have been delivered to Agent (with sufficient copies for each of Lenders) a certificate of an Executive Officer of Borrower certifying, as of the Effective Date, compliance with the conditions of
Section 6.1 and also the absence of any Material Adverse Changes of the type referred to in Section 6.8.

      6.5 Certifications; Financial Statements. Borrower shall have delivered to Agent such financial statements and certifications of financial statements as Agent may have requested, which statements shall include, in any event, month end financial statements of the type required by Section 7.1(a) and certified by the CFO as of the most recent month ending 30 days prior to the Effective Date, the annual financial statements required by Section 7.1(b) and 7.1(c) for the Fiscal Year most recently ended (or the prior Fiscal Year, if less than 105 days have passed since the end of a Fiscal Year) accompanied by the certifications required by Section 7.1(d).

      6.6 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, "Requisite Consents"), any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents and the transactions contemplated hereby and thereby by any Loan Party shall have been obtained (and, if so requested, furnished to Agent, with sufficient copies for Lenders).

      6.7 Legal Opinions. Agent shall have received legal opinions (in sufficient counterparts for each of Lenders) dated the Effective Date from Haynes and Boone, LLP, counsel to Borrower and each other Loan Party, in form and substance satisfactory to Agent.

      6.8 Adverse Change. There shall have been, in Agent's opinion, no Material Adverse Change since June 30, 2004. Neither Agent nor any Loan Party shall have become aware of any previously undisclosed information with respect to any Loan Party which, in Agent's opinion, would have a Material Adverse Effect

      6.9 Change in Law; No Opposition. (i) No change shall have occurred in applicable law or in applicable regulations thereunder or in the interpretations thereof by any Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make one or more Loans hereunder; and (ii) no suit, action or proceeding shall be pending or threatened before or by any Governmental Authority seeking to restrain or prohibit the making of any Loan or the consummation of the transactions contemplated hereby.

      6.10 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and legal proceedings and all instruments, documents and papers in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other documents referred to herein shall be satisfactory in form and substance to Agent, and Agent and each Lender shall have received all such information and copies of all documents which Agent or such Lender may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officials or governmental authorities.

      6.11 Fees and Expenses. The fees referred to in Section 4.1 and Section 4.4, the legal fees and expenses of Agent's New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement shall (to the extent demand for payment thereof shall have been made) have been paid in full.

      Section 6A. CONDITIONS PRECEDENT TO ALL LOANS.

      Lenders shall not be obligated to make any Loans on or after the Effective Date unless, at the time of the making of such Loan (except as hereinafter indicated) the following conditions (unless waived in writing by the Majority Lenders) have been satisfied:

      6A.1 Certain Conditions. At the time of the making of such Loan, and immediately after giving effect thereto, (a) all deficiencies, if any, with respect to conditions precedent to any prior Loan shall have been corrected to the satisfaction of Agent, (b) all of the conditions specified in Sections 6.1, 6.6, 6.8, 6.9 and 6.10 (with any reference in any such Section to the Effective Date being deemed to be a reference to the date of such Loans) shall be satisfied to the satisfaction of Agent, (c) each of the Notes, the Guaranties and the Security Documents shall be in full force and effect and no party thereto shall have failed to perform in any material respect any of its obligations thereunder, (d) no issuer of any legal opinion issued in connection with any Loan Document or the making of any Loan shall have rescinded or qualified any such legal opinion, (e) no issuer thereof shall have rescinded or qualified any of the financial statements, certificates, letters, reports, analyses, Requisite Consents or other opinions referred to in Section 6, and (f) there shall have been, in the Majority Lenders' opinion, no Material Adverse Change since the Effective Date.

      6A.2 Subsequent Opinions of Counsel. If reasonably requested by Agent or Majority Lenders, Agent shall have received from any or all of the counsel referred to in 6.7 (or other counsel satisfactory to Agent) such favorable supplemental legal opinions addressed to Agent and Lenders and dated the date of such Loan and covering such matters incidental to the transactions contemplated by this Agreement as Agent or the Majority Lenders shall reasonably request, each of which opinions shall be in form and substance satisfactory to Agent and Lender requesting same.

      6A.3 Officer's Certificate.

            (a) If requested by Agent, Agent shall have received a certificate of an Executive Officer of Borrower certifying, as of the date of the Loan then being made, compliance with the provisions of Section 6.1 (with the reference therein to the Effective Date being deemed a reference to the date such Loans is being made) and further to the effect that the conditions specified in Section 6A.1 are satisfied at such time.

            (b) The making of each Loan subsequent to the Effective Date shall constitute a representation and warranty by Borrower to Agent that, at the time of said subsequent Loan (and after giving effect thereto), (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made by Borrower or any other Loan Party in connection herewith or therewith are true and correct in all material respects with the same effect as though such representations and warranties were being made at and as of such time, (ii) no Default or Event of Default exists and (iii) the conditions specified in Section 6A.1 are satisfied at such time.

      6A.4 Fees and Expenses. To the extent demand therefor shall have been made, all legal fees and expenses of Agent's New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement shall have been paid in full.

      Section 6B. ADDITIONAL CONDITIONS PRECEDENT TO ACQUISITION LOANS

      Lenders shall not be obligated to make any Acquisition Loans unless, at the time of making of such Loans, the following conditions (unless waived in writing by the Majority Lenders), in addition to the conditions set forth in
Section 6A (unless waived in writing by the Majority Lenders), have been satisfied:

      6B.1 Eligible Portfolio Entity. (i) The Portfolio Entity (the "Subject Portfolio Entity") identified in the related Asset Pool Acquisition Certificate as the entity which will acquire the Asset Pool specified therein with a loan from Borrower or a loan and/or contribution to its capital, directly or indirectly, from a Primary Obligor (together with any other equity contributions made by the Person holding other Equity Interests pursuant to Section 6B.2(a) and the proceeds of Indebtedness (if any) incurred pursuant to Approved Portfolio Leverage Arrangements) shall be an Eligible Portfolio Entity; (ii) there shall have been no change to the Charter Documents of such Person or to any Shareholder Agreement relating to such Person from the Charter Documents and Shareholder Agreement provided with such Asset Pool Acquisition Certificate (or, if the Loans are being requested in respect of an Asset Pool other than the first Asset Pool acquired by such Subject Portfolio Entity, since the Charter Documents and Shareholder Agreement delivered in connection with the acquisition of such first Asset Pool), except for any such changes consented to in writing by Agent; (iii) such Charter Documents and Shareholder Agreement shall be the sole agreements with respect to equity ownership arrangements with respect to such Subject Portfolio Entity and such Charter Documents and Shareholder Agreement shall evidence Permitted Shareholder Arrangements with respect to such Subject Portfolio Entity; and (iv) all action contemplated by Section 7.15 and
Section 6B.11 in connection with such Subject Portfolio Entity, including, without limitation, the amendment of Section 2 to the Subsidiary Collateral Assignment or Subsidiary Pledge Agreement (as applicable) to specify such Subject Portfolio Entity, and the delivery of any promissory notes, stock certificates or other certificates or instruments issued by such Subject Portfolio Entity and of an acknowledgement of lien by such Subject Portfolio Entity, all in form and substance satisfactory to Agent, shall have been taken and completed.

      6B.2 Capital Structure.

            (a) No Third Party Investor shall have greater rights with respect to such Subject Portfolio Entity than Borrower or any Affiliate thereof (except to the extent that, if such Third Party Investor has acquired more Equity Interests in such Subject Portfolio Entity than Borrower or such Affiliate thereof (and was permitted to do so pursuant to the terms hereof), such greater rights are commensurate with and derive solely from, such larger holding of Equity Interests).

            (b) No Third Party Investor shall have acquired equity interests or voting rights in such Subject Portfolio Entity on a basis more favorable to such Person than the arrangements pursuant to which Borrower or relevant Primary Obligor directly or indirectly acquired its equity interests in such Subject Portfolio Entity (and without limiting the foregoing, no Third Party Investor shall have acquired its Equity Interests at a cash cost per unit or interest lower than that paid by Borrower or such Primary Obligor) and no Third Party Investor acquiring any Equity Interests in such Subject Portfolio Entity shall have been given any consideration (other than issuance of such Equity Interests) for making its equity contribution.

      6B.3 Consummation of Asset Acquisition. There shall have been delivered to Agent evidence satisfactory to Agent that the acquisition of the Asset Pool described in the related Asset Pool Acquisition Certificate shall have been consummated in accordance with the terms of the applicable asset purchase agreement (without any waiver of any material provision thereof by the Subject Portfolio Entity) and the Asset Pool conforms to the description thereof contained in the Asset Pool Acquisition Certificate as modified by revisions permitted by Section 6B.4, that the entire amount of proceeds of such Loan were loaned or contributed by Borrower to the Subject Portfolio Entity or a Primary Obligor which directly or indirectly loaned or contributed such funds to the Subject Portfolio Entity simultaneously with the closing of such acquisition, that the entire amount of the capital contribution by other holders of the Equity Interests in such Subject Portfolio Entity were contributed, and the proceeds of all Indebtedness incurred by such Subject Portfolio Entity were received by such Subject Portfolio Entity, at the same time as or before such Primary Obligor's contribution or loan, and that such Subject Portfolio Entity used all such loans or capital contributions together with all such proceeds of Indebtedness to acquire such Asset Pool.

      6B.4 Notices.

            (a) The Final Asset Pool Acquisition Certificate in respect of the Asset Pool in respect of which such Loans are requested shall have been delivered to Agent not less than 5 Business Days prior to the Borrowing Date of such Loans; provided that additional written revisions to the applicable Asset Pool Acquisition Certificate may be delivered to Agent until 11:00 a.m. (Closing Office time) on the day which is two Business Days preceding the Borrowing Date for such Loans if such revisions relate only to the Acquisition Price, the amount of Loans being requested (three Business Days notice being required if such Loans are to be Eurocurrency Loans) or provide additional details as to the related Asset Pool which do not result in the Asset Pool as so described being different in any material respect from the Asset Pool as most recently described in the Final Asset Pool Acquisition Certificate delivered on or prior to the fifth Business Day preceding such Borrowing Date.

            (b) A Notice of Borrowing, Borrowing Base Certificate and Final NPV Pool Certificate in respect of the related Asset Pool shall have been delivered to Agent, each in accordance with Section 2.2.

            (c) Agent shall have been provided with such other information as to the Asset Pool as it shall have reasonably requested.

      6B.5 Asset Pool. The Asset Pool shall be an Eligible Asset Pool.

      6B.6 Officer's Certificate.

            (a) Borrower shall have delivered to Agent a certificate of an Executive Officer certifying compliance with Sections 6B.1, 6B.2, 6B.3, 6B.5 and 6B.10.

            (b) In addition to the representations and warranties applicable to the making of such Loan set forth in Section 6A.3, the making of each such Loan shall constitute a representation and warranty by Borrower to Agent that, at the time of said Loan (and after giving effect thereto) all conditions specified Sections 6B.1, 6B.2, 6B.3, 6B.5 and 6B.10 are satisfied at such time.

      6B.7 Opinion of Counsel. If requested by Agent, in the case of a Subject Portfolio Entity which is a US Person, Haynes and Boone LLP or other counsel to Borrower satisfactory to Agent and, in the case of any other Subject Portfolio Entity, counsel satisfactory to Agent, shall have delivered to Agent an opinion of counsel as to matters relating to the Subject Portfolio Entity or such other matters as Agent may reasonably request.

      6B.8 Utilization Fee. The Utilization Fee in respect of such Loans shall have been paid in full to Agent.

      6B.9 Leverage Arrangements. Not less than five Business Days prior to the proposed Borrowing Date for such Loans (or such lesser period of time (if any) to which Agent consents in writing) Borrower shall have delivered to Agent copies, certified by an Executive Officer as complete and correct of each instrument, agreement and other document evidencing any of the arrangements with respect to Indebtedness incurred and to be incurred by the Subject Portfolio Entity as Approved Portfolio Leverage Arrangements, or a certificate from an Executive Officer that such Subject Portfolio Entity has not incurred any Indebtedness with respect to any other Asset Pool and will not incur any Indebtedness with respect to the Asset Pool in respect of which such Loans are requested.

      6B.10 Adverse Waterfall Event. No Adverse Waterfall Event shall have occurred at any time during the preceding six months with respect to any Asset Pool owned by the Subject Portfolio Entity.

      6B.11 Pledged Shares and Notes.

            (a) Each Primary Obligor shall have executed and delivered to Borrower a revolving credit note payable to order of Borrower in a principal amount equal to the Total Commitment, or if less the aggregate amount of Loans which may from time to time be advanced by Borrower to such Primary Obligor, and Borrower shall have delivered such notes to Agent in accordance with Section 7.15(b)

            (b) In the event the proceeds of such Loans will be loaned by Borrower to the Subject Portfolio Entity, no later than 90 days following the related Funding Date, the Subject Portfolio Entity shall have executed and delivered to Borrower a note payable to order of Borrower in principal amount equal to the amount of the Loans, and Borrower shall have delivered such note to Agent in accordance with Section 7.15(b). In the event the proceeds of such Loans shall be advanced by Borrower to a Primary Obligor and loaned directly or indirectly by such Primary Obligor to the Subject Portfolio Entity, no later than 90 days following the related Funding Date, such Subject Portfolio Entity shall have executed and delivered, directly or indirectly, to such Primary Obligor, a promissory note payable to the order of such Primary Obligor in a principal amount equal to the amount of such Loans, and such Primary Obligor shall have delivered such note to Agent in accordance with Section 7.15(b). In the event the proceeds of such Loans shall be advanced by Borrower to a Primary Obligor and directly or indirectly contributed by such Primary Obligor to the capital of the Subject Portfolio Entity, no later than 90 days following the related Funding Date, such Subject Portfolio Entity shall have issued and delivered to such Primary Obligor, directly or indirectly, shares of its stock, partnership interests, membership interests or similar equity interests evidencing such capital contribution, and such Primary Obligor shall have delivered such shares of stock, partnership interests, membership interests or similar equity interests to Agent to the extent required pursuant to Section 7.15(a).

      6B.12 Minimum Portfolio Leverage. After giving effect to such Loans, the sum of the Net Present Equity Values of all Portfolio Entities which have an FC Percentage of 100% and which do not have an Approved Portfolio Leverage Arrangement shall not be greater than 50% of the Aggregate Net Present Equity Value.

      All documents, agreements, instruments, certificates, financial statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 6B shall be in form and substance satisfactory to Agent and shall be delivered (with sufficient copies for each of Lenders) to Agent at its Closing Office or as Agent may otherwise direct.

      Section 6C. ADDITIONAL CONDITIONS

      Notwithstanding any provision herein to the contrary no Lender shall be obligated to make any Loans on or after the Effective Date unless the following conditions (unless waived in writing by the Majority Lenders) have been satisfied:

      6C.1. Checklist Documents. The documentation set forth on the Closing Checklist (Schedule 6C.1), including, without limitation, the Guaranties, Pledge Agreements and Security Agreements listed thereon, satisfactory to Agent in form and substance, shall have been delivered to Agent, and such other actions referred to on such Schedule and in such documentation shall have been taken.

      6C.2. Legal Opinions. Agent shall have received a legal opinion (in sufficient counterparts for each of Lenders) from Haynes and Boone, LLP, counsel to Borrower and each other Loan Party, in form and substance satisfactory to Agent.

      6C.3. Intercompany Security Agreements. Each Primary Obligor shall have delivered (i) intercompany security agreements in form and substance satisfactory to Agent securing each such Person's obligations under its Pledged Note together with such other documents and instruments relating thereto and records of company proceedings and (ii) if requested by Agent, legal opinions, as Agent may reasonably request.

      6C.4. Schedules. All schedules to this Loan Agreement not attached hereto on the Effective Date shall have been complete in a manner satisfactory to Agent.

      6C.5. UCC Statements. Lien search results confirming the absence of any perfected Liens prior to Lenders' and of any other Liens other than Liens permitted hereunder shall have been delivered to Agent and all actions with respect to the Liens created by the Security Documents as are necessary or appropriate to perfect such Liens shall have been taken.

      Section 7. AFFIRMATIVE COVENANTS.

      Borrower warrants and represents to and covenants to the Lenders and Agent that, so long as this Agreement is in effect and until the Commitments are terminated and all of the Loans, together with interest and all other obligations (including Deemed Disbursements and Reimbursement Obligations and fees and disbursements in connection therewith) are paid in full, Borrower will (unless it shall have first procured the written consent of the Majority Lenders to do otherwise) (i) perform the obligations set forth in this Section 7, (ii) cause each Primary Obligor, Wholly-Owned Subsidiary and other Loan Party to perform the obligations set forth in this Section 7 which are applicable to such Person and (iii) exercise commercially reasonable efforts to cause each Material Portfolio Entity to perform the obligations set forth in this Section 7 which are applicable to such Person.

      7.1 Financial Statements. Borrower will furnish to Agent and each Lender:

            (a) As soon as available and in any event within 30 days after the close of each calendar month, as at the end of such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, a consolidated and consolidating balance sheet of Borrower and the other members of the Consolidated Group, and the related statement of operations for such period, all certified by the CFO of Borrower and each other member of the Consolidated Group as being prepared in accordance with GAAP and to present fairly the financial position and results of operation of such Person for such period;

            (b) As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of Borrower, as at the end of and for the Fiscal Year just closed, an audited consolidated balance sheet of Borrower and the other members of the Consolidated Group, the related statement of operations (including income statement) and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by Borrower and acceptable to Agent in Agent's sole and absolute discretion;

            (c) As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of Borrower, as at the end of and for the Fiscal Year just closed, an unaudited consolidating balance sheet of Borrower and the other members of the Consolidated Group, the related statements of operations (including income statement) and a reconciliation of capital for such year, prepared by the CFO of Borrower;

            (d) Concurrently with the delivery of the financial statements described in subsection (b) above, a certificate of the aforesaid independent certified public accountants certifying to Agent that based upon their examination of the affairs of Borrower and the other members of the Consolidated Group, performed in connection with the preparation of said financial statements, Borrower is in compliance with the covenants set forth in Section
8.18 hereof, or, if Borrower is not in compliance, the nature of the noncompliance therewith;

            (e) Concurrently with delivery to its stockholders, copies of all financial and other information delivered by Borrower to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Within two (2) Business Days after delivery to the SEC by Borrower, which in all cases shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by Borrower with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended, and all registration statements filed under the Securities Act of 1933, as amended;

            (f) Concurrently with delivery of the financial statements required pursuant to Section 7.1(a) and (b) hereof, a certificate executed by the President, Treasurer or CFO of Borrower that (A) no Event of Default or Default has occurred and is continuing under this Agreement, (B) Borrower is in compliance with the covenants set forth in Section 8.18 hereof, setting forth Borrower's calculations with respect to such compliance; and (C) no event of default and no event or condition which, with the passage of time or the giving of notice or both, would constitute an event of default has occurred and is continuing under any other Indebtedness Instrument ("Other Indebtedness Instrument Unmatured Default") or, if an Event of Default or Default has occurred under this Agreement or an event of default or Other Indebtedness Instrument Unmatured Default has occurred under any other Indebtedness Instrument, setting forth the details of such event and the action which Borrower proposes to take with respect thereto;

            (g) Promptly upon receipt thereof, copies of all detailed financial reports and Management Letters, if any, submitted to any member of the Consolidated Group by the Auditors, in connection with each annual or interim audit of their respective books by such Auditors;

            (h) As soon as possible and in any event (A) within 30 days after a Loan Party, or any of the respective ERISA Affiliates of any Loan Party, knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Pension Plan has occurred or is expected to occur and (B) within 10 days after a Loan Party or any of its ERISA Affiliates knows that any other Termination Event with respect to any Pension Plan has occurred or is expected to occur, a statement of the CFO of Borrower describing such Termination Event and the action, if any, which the affected Loan Party or ERISA Affiliate proposes to take with respect thereto;

            (i) Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Person of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, any notice of noncompliance issued by the PBGC with respect to a proposed standard termination of a Pension Plan, and any notice issued by the PBGC with respect to a proposed distress termination of a Pension Plan;

            (j) Promptly and in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

            (k) Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Person concerning (x) the imposition or amount of withdrawal liability under Subtitle E of Title IV of ERISA or (y) any determination by a Multiemployer Plan sponsor that such Multiemployer Plan is, or is expected to be, in "reorganization" (within the meaning of Section 4241 of ERISA) or "insolvent" (within the meaning of Section 4245 of ERISA), or has incurred or is expected to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code);

            (l) Upon request of Agent made from time to time, a copy of any Pension Plan sponsored, contributed to, participated in or maintained by Borrower or any ERISA Affiliate; and

            (m) With reasonable promptness, such other information respecting the business, properties, operations, prospects or condition (financial or otherwise) of any member of the Consolidated Group and any other Primary Obligor and, to the extent reasonably available, any other Related Entity as Agent or any Lender may from time to time in writing reasonably request provided, that Borrower shall not be required to furnish to Agent or any Lender any such information relating to a Portfolio Entity if (i) the Charter Documents of, or Shareholder Agreement relating to, such Person, in each case as in effect on the date of formation of such Person, prohibit such disclosure and (ii) notice of such prohibition on disclosure is provided to Agent within five days of formation of such Person (any such restriction, a "Disclosure Restriction").

      7.2 Other Required Notices.

            (a) Borrower shall notify Agent promptly after obtaining knowledge of:

            (i) except as otherwise previously disclosed, any event or occurrence which Borrower has determined could have a Material Adverse Effect as a result of a loss or decline in value of the Assets of Borrower, any Primary Obligor, any Portfolio Entity or any Related Entity due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

            (ii) the institution of (x) any suit or administrative proceeding which if determined adversely to Borrower, any Primary Obligor, any Portfolio Entity or any Related Entity is reasonably likely to or could reasonably be expected to result in a Material Adverse Effect, and (y) any other suit or administrative proceeding against Borrower, any Primary Obligor or any Portfolio Entity in which the uninsured amount involved is $750,000 or more, such notice to be given on or prior to the end of the calendar month in which the applicable event occurs;

            (iii) Borrower, any Primary Obligor or any Material Portfolio Entity becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to materially adversely affect the operations, financial conditions or business of such Person, or any other Portfolio Entity or any Related Entity becoming subject to any Charge, restriction, judgment, decree or order if the same could reasonably be expected to materially adversely affect the operations, financial conditions or business of Borrower, any Primary Obligor, or any Material Portfolio Entity;

            (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower, any Primary Obligor, any Portfolio Entity or any Related Entity is a party, if the same could reasonably be expected to have a Material Adverse Effect;

            (v) except as otherwise previously disclosed, any event or occurrence in respect of Borrower, any Primary Obligor, any Portfolio Entity or any Related Entity which could reasonably be expected to have a Material Adverse Effect;

            (vi) (x) the occurrence of a default by Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party under any agreement, document or instrument to which such Person is a party which could reasonably be expected to have a Material Adverse Effect, or (y) the occurrence of any default by Borrower, any Primary Obligor or any other Loan Party which could reasonably be expected to materially and adversely affect any such Person's ability to perform its respective obligations under the Loan Documents;

            (vii) the filing of a petition by or against Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or if any such Person shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

            (viii) the making of an application for the appointment of a receiver, trustee or custodian for any of the Assets of Borrower, any Primary Obligor, any Material Portfolio Entity, any Related Entity or any other Loan Party, other than a Non-Default Voluntary Custodial Arrangement;

            (ix) the exercise by any holder of any option, warrant or right to purchase any Equity Interest in Borrower, any Primary Obligor or any Material Portfolio Entity;

            (x) the issuance or sale of any Securities by Borrower, any Primary Obligor or any Portfolio Entity, whether or not permitted pursuant to the terms hereof; and

            (xi) the occurrence of the REO Post - 25% Time.

            (b) On the 25th day of each month or, if sooner, on the fourth to last Business Day of each month, Borrower shall deliver to Agent (i) Waterfall Certificates in respect of each Asset Pool and Portfolio Entity, certified by an Executive Officer of Borrower; and (ii) a Summary Waterfall Certificate in respect of all Asset Pools; and (iii) a report in the form attached hereto as Exhibit B setting forth the computation of the Aggregate Undistributed Funds of all Portfolio Entities.

            (c) Borrower shall notify Agent of the occurrence of any Extraordinary Transaction no later than 10 days prior to the occurrence of such event.

            (d) (i) Borrower shall give Agent notice that a Portfolio Entity has become a Material Portfolio Entity (due to the amount of Assets contributed to it on the date of its formation or an increase in Assets thereafter) within 30 days of such Person becoming a Material Portfolio Entity.

            (i) Borrower shall give Agent notice that an Immaterial Entity has ceased to constitute an Immaterial Entity (due to an increase in the fair market value of its assets or such company engaging in any business) within 30 days of such Person ceasing to constitute an Immaterial Entity and shall promptly deliver to Lender a revised Schedule 10.37 to reflect such change.

            (ii) Borrower shall give Agent notice of the dissolution or full liquidation of, or the suspension or discontinuation of business by, any Portfolio Entity, not less than 30 days prior to such dissolution, liquidation, suspension or discontinuation.

            (e) Borrower shall give Agent notice within 45 days after it or any Primary Obligor, Material Portfolio Entity, Wholly-Owned Subsidiary or other Loan Party acquires Equity Interests in any Person or forms a Subsidiary and, if requested in writing by Agent, forthwith upon receipt of such request, shall deliver to Agent an addendum to Schedule 10.22 reflecting the same and, if such acquisition or formation is of an REO Affiliate, a new Schedule 10.40 reflecting the same.

            (f) On or before the fourth to last Business Day of each month, Borrower shall deliver to Agent a Portfolio Protection Expense Report in form and detail satisfactory to Agent showing as of the close of business on the last Business Day of the preceding calendar month the aggregate amount retained by Portfolio Entities as Portfolio Protection Expenses to pay Portfolio Protection Expenses not theretofore paid, the aggregate amount of Portfolio Protection Expenses theretofore paid and the aggregate amount of Portfolio Protection Expenses withheld (in the aggregate) by such Persons during the immediately preceding calendar month. Borrower shall provide to the Agent such other information with respect thereto as Agent may reasonably request.

            (g) On or before the fourth to last Business Day of each month, Borrower shall deliver to Agent a Borrowing Base Certificate.

            (h) Borrower shall give Agent notice of the transfer of any property by a Portfolio Entity to one of its REO Affiliates within 30 days of any such transfer and such other information as Agent may request with respect thereto promptly following such request.

            (i) Borrower shall give Agent notice of the occurrence of an Adverse Waterfall Event within thirty days of such occurrence.

            (j) Borrower shall give Agent notice if the amount of Aggregate Undistributed Funds at any time exceeds $5,000,000.

            (k) If Borrower at any time has knowledge of any servicer default, servicing termination event, amortization event or similar event or condition occurring or existing under any agreement relating to the securitization of Assets of any Primary Obligor or other Loan Party or securitization entity established by any Primary Obligor or other Loan Party, Borrower shall immediately notify Agent thereof.

      7.3 Payment of Charges.

            (a) Other than Charges payable by First X or First B, Borrower, each Primary Obligor, each Material Portfolio Entity, and each Wholly-Owned Subsidiary other than any REO Affiliate shall pay promptly when due and discharge all Charges. In the event Borrower, any Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary other than an REO Affiliate, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Agent thereof in writing. Agent may, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Agent deems advisable. All sums so paid by Agent and any expenses relating thereto, including reasonable attorneys' fees, court costs, expenses and other charges, shall be part of the Obligations, payable by Borrower to Agent on demand. Notwithstanding the foregoing, Borrower, any Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary may permit or suffer the Charges to attach to its Assets on the conditions that: (i) Borrower or the applicable Primary Obligor, Material Portfolio Entity or Wholly-Owned Subsidiary, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any Assets of Borrower or any applicable Material Portfolio Entity or Wholly-Owned Subsidiary shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower or the applicable Primary Obligor, Material Portfolio Entity or Wholly-Owned Subsidiary in accordance with GAAP.

      7.4 Insurance. Borrower, each Primary Obligor, each Portfolio Entity (other than any Foreign Portfolio Entity), each REO Affiliate and each Wholly-Owned Subsidiary at each of such respective Person's sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Agent; and (ii) public liability insurance relating to such Person's ownership and use of its Assets; provided, however, no such Person shall be required to maintain the insurance referred to in clause (i) as to any Asset if the Net Present Value of the Asset is less than $50,000. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Agent. Borrower shall deliver to Agent the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance of Borrower, Primary Obligors and Wholly-Owned Subsidiaries (except those of public liability) shall contain an endorsement, in form and substance acceptable to Agent, showing losses payable to Agent for the ratable benefit of Lenders (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement). Such endorsement or an independent instrument furnished to Agent, shall provide that all insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Agent for the ratable benefit of Lenders, to recover under such policy or policies of insurance in case of loss or damage (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement). Upon request by Agent and, whether or not such request is made, upon the occurrence of an Event of Default or Default, Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Agent (excluding any losses payable to the lenders under any Approved Portfolio Leverage Arrangement). Upon request by Agent and upon the occurrence of an Event of Default or Default, Borrower, irrevocably, appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, any Primary Obligor, any Portfolio Entity, any REO Affiliate or any Wholly-Owned Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Obligations, payable by Borrower to Agent on demand. Agent shall also be named as an additional insured with respect to Borrower's, each Primary Obligor's and each Wholly-Owned Subsidiary's liability insurance.

      7.5 Maintenance of Records. Borrower will keep, and will cause each Primary Obligor and each Wholly-Owned Subsidiary other than REO Affiliates to keep, at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and each such Person will provide, and will cause each such other Person to provide, adequate protection against loss or damage to such books of record and account.

      7.6 Preservation of Existence. Borrower, each Primary Obligor, each Material Portfolio Entity, and each Subsidiary of Borrower other than an Immaterial Entity, REO Affiliate or a Harbor Debtor, will maintain and preserve its respective corporate, limited liability company or partnership existence, rights, privileges and franchises in its jurisdiction of organization, and qualify and remain qualified to do business in, and maintain its rights, privileges and franchises in each other jurisdiction which in the opinion of the respective board of directors, manager, general partner or other governing Person thereof continue to be advantageous to it and shall comply in all material respects with all applicable Legal Requirements. Without limiting the generality of the foregoing, Borrower agrees to (and to cause each such other Person to) qualify to do business as a foreign corporation in each jurisdiction where the nature of its business and the operations conducted by it therein require it to be so qualified.

      7.7 Preservation of Assets. Borrower and each Primary Obligor will keep its property material to the conduct of its business in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, so that the business carried on by it may be conducted at all times in accordance with prudent business management.

      7.8 Inspection of Books and Assets. Borrower shall permit Agent, Lenders and each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lenders all books, papers and records relating to the Assets, stock ownership, properties, operations, obligations, and liabilities of Borrower and its Subsidiaries (and shall use commercially reasonable efforts to cause each other Portfolio Entity to do the same), including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which Lenders may have a reasonable interest in connection with the Loans, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, Borrower shall use its reasonable best efforts to cause such third party to provide access to such materials to Agent and Lenders who shall request the same. In the event that Borrower is prohibited by law from providing any of the access referred to in the preceding sentence to Agent and Lenders, it shall use its commercially reasonable efforts to obtain waivers thereof promptly so as to permit such access. Borrower shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Borrower and its Subsidiaries (and shall use its commercially reasonable efforts to cause each other Portfolio Entity to do the same) to confer with Agent and Lenders and their respective representatives, provided that (i) such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and (ii) unless a Default or Event of Default exists, counsel to Borrower shall be permitted to be present at any meeting between Borrower's independent public accountants and Agent or Lenders.

      7.9 Payment of Indebtedness. Each of Borrower, each Primary Obligor, each Material Portfolio Entity and, subject to the final sentence of this Section 7.9, each Wholly-Owned Subsidiary will duly and punctually pay, or cause to be paid, the principal of and the interest on all Indebtedness heretofore or hereafter incurred or assumed by such Person, when and as the same shall become due and payable, provided that neither Borrower, nor any Primary Obligor, any Wholly-Owned Subsidiary or any Material Portfolio Entity shall be required to pay any Indebtedness (other than Indebtedness incurred under this Agreement or any other Loan Document) while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower or such Primary Obligor or Wholly-Owned Subsidiary or Material Portfolio Entity (as the case may be) shall have set aside on its books appropriate reserves in accordance with GAAP with respect thereto and title to any property of Borrower or the applicable Primary Obligor or Wholly-Owned Subsidiary or Material Portfolio Entity is not jeopardized. The provisions of this Section 7.9 do not relate to Indebtedness of FC Capital or other Wholly-Owned Subsidiaries which are REO Affiliates.

      7.10 Further Assurances. Each of Borrower, each Primary Obligor, each Wholly-Owned Subsidiary and each other Loan Party will, and will cause each of its respective Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as Agent or any Lender may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of such Person hereunder or under the Notes or any of the other Loan Documents to which such Person is a party, or for the better assuring and confirming unto Agent on behalf of Lenders, with the Requisite Priority, all or any part of the security for the Obligations.

      7.11 Notice of Default. Forthwith and in any event within five days after Borrower shall have obtained knowledge of the existence of a Default or Event of Default, Borrower will deliver to Agent a certificate signed by an Executive Officer of Borrower setting forth the details of such event, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

      7.12 Reserves. Each of Borrower, each Primary Obligor and, subject to the last sentence of this Section 7.12, each Wholly-Owned Subsidiary, will set up on its books of its earnings, reserves for bad debt in accordance with GAAP and in an aggregate amount deemed adequate in the judgment of such Person and accepted by the outside auditors in their annual audits and Borrower shall use its commercially reasonable efforts to cause each other Material Portfolio Entity to do the same. The provisions of this Section 7.12 shall not apply to any Wholly-Owned Subsidiary which is an REO Affiliate, or any Immaterial Entity.

      7.13 Representation and Warranties; Covenants as to Other Persons, Amendment of Schedules.

            (a) To the extent any representation or warranty contained herein refers to an event or state of facts which exists on or after the date hereof, on or after the Execution Date or on or after the Effective Date or on or after the date of any Loan and shall exist during the term hereof or at the time of any or each Loan hereunder, to the extent not already a covenant, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the covenants set forth in Section 8 and in this Section 7) relates to any Primary Obligor, other Subsidiary or any other Loan Party, it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance. To the extent any representation, warranty or covenant herein (including the covenants set forth in Section 8 and in this Section 7) relates to any Person other than a Primary Obligor, other Subsidiary or any other Loan Party it shall be deemed to be a covenant of Borrower to exercise commercially reasonable efforts to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

            (b) No delivery of any new or supplemented Schedule to this Agreement (whether or not such delivery is required by this Agreement or any other Loan Document) shall waive or cure any Default or Event of Default which would occur absent such delivery (other than a Default or Event of Default arising solely from the breach of an obligation to deliver such

Schedule and other than as may be set forth in writing in a consent or amendment (if any) pursuant to which any such new or supplemented Schedule is delivered).

      7.14 Perform Obligations. Borrower and each other Loan Party shall duly and punctually pay and perform each of its obligations under the Loan Documents to which it is a party, in accordance with the terms hereof and thereof.

      7.15 New Debt and Equity Interests.

            (a) Borrower shall ensure that at the time that Borrower, any Primary Obligor or any Wholly-Owned Subsidiary acquires an Equity Interest in any Person other than Asset Servicing De Mexico, S.A. de C.V. and Servicios Efectivos De Recuperacion, S.A. De C.V., or, in the case of a Wholly-Owned Subsidiary, an REO Affiliate of such Wholly-Owned Subsidiary, such new Equity Interest is subject to a perfected security interest of the Requisite Priority in favor of Agent and Lenders and, in connection therewith, shall take such action and execute and deliver such pledge agreements or amendments to pledge agreements and such other instruments and agreements, including, without limitation, delivery of notices of lien to the Pledged Entity, acknowledgement of such notice from the Pledged Entity, delivery of the original certificates of certificated securities to Collateral Agent, together with an assignment separate from certificate therefor, in each case in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may require. If requested in writing by Agent, Borrower shall also deliver to Agent a supplement to Schedule 10.5(b) hereto to reflect the acquisition of such new Equity Interest. The provisions of this Section 7.15(a) are in addition to, and not in limitation of, other provisions of this Agreement limiting the investments, the acquisition of Equity Interests and the acquisition of other Assets by Borrower, any Primary Obligor, any Wholly-Owned Subsidiary or any other Loan Party. Notwithstanding the foregoing, no Primary Obligor, Wholly-Owned Subsidiary or other Loan Party shall be required to pledge to Agent (x) shares of stock, partnership interests, membership interests or other similar equity interests consisting of more than 66.66% of the shares of stock, partnership interests, membership interests or other similar equity interests in any Person which is not a US Person or (y) any Equity Interest issued by an REO Affiliate.

            (b) Borrower shall ensure that at the time that Borrower, any Primary Obligor or any Wholly-Owned Subsidiary other than a Portfolio Entity or an REO Affiliate makes any loan or acquires any rights to any other indebtedness or acquires any note, bond or other indebtedness instrument (any such note, bond or other instrument, a "Subject Debt Instrument"), all rights of Borrower, such Primary Obligor or suchWholly-Owned Subsidiary with respect to such loan, other indebtedness and Subject Debt Instrument are subject to a perfected security interest of the Requisite Priority in favor of Agent and Lenders and, in connection therewith, shall take such action and execute and deliver such pledge agreements or amendments to pledge agreements and such other instruments and agreements, including, without limitation, delivery of notices of pledge to the issuer of such indebtedness, acknowledgement of such notice from such issuer, delivery of the Subject Debt Instruments to Collateral Agent, together with an assignment separate from such Subject Debt Instrument or an allonge thereto, and estoppel certificates from the issuer thereof, in each case in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may require. The provisions of this Section 7.15(b) are in addition to, and not in limitation of, other provisions of this Agreement limiting the investments, the acquisition of Equity Interests and the acquisition of other Assets by Borrower, Primary Obligors, and Wholly-

Owned Subsidiaries. If requested by Agent in writing, Borrower shall prepare a
Schedule 10.20A setting forth the maker and holder of such Subject Debt Instrument, the principal amount thereof and the payment terms thereof.

      7.16 Cooperation. At Agent's request, Borrower will meet from time to time with (and provide then available financial information to) other financial institutions to which any Lender may wish to grant participations in the Loans, including potential Lender Assignees and potential Purchasing Lenders.

      7.17 Approvals and Consents. In the event that any approval, consent or non-objection need be obtained by Borrower, any Primary Obligor or other Loan Party from, or a notice or other filing need be filed by Borrower or any such other Person, with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any Loan Document by Borrower or any such other Person, Borrower shall take and cause such other Person (as applicable) to take, all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and Lenders agree to cooperate with Borrower in obtaining or filing the same.

      7.18 Payment of Dividends from Primary Obligors and Subsidiaries. In furtherance and not in limitation of other provisions hereof (including Section 8.24) regarding required distributions, to the extent necessary to enable it to make payments of the Obligations in accordance with the terms hereof, unless prohibited by applicable law Borrower shall cause dividends to be paid to it by each Primary Obligor and each other Wholly-Owned Subsidiary of Borrower (whether in existence as of the date hereof or hereafter formed or acquired) in amounts which are sufficient to enable Borrower to satisfy its payment obligations under the terms hereof.

      7.19 Stay, Extension and Usury Laws. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive it from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Notes, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

      7.20 Compliance with Laws. Borrower shall comply with, and shall cause each Primary Obligor, each other Subsidiary and each other Loan Party to comply with, and shall exercise commercially reasonable efforts to cause each Portfolio Entity to comply with, all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

      7.21 Payment of Extraordinary Proceeds. If any Extraordinary Transaction otherwise permitted hereunder would cause Total Outstandings to exceed the Borrowing Base, Borrower shall pay the amount of such excess to Agent by wire transfer of immediately available funds on the date of the closing of the applicable transaction, to be applied by Agent upon receipt toward the prepayment obligation under Section 2.4(b).

      Section 8. NEGATIVE COVENANTS.

      Borrower warrants and represents to and covenants to Lenders and Agent that, so long as this Agreement is in effect and until the Commitments are terminated and all of the Loans, together with interest and all other obligations incurred hereunder are paid in full, Borrower will perform the obligations set forth in this Section 8 (unless it shall have first procured the written consent of the Majority Lenders to do otherwise), and will cause each Primary Obligor, Subsidiary, and other Loan Party to, and will use commercially reasonable efforts to cause each Portfolio Entity-50% and other Material Portfolio Entity to, perform the obligations set forth in this Section 8 which are applicable to such Person (unless it shall have first procured the written consent of the Majority Lenders to do otherwise).

      8.1 Amend Charter Documents; Engage in Same Type of Business.

            (a) None of Borrower, any Subsidiary or any Portfolio Entity-50% shall (i) make or consent to any change: (i) in its Charter Documents, in any Shareholder Agreement or in its capital structure or (ii) make any change in any of its business objectives, purposes and operations, including by undertaking additional business activities or (iii) waive any material right under its Charter Documents or any Shareholder Agreement. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall engage in any business not of the same general type as those conducted by it on the Execution Date or, in the case of a newly formed entity, any business not of the same general type as those conducted by Borrower, any Portfolio Entity-50% or any other Subsidiary (as the case may be) on the Execution Date. Without limiting the foregoing, no Subsidiary which is a Portfolio Entity and no Portfolio Entity-50% shall engage in any business other than purchasing Asset Pools in accordance with the terms hereof and causing such Asset Pools to be serviced in accordance with Section 8.26.

            (b) None of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into any Shareholder Agreement after the Execution Date other than a Permitted Shareholder Agreement.

      8.2 Liens. None of Borrower, any Subsidiary (other than an REO Affiliate) or any Portfolio Entity-50%, will grant, contract, create, incur, assume or suffer or permit to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loans), any of its Assets, whether now owned or hereafter acquired, except (i) Permitted Liens or (ii) in the case of an REO Affiliate, Liens in favor of its REO Owner and non-consensual Charges.

      8.3 Other Indebtedness. None of Borrower, any Subsidiary or any Portfolio Entity-50% will contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) the Loans and the obligations of Borrower in respect of the LC Obligations;

            (ii) other Indebtedness existing on the Effective Date listed on
      Schedule 10.19 to this Agreement;

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            (iii) Indebtedness of any Portfolio Entity incurred under Approved
      Portfolio Leverage Arrangements;

            (iv) Indebtedness of any Portfolio Entity to which no proceeds of any Loans were, directly or indirectly, advanced or contributed;

            (v) Indebtedness of FC Holdings under the FC Holdings Line of
      Credit;

            (vi) unsecured trade payables incurred in the ordinary course of business;

            (vii) in the case of any REO Affiliates, Indebtedness owed to its REO Owner and trade payables incurred in the ordinary course of business and, to the extent constituting Indebtedness, Charges incurred by such REO Affiliate;

            (viii) Indebtedness to the extent permitted by Section 8.12(a)(i)-(iii);

            (ix) Indebtedness of Portfolio Entities in respect of loans permitted to be made by FC Servicing and ASDM pursuant to Section 8.12(a)(iv);

            (x) Up to $5,000,000 in aggregate principal Indebtedness incurred by FCS Creamer, Ltd., FCS Wood Ltd. and FCS Wildhorse Ltd. or other REO Affiliates to finance developmental expenses of real property owned by such entities;

            (xi) Indebtedness of any Subsidiary or Portfolio Entity-50% payable to Borrower or a Wholly-Owned Subsidiary; and

            (xii) Guaranty Equivalents to the extent permitted under Section 8.12(b).

      8.4 Sell Assets. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business and for fair and adequate consideration (and, in the case of Assets constituting Equity Interests, only to the extent permitted by Section 8.8(a)); provided that the foregoing shall not restrict (i) an REO Affiliate from transferring its Assets to the Person which owns all of its equity interests or to any other Person which is not a Subsidiary or Affiliate of Borrower or such REO Affiliate or (ii) any Person which owns all of the equity interests in an REO Affiliate from transferring distressed notes secured by real estate (and such real estate security) to such REO Affiliate.

      8.5 Attachment. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall permit or suffer any levy, attachment, seizure, or restraint to be made of, upon or affecting any of its Assets or permit any of its Assets to be subject to a writ of distress, if the same would have a Material Adverse Effect.

      8.6 Receiver. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, or for all or any of its Assets to come within the possession of any receiver, trustee, assignee for the benefit of creditors or custodian, other than a custodian pursuant to a Non-Default Voluntary Custodial Arrangement, if the same would have a Material Adverse Effect.

      8.7 Mergers and Acquisitions. None of Borrower, any Primary Obligor or any Material Portfolio Entity shall wind up, liquidate or dissolve its affairs or merge or consolidate with any Person other than Borrower or a Primary Obligor (or agree to do any of the foregoing at any future time) or fail to maintain its corporate, partnership or limited liability company or other formal existence.

      8.8 Stock Transfers.

            (a) Except as permitted pursuant to Section 8.8(b), none of Borrower, any Subsidiary or any Portfolio Entity-50% shall (i) except for options, warrants or other rights to purchase Equity Interests in Borrower pursuant to plans or instruments described in Schedule 10.5(c) as amended from time to time with Majority Lenders' written consent and for Equity Interests in Borrower issued upon exercise thereof, (x) grant any option, warrant or other right to purchase any Equity Interest in Borrower, any Subsidiary or any Portfolio Entity-50% or (y) issue any other Equity Interests other than (subject to Section 7.15) upon its formation, or (ii) transfer any Equity Interests (whether its own or Equity Interests issued by any Person other than itself) without, in each case, the prior written consent of Majority Lenders.

            (b) Notwithstanding anything to the contrary contained herein, Borrower shall have the right to offer and sell equity Securities of Borrower under the following terms and conditions: (w) Borrower shall deliver notice to Agent, within twenty-four (24) hours of any filing with the SEC; (x) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; and (y) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading.

            8.9 Adverse Transactions. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

8.10       Investments.

            (a) Subject to the further limitations set forth in Sections 8.10(b), (c) and (d), after the Execution Date, neither Borrower, any Subsidiary or any Portfolio Entity-50% shall make any investment in Equity Interests of any Person, except for (i) in connection with the acquisition by a Portfolio Entity of an Asset Pool in accordance with the other terms hereof on the Funding Date of the Acquisition Loans relating thereto in accordance with the Asset Pool Acquisition Certificate relating thereto (or of any other asset pool in respect of which no Loans have been requested if such acquisition is in the ordinary course of business for the Consolidated Group and is not otherwise prohibited hereunder), (ii) direct or indirect contributions by Primary Obligors to capital of Portfolio Entities to be used by such entities (a) to pay development expenses related to real estate or (b) to pay Portfolio Protection Expenses, and
(iii) investments by any such Person (other than by a Portfolio Entity) in the ordinary course of business.

            (b) As used in Sections 8.10(a),(c) and (d) "invest" shall include, but not be limited to contributions to the capital of a Person.

            (c) In furtherance and not in limitation of the other restrictions herein and in the other Loan Documents under no circumstances shall Borrower, any Subsidiary or any Portfolio Entity-50% at any time invest in any of the Harbor Debtors.

            (d) In furtherance and not in limitation of other restrictions herein and in the other Loan Documents on such contributions, loans, gifts, investments and Guaranty Equivalents set forth, none of Borrower, any Subsidiary or any Portfolio Entity-50% shall make capital contributions, loans or gifts to, investments in or enter into or issue any Guaranty Equivalent with respect to the obligations of any entity identified on Schedule 10.37 or any other Immaterial Entity at any time during the term hereof.

      8.11 Dividends. Borrower will not and will not permit any Subsidiary or any Portfolio Entity-50% to authorize, declare, or pay any dividends or return any capital to its stockholders as such or authorize or make any other distribution, payments or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration any shares of any class of its capital stock now or hereafter outstanding or any options, warrants or other securities (now or hereafter outstanding) convertible into or exercisable for any equity or other securities of Borrower, any Subsidiary or any Portfolio Entity-50% or set aside funds for any of the foregoing and Borrower will not permit any Subsidiary or any Portfolio Entity-50% to purchase any Equity Interests of Borrower, or set aside funds for any of the foregoing (any such authorization, declaration, payment, dividend, return of capital, distribution, delivery, redemption, retirement, purchase, acquisition or setting aside of funds, a "Dividend"), provided, that (i) any Subsidiary or Portfolio Entity-50% may declare or pay Dividends to Borrower or any Wholly-Owned Subsidiary and (ii) any Subsidiary or Portfolio Entity-50% may pay cash Dividends to holders of its shares of stock, partnership interests, limited liability company interests or similar equity interests generally so long as Borrower or its respective Subsidiaries which own such equity interests in the Person paying such Dividends receives at least its proportionate share thereof (based on its relative holdings of such equity interests in the Person paying such Dividends).

      8.12 Loan; Guaranty Debt.

            (a) Except as set forth on Schedule 8.12(a), none of Borrower, any Subsidiary or any Portfolio Entity-50% shall make any loan to any Person, or otherwise invest in or acquire any note, bond, other debt instruments or obligations of or issued by any Person except (subject to compliance with Section 7.15) (i) for loans made by Borrower to any Primary Obligors which are evidenced by a Pledged Note; (ii) for loans made by Borrower, any Subsidiary or any Portfolio Entity-50% to any Portfolio Entity in the ordinary course of business, which loans are evidenced by a Pledged Note in the case of a loan by the Borrower or any Subsidiary or a note in the case of a loan by a Portfolio Entity-50%, or an inter-company receivable; (iii) the accepting by a Subsidiary or a Portfolio Entity-50% of a note from its 100% owned REO Affiliate evidencing the deferred purchase price of a mortgage note sold to such REO Affiliate by such Subsidiary or Portfolio Entity-50% or a portion of the purchase price for the real property in the event that the REO Affiliate acquires the real property at a foreclosure sale or otherwise by purchase from the Subsidiary or Portfolio Entity-50%; (iv) the accepting by an REO Affiliate, a Latin American Acquisition Entity or a European Acquisition Entity of a note from the transferee of real property sold by such REO Affiliate, Latin American Acquisition Entity or European Acquisition Entity (as the case may be) in the ordinary course of business evidencing a portion of the deferred purchase price of such property; (v) in the case of FC Servicing and ASDM, short term servicer advances in the ordinary course of business with respect to portfolios which they are servicing in aggregate principal amount at any one time outstanding not in excess of $5,000,000, on a combined basis; (vi) for loans made by a Primary Obligor or other Wholly-Owned Subsidiary to Sergio Madrazo, MICSA Gestion Inmobiliaria , S.A., or Jean de Mailly Nesle for the purpose of allowing such Persons or an affiliate of such Person to invest with a Wholly-Owned Subsidiary in an entity that will make an investment directly or indirectly in a Portfolio Entity to be secured by the ownership interest of such Person in the joint investment entity, which loans are evidenced by a Pledged Note and shall not exceed $4,500,000.00; (vii) direct of indirect loans by Primary Obligors to a Portfolio Entity for the acquisition of an Asset Pool in accordance with the other terms hereof on the Funding Date of the Acquisition Loans relating thereto in accordance with the Asset Pool Acquisition Certificate relating thereto (or of any other asset pool in respect of which no Loans have been requested if such acquisition is in the ordinary course of business for the Consolidated Group and is not otherwise prohibited hereunder); (viii) direct or indirect loans by Primary Obligors to Portfolio Entities to be used by such entities (a) to pay development expenses related to real estate or (b) to pay Portfolio Protection Expenses.

            (b) Except as set forth on Schedule 8.12(b), none of Borrower, any Subsidiary or any Portfolio Entity-50% shall enter into or issue any Guaranty Equivalents; provided that any Primary Obligor shall be permitted to guaranty Indebtedness of any other Primary Obligor, any Related Entity or any Portfolio Entity provided that the outstanding balance of Indebtedness guaranteed pursuant to such guaranties does not exceed $10,000,000.

      8.13 Issue Power of Attorney. Except pursuant to the other provisions of this Agreement or the Security Documents to which Agent is a party, none of Borrower, any Subsidiary or any Portfolio Entity-50% shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of any such Person's business; provided that, any Primary Obligor, any Portfolio Entity, FirstCity do Brazil, Ltda., FirstCity Argentina Corporation, First South America LLC, FirstCity Recovery S.A., Asset Servicing de Mexico and Servicios Efectivos de Recuperacion, S.A. de C.V. shall have the right to grant powers of attorney necessary to conduct business outside the United States, to pursue or consummate asset acquisitions outside the United States and to collect or liquidate Assets or pursue litigation related Assets outside the United States, which are undertaken in the ordinary course of such respective company's business.

      8.14 Amendment of Credit Agreements. None of Borrower, any Subsidiary or any Portfolio Entity-50% shall amend, modify or extend (or agree to amend, modify or extend or give any notice of any sort the result of which would amend, modify or extend (whether or not, without limitation, any such extension would occur pursuant to a renewal or extension option contained therein or any other term thereof)) any note, credit agreement, security agreement or other document, instrument or agreement evidencing or securing Indebtedness of such entity; provided that Borrower, any Subsidiary or any Portfolio Entity-50% may extend the term of any credit facilities or loans permitted under the terms of this Agreement (other than the Holdings/CFSC Loan Agreement or any other Holdings CFSC Loan Document) under financial terms no more onerous than those provided for in the applicable existing credit facility or then-existing market credit terms.

      8.15 Use of Proceeds. The proceeds of Acquisition Loans shall be used by Borrower solely to make advances evidenced by Pledged Notes in the amount of such advance (minus any portion thereof utilized to pay any Utilization Fee) to a Primary Obligor for such Primary Obligor, directly or indirectly, to loan to, or contribute to the capital of, the Portfolio Entity identified in the Notice of Borrowing, the full amount of which loan or contribution to capital is used by such Portfolio Entity to pay all or a portion of the Acquisition Price of the Asset Pool identified in the related Notice of Borrowing to the seller of such Asset Pool previously identified to Agent and Lenders pursuant to the terms hereof. The proceeds of Working Capital Loans shall be used solely for working capital purposes of Borrower.

      8.16 Payments for Consent. None of Borrower or any Subsidiary or any Portfolio Entity-50% shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is paid to all Lenders.

      8.17 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Borrower shall not, and shall not permit any Subsidiary, or any Portfolio Entity-50% to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Person to:

            (i) pay any dividends or make any other distribution on its Stock or other Equity Interests to Borrower or any of its Subsidiaries;

            (ii) make payments on or in respect to any Indebtedness owed to Borrower, any Subsidiary; or

            (iii) make loans or advances to Borrower or any of its Subsidiaries or to guarantee Indebtedness of Borrower or any of its Subsidiaries;

            other than, in the case of (i), (ii) and (iii),

                        (1) Permitted Restrictions on payment of dividends by FC
                  Holdings existing under agreements listed on Schedule 8.17;

                        (2) restrictions with respect to a Subsidiary other than
                  a Portfolio Entity, a Primary Obligor or an REO Affiliate imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary provided that such restrictions terminate upon the closing of such sale or disposition or termination of such agreement;

                        (3) to the extent the same result in a restriction of
                  non-cash in-kind distributions of such assets, restrictions on the transfer by any Subsidiary other than a Portfolio Entity, a Primary Obligor or an REO Affiliate of non-cash assets which are subject to Permitted Liens;

                        (4) restrictions existing under any agreement which
                  refinances or replaces any of the agreements containing the restrictions in clauses (1) or (5), provided that the terms and conditions of any such restrictions are not materially less favorable to the Lenders or materially more burdensome to the applicable Person bound thereby than those under the agreement evidencing or relating to the Indebtedness refinanced or replaced;

                        (5) Permitted Restrictions on payment of dividends by a
                  Subsidiary of Borrower under a loan agreement listed on
                  Schedule 10.19 to which such Subsidiary is a party;

                        (6) restrictions under this Agreement;

                        (7) Permitted Restrictions imposed under Approved
                  Portfolio Leverage Arrangements; and

                        (8) Permitted Restrictions on the payment of dividends
                  by a Portfolio Entity-50% under credit agreements under which such Portfolio Entity-50% is a borrower.

            and other than in the case of (iii), a consensual encumbrance or restriction on the ability of any Subsidiary other than a Wholly-Owned Subsidiary or any Portfolio Entity-50% to make a loan or advance to or guarantee Indebtedness of Borrower or any of its Subsidiaries.

            8.18 Financial Covenants.

            (a) Borrower and all other members of the Consolidated Group, on a consolidated basis, shall, at the end of each fiscal quarter:

            (i) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than 2.00 to 1.00 for the last day of the fiscal quarter then ended;

            (ii) maintain a ratio of EBITDA to Interest Coverage not less than
      2.50 to 1.00 for the four fiscal quarters then ended; and

            (iii) maintain a Tangible Net Worth equal to or greater than $75,000,000 for the last day of the fiscal quarter then ended;

            (b) All covenants set forth in this Section 8.18 shall be measured quarterly, upon receipt of the Financial Statements delivered to Agent pursuant to Section 7.1(a), and also upon receipt of the annual consolidated Financial Statements delivered in accordance with Section 7.1(b).

            (c) In the event that any Financial Statement required to be delivered pursuant to Section 7.1(a) or Section 7.1(b) or any certificate required to be delivered pursuant to Section 7.1(f) hereof (in the case of any such certificate required in connection with monthly financial statements, at the end of any month which is also a fiscal quarter end date) is not delivered within 10 days after the date required therefor pursuant to such section, Borrower shall be deemed to be in default of this Section 8.18 for purposes of
Section 9.3 hereof.

      8.19 Accounting Changes. None of Borrower, any Subsidiary or any Portfolio Entity-50% will make any significant change in (x) accounting treatment and reporting practices except as permitted or required by GAAP or Legal Requirements or (y) unless Agent consents thereto in writing (which consent shall not be unreasonably withheld), its Fiscal Year; provided that in any such case, if any such change would affect any computation required by Section 8.18 hereof or any amount required to be paid by Section 2.4 hereof, appropriate amendment shall have been made to this Agreement with respect thereto (or, in the case of change required at such time by a Legal Requirement, appropriate amendment is made to this Agreement contemporaneous with such change and, and if such amendment is not made, Borrower shall be deemed in default under Section 8.18).

      8.20 Related Transactions. Borrower has not and shall not, and shall not permit any Subsidiary or any Portfolio Entity-50% to, enter into any transactions with any Affiliate or Associate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate or Associate of Borrower or any Parent, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or Associate of Borrower or any Parent or, in each of the foregoing cases, with any officer, director or partner of any Affiliate or Associate of Borrower or any Parent or modify any Fee Agreement unless, in any such case, such transaction (a) is otherwise not in violation of this Agreement or any other Loan Document and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to Borrower, such Subsidiary or such Portfolio Entity-50% (as the case may be) than such Person would obtain in a comparable arm's-length transaction with a Person not an Affiliate or Associate; provided, that the foregoing shall not restrict a Subsidiary from entering into a transaction contemplated by the definition of "REO Affiliate" to sell real estate (or distressed notes secured by real estate) to its wholly owned REO Affiliate.

      8.21 Leasebacks. None of Borrower, any Subsidiary or any Portfolio Entity-50% will enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing to any of the foregoing Persons of real property (i) which at the time has been or is to be sold or transferred by any of the foregoing Persons to such lender or investor, or (ii) which has been or is being acquired from another Person by such lender or investor or on which one or more buildings or facilities have been or are to be constructed by such lender or investor for the purpose of leasing such property to Borrower, any Subsidiary or any Portfolio Entity-50%.

      8.22 Compliance with ERISA. Neither Borrower nor any Subsidiary (each, an "Applicable Person") will (i) terminate, or permit any of its Subsidiaries to terminate, any Pension Plan so as to result in any material (in the opinion of Agent or the Majority Lenders) liability of any such Person or Subsidiary to the PBGC, (ii) permit to exist the occurrence of any

Reportable Event (as defined in Section 4043 of ERISA), or any other event or condition, which presents a material (in the opinion of Agent or the Majority Lenders) risk of such a termination by the PBGC of any Pension Plan, (iii) allow, or permit any of its Subsidiaries to allow, the aggregate amount of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under all Pension Plans of which any Applicable Person or any ERISA Affiliate is a "contributing sponsor" (within the meaning of Section 4001(a)(13) of ERISA) to exceed $100,000, (iv) allow, or permit any of its Subsidiaries to allow, any Plan to incur an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, (v) engage, or permit any of its Subsidiaries or any Plan to engage, in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) resulting in any material (in the opinion of Agent or the Majority Lenders and considered by itself or together with all other such liabilities of Borrower and all ERISA Affiliates) liability to any Applicable Person or any ERISA Affiliate, (vi) allow, or permit any of its Subsidiary to allow, any Plan to fail to comply with the applicable provisions of ERISA and the Code in any material respect, (vii) fail, or permit any of its Subsidiaries to fail, to make any required contribution to any Multiemployer Plan, or (viii) completely or partially withdraw, or permit any of its Subsidiaries to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material (in the opinion of Agent or the Majority Lenders) withdrawal liability under Title IV of ERISA. No Loan Party or Subsidiary, other than Borrower and Subsidiaries that are not Portfolio Entities has or shall at any time have any employees.

      8.23 FC Holdings Line of Credit.

            (a) Borrower shall not permit the outstanding principal balance under the Holdings/CFSC Loan Agreement to exceed $35,000,000.

            (b) Borrower shall not permit the amendment, modification, supplement, waiver, forbearance, restatement or replacement of any Holdings/CFSC Loan Document (including without limitation, any waiver or modification of the borrowing base, advance rate, or purpose for which funds are being disbursed).

            (c) Borrower shall not, and shall not permit any Subsidiary, FC Holdings or any other Person to grant a Lien on any property to secure payment and performance of any obligation or liability under the Holdings/CFSC Loan Documents, except as expressly set forth on Schedule 10.33(c).

            (d) From time to time after the date hereof, if any additional collateral is pledged to CFCS in accordance with the Holdings/CFCS Loan Documents, Borrower shall not fail to execute and deliver, or cause the applicable affiliated entity to execute and deliver, to Agent, for the ratable benefit of Lenders, such documents, instruments and agreements as shall be necessary or desirable to create and perfect a security interest with the Requisite Priority in any such collateral in favor of Agent for the ratable benefit of Lenders.

            (e) From time to time after the date hereof, Borrower shall not fail to deliver to Agent, upon request, such information as Agent shall request relating to the Holdings/CFSC Loan Agreement or the Holdings/CFSC

Loan Documents, the amounts outstanding thereunder, the use of the proceeds thereof, or the collateral pledged therefor.

      8.24 Distributions to Primary Obligors and Borrower.

            (a) Borrower shall each calendar month (i) cause each Portfolio Entity and each REO Affiliate to distribute to a Primary Obligor, on or prior the Payment Date occurring in such month, the Portfolio Entity Proceeds, and
(ii) cause each such Primary Obligor to pay to Borrower, upon receipt, each such Dividend received by such Primary Obligor under clause (i) above by prepaying the applicable Pledged Note or intercompany receivable and, if no amount then remains outstanding thereunder, by distributing any remaining portion of such distribution as a Dividend (in accordance with Section 8.11) to Borrower.

            (b) Borrower shall cause each amount required to be distributed or paid to Borrower or any Primary Obligor pursuant to this Section 8.24 to be distributed or paid to Borrower or such Primary Obligor by deposit or wire transfer directly to the Cash Flow Cash Collateral Account.

      8.25 Capital Expenditures. Borrower will not make any Capital Expenditures and will not permit any of its Subsidiaries to make any Capital Expenditures, except that Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount (excluding the capitalization of insurance premiums) not in excess of $1,000,000 during each fiscal year.

      8.26 Servicing.

            (a) Borrower shall ensure that FC Servicing or Minn Servicing is the servicer for each Subsidiary and Portfolio Entity-50% which is a US Person.

            (b) Borrower shall (i) cause FC Servicing to deposit all fee income and all other funds received by it not constituting Servicing Restricted Funds to the Cash Collateral Account-Servicing upon receipt of each such amount and
(ii) cause Minn Servicing to distribute to FC Servicing all fee income and all other funds received by it not constituting Servicing Restricted Funds by wiring all such amounts directly to the Cash Collateral Account-Servicing upon receipt of each such amount.

      8.27 Portfolio Entity Ownership. In furtherance and not in limitation of
Section 8.8(a), Borrower shall ensure (x) that there is no change in the percentage of Equity Interests issued by any Portfolio Entity and owned by any Subsidiary from that reflected on Schedule 10.5(b) and (y) that with respect to any Portfolio Entity formed after the Effective Date, there is no change in the percentage of Equity Interest issued by such Portfolio Entity and owned by any Subsidiary from that set forth in the Final Asset Pool Acquisition Certificate with respect to the acquisition of the initial Asset Pool by such Portfolio Entity (as revised up to the time of the giving of the Notice of Borrowing in respect of such Asset Pool), in each case unless otherwise consented to in writing by Agent.

      8.28 Activities of Portfolio Entity.

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            (a) In furtherance and not in limitation of the other restrictions set forth in this Agreement, Borrower shall ensure that (i) no Subsidiary which is a Portfolio Entity and no Portfolio Entity-50% engages in any activity other than owning Asset Pools and shall have no Assets other than such Asset Pools, collections thereon and interests in REO Affiliates of which it is the REO Owner, or the ownership of Incidental Equity Interests, provided, that (i) a Subsidiary or a Portfolio Entity-50% doing business outside the United States may own the type of assets an REO Affiliate would own (if it had an REO Affiliate of which it were the REO Owner); and (ii) each REO Affiliate shall be formed in respect of a specific REO Owner and shall not hold assets other than from such REO Owner and (ii) WAMCO III, Ltd. and WAMCO IX, Ltd. may continue to own Equity Interests in FirstStreet Investment LLC.

Section 9. EVENTS OF DEFAULT.

      Upon the occurrence of any of the following specified events (each an "Event of Default"):

      9.1 Principal and Interest. Borrower shall default in the due and punctual payment of any principal, interest or other amount due hereunder or under any Note or any other Loan Document; provided, that the failure to make any interest payment when due shall not constitute an Event of Default if such interest payment is made within three days of the date when due and Borrower has not been late in making any other interest payment on any Note more than once in the preceding 12 months; or

      9.2 Representations and Warranties. Any representation, warranty, statement, report or certificate made or delivered by Borrower or any other Loan Party or any officer, director, manager or authorized employee or agent thereof herein or in any other Loan Document or otherwise in writing by such Person in connection with any of the foregoing or in any certificate, report or other statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect; or

      9.3 Negative and Certain Other Covenants. Borrower shall fail to perform or observe, or shall fail to cause (or as to a Portfolio Entity-50% use its commercially reasonable efforts to cause) any Subsidiary, Portfolio Entity-50% or any other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Subsidiary, Portfolio Entity-50%, Loan Party or other Person, as the case may be, pursuant to Section 7.11 or Section 8; or

      9.4 Other Covenants. Borrower shall fail to perform or observe, or shall fail to cause Subsidiary, Portfolio Entity, other Loan Party or other Person covered thereby to perform or observe, any term, covenant or agreement to be performed or observed by Borrower or such Subsidiary, Portfolio Entity, other Loan Party or other Person, as the case may be, pursuant to any of the provisions of this Agreement (other than those referred to in Sections 9.1, 9.2 or 9.3) or any other Loan Document and such default (which shall be capable of cure) shall continue unremedied for a period of thirty days, after the earlier of the date on which (x) Agent or any Lender gives Borrower notice thereof, or
(y) Borrower obtains knowledge of such default; or

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      9.5 Other Indebtedness of Borrower. Any Applicable Indebtedness of
Borrower (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default shall occur and be continuing under any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of Borrower in excess of $15,000,000 and, if a cure period is applicable thereto, such default shall not be cured within 15 days after the occurrence thereof; or

      9.6 Other Indebtedness of other Loan Parties.

            (a) Any Applicable Indebtedness of any Primary Obligor or other Loan Party (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default shall occur and be continuing under any other Indebtedness Instrument (other than a Loan Document) relating to any Indebtedness of such Person in excess of $15,000,000 and, if a cure period is applicable thereto, such default shall not be cured within 15 days after the occurrence thereof; or

            (b) Any event of default shall occur and be continuing under any Holdings /CFSC Loan Document and, if under the Holdings/CFSC Loan Agreement a cure period is applicable to such default, such default is not cured before the earlier of (x) 15 days after such default occurs and (y) the cure period applicable thereto under the Holdings/CFSC Loan Agreement; or

      9.7 [Reserved.]

      9.8 Insolvency. (i) Borrower, any Primary Obligor or any other Loan Party (Borrower and each of the other foregoing Persons being a "Section 9.8 Entity") shall make an assignment for the benefit of creditors or a composition with creditors; or (ii) any Section 9.9 Entity shall admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator, trustee or custodian of or for it or any of its Assets; or (iii) any application is made by any other Person for the appointment of any receiver, liquidator, trustee or custodian for any
Section 9.8 Entity or for any of the Assets of any Section 9.8 Entity; or (iv) any Section 9.8 Entity shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (v) there shall be commenced against any Section 9.8 Entity any such proceeding which shall remain undismissed for a period of 60 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or (vi) any Section 9.8 Entity shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator, trustee or custodian (other than a custodian under Non-Default Voluntary Custodial Arrangements) of or for it or any of its Assets, or shall suffer any such appointment to exist; or (vii) any Section 9.8 Entity shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under

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

color of legal authority, take and hold possession of any substantial part of the property or Assets of any Section 9.8 Entity; or (viii) any Section 9.8 Entity shall become insolvent (howsoever such insolvency may be evidenced) or shall be unable to pay its debts as they mature (except that the occurrence of any condition set forth in this clause (viii) with respect to FC Mexico, so long as FC Mexico is paying its debts as they mature, shall not constitute an Event of Default under this Section 9.8 unless the occurrence of any such condition with respect to FC Mexico is an Event of Default under any other clause of this
Section 9.8); or

      9.9 Security Documents. The breach by Borrower or any other Loan Party of any term or provision of, or the occurrence of any default under, any Security Document or other Loan Document (other than this Agreement) or other agreement, instrument or document delivered in connection therewith to which such Person is a party, which breach or default is in the opinion of Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen days thereafter, if no such time is specified or such time is less than 15 days; or if any such Security Document or Loan Document is at any time not in full force and effect; or any of the Security Documents shall fail to grant to Agent on behalf of Lenders the Liens (if any) intended to be created thereby; or if any Loan Party shall assert that it is not liable with respect to any Security Document to which it is a party; or any Primary Obligor shall assert that it is not liable as a guarantor under the Guaranty to which it is party; or

      9.10 Notice of Charge. Except as expressly permitted pursuant to Section 7.3, if a notice of any Charge is filed of record with respect to all or any of the Assets of Borrower, any Primary Obligor, any Material Portfolio Entity or any Wholly-Owned Subsidiary (other than any REO Affiliate); or

      9.11 Judgments.

            (a) Any final non-appealable judgment for the payment of money in excess of $1,000,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against Borrower or any Primary Obligor; or

            (b) Final judgment for the payment of money in excess of $1,000,000 shall be rendered against Borrower or any Primary Obligor, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings; or

            (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from Borrower in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the specified currency with other such currency at Agent's New York branch on the Business Day that is on or immediately following the day on which final judgment is given. The obligations of Borrower in respect of any sum due to any Lender or Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or Agent, as the case may be, in the specified currency, Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or Agent, as the case may be, in the specified currency, such Lender or Agent, as the case may be, agrees to remit such excess to the appropriate Borrower; or

      9.12 Stock Issuance or Transfer. Except as expressly permitted pursuant to the terms hereof, if any Subsidiary or Portfolio Entity-50% issues to (except upon formation of a Person permitted by this Agreement) or transfers to any Person any Stock or other Equity Interests; or

      9.13 ERISA. Any ERISA Affiliate of Borrower or of any other Applicable Person under Section 8.22 which is not a Subsidiary of Borrower or such Applicable Person shall fail in the performance or observance of any term, provision or agreement with respect to a Plan or Multiemployer Plan set forth in
Section 8.22 as if such ERISA Affiliate were a Subsidiary of Borrower or an Applicable Person; or

      9.14 Material Effect Defaults. To the extent that the same does not constitute an Event of Default under any other provision of this Section 9, a default by Borrower or any Primary Obligor shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower or any Primary Obligor is a party and the effect of such default could reasonably be expected to have a Material Adverse Effect; or

      9.15 Change in Control. A Change in Control shall occur (for purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the date hereof: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly, or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of Capital Stock of Borrower entitled to vote generally in an election of directors; (ii) Borrower is merged with or into another corporation or another corporation is merged with or into Borrower with the effect that immediately after such transaction the stockholders of Borrower immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; or (iii) to the extent not otherwise then constituting an Event of Default, all or substantially all of the Assets of Borrower or a Primary Obligor are sold to any person or persons (as an entirety in one transaction or a series of related transactions). For purposes of this
Section 9.15, "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person); or

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

      9.16 Management. If James Sartain ceases to be employed full-time with Borrower and responsible for the day to day management of Borrower. Such occurrence shall be an Event of Default without notice or cure period, unless Borrower employs a replacement officer of Borrower having the duties of Mr. Sartain acceptable to Lenders in their reasonable discretion within ninety (90) days after Mr. Sartain ceases to be employed; or

      9.17 Court Orders. To the extent not otherwise constituting an Event of Default, if Borrower, any Primary Obligor or any other Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business or affairs and such Person consents (by action, inaction or otherwise) to such order or such order remains in effect for a period of 30 days; or

      9.18 Dissolution. Borrower, any Primary Obligor or any other Loan Party shall dissolve, fully liquidate or suspend or discontinue its business; or

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Agent may (and shall, if instructed in writing by the Majority Lenders) by written notice to Borrower: (i) declare the principal of and accrued interest on the Loans of Borrower to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; and/or (ii) declare the Commitments of Lenders terminated, whereupon such Commitments shall forthwith terminate immediately; provided that if any Event of Default described in Section 9.8 shall occur with respect to Borrower, the result which would otherwise occur only upon the giving of written notice by Agent to Borrower as herein described shall occur automatically, without the giving of any such notice.

      Section 10. GENERAL REPRESENTATIONS AND WARRANTIES AND RELATED COVENANTS.

      In order to induce Lenders to enter into this Agreement and to maintain the Loans, and to issue the Letters of Credit, provided for herein, each Loan Party party hereto makes the following representations, covenants and warranties, both as of the Execution Date and (after giving effect to the transactions contemplated hereby to occur on the Effective Date) as of the Effective Date (unless otherwise specified), which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

      10.1 Organization.

            (a) Borrower is and at all times hereafter shall be a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect, including, without limitation, the State of Texas. Schedule 10.1(a) identifies each jurisdiction in which Borrower has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

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

            (b) Each Primary Obligor and each Portfolio Entity and each other Loan Party is a corporation or limited liability company or a limited partnership, duly organized and validly existing and in good standing under the laws of the state or foreign jurisdiction of its organization.

            (c) Each Primary Obligor and other Loan Party is and at all times hereafter shall be qualified or licensed to do business and in good standing in all states in which the laws thereof require such Primary Obligor, and other Loan Party to be so qualified and/or licensed.

            (d) Each Portfolio Entity is and at all times hereafter shall be qualified or licensed to do business and in good standing in all states in which the laws thereof require such Portfolio Entity to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect. Schedule 10.1(d) identifies each jurisdiction in which each Primary Obligor, Portfolio Entity, Related Entity and each other Loan Party has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

            (e) Schedule 10.1(e) lists all Shareholder Agreements to which Borrower, any Subsidiary, any Portfolio Entity-50% or any other holder of any Equity Interest in a Pledged Entity is a party.

      10.2 Entity Power.

            (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

            (b) Each Primary Obligor and each other Loan Party has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party.

      10.3 Violation of Charter Documents.

            (a) The execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate and shareholder action and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of Borrower, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to Borrower the breach of which could not have a Material Adverse Effect.

            (b) The execution, delivery and/or performance by each Primary Obligor and other Loan Party of each Loan Document to which it is a party and the consummation of each such Person of the transactions contemplated hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action (as the case may be) and other action by the holders of the Equity Interests thereof and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of such Primary Obligor or such other Loan Party, or contained in any agreement, instrument or document to which such Primary Obligor or such other Loan Party is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to such Primary Obligor and other Loan Party the breach of which could not have a Material Adverse Effect.

      10.4 Enforceability.

            (a) This Agreement and the other Loan Documents to which Borrower is a party are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

            (b) Those other Loan Documents to which each other Loan Party is a party are and will be the legal, valid and binding agreements of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

      10.5 Ownership.

            (a) Schedule 10.5(a) sets forth all classes of stock of Borrower, as of December 31, 2003, the shareholders thereof (other than members of the general public), addresses of each shareholder, and number of shares owned as of such date;

            (b) Schedule 10.5(b) sets forth all classes of stock and/or other Equity Interests (other than options, warrants and rights to acquire Stock or other Equity Interests) issued by each Primary Obligor, each Portfolio Entity and each Related Entity, the shareholders and other equity holders thereof, and the addresses, number of shares and/or partnership interests owned.

            (c) Schedule 10.5(c) sets forth all options, warrants and other rights to acquire Stock or other Equity Interests of Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof. Lenders hereby expressly consent to the transfer, issuance or conveyance of Stock and/or other Equity Interests of Borrower in accordance with such options, warrants and rights; provided that the same does not result in a Change of Control.

            (d) All Equity Interests of Borrower, each Primary Obligor, each Portfolio Entity, each Related Entity and each other Loan Party have been duly and validly issued, are fully paid and are non-assessable.

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      10.6 Fictitious Names.

            (a) Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the Execution Date is set forth on Schedule
10.6 attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 10.6;

            (b) Each of the fictitious names, if any, used by each Primary Obligor, Material Portfolio Entity and any other Loan Party, during the five (5) year period preceding the Execution Date is set forth on Schedule 10.6 attached hereto (as amended from time to time), and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office; provided that, variations on the corporate name of any Primary Obligor, Portfolio Entity or any other Loan Party in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with Lender's consent and approval.

      10.7 Title.

            (a) Schedule 10.7 is a true, accurate and complete list of all Liens relating to the Collateral on the Execution Date and Effective Date.

            (b) First X and First B shall at all times own fee title to its real estate subject to no liens other than the Permitted Liens.

            (c) Borrower, each Primary Obligor, Portfolio Entity and other Loan Party shall at all times have indefeasible and merchantable title to and ownership of all of its Assets except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      10.8 Financial Warranty. Except as set forth on Schedule 10.8, Borrower
(i) is paying its debts as they mature, (ii) owns property which, at a fair valuation, is greater than the sum of its debt, and (iii) has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Except as set forth on Schedule 10.8, each Primary Obligor and each Material Portfolio Entity: (i) is paying its respective debts as they mature, (ii) owns property which, at a fair valuation, is greater than the sum of its debt and (iii) has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

      10.9 Proceedings. Except as set forth on Schedule 10.9, there are no actions or proceedings which are pending or threatened against Borrower, any Primary Obligor, any Material Portfolio Entity or any other Loan Party which could reasonably be expected to have a Material Adverse Effect. None of the actions or proceedings referred to on Schedule 10.9 could have a Material Adverse Effect.

      10.10 Government Contracts. Except as set forth on Schedule 10.10, neither Borrower, nor any Primary Obligor, Material Portfolio Entity or other Loan Party has any government contracts.

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

      10.11 Adequate Licenses. Borrower, and each Primary Obligor, Portfolio Entity and other Loan Party possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

      10.12 Government Permits; Approvals and Consents.

            (a) Except for matters which could not result in a Material Adverse Effect, Borrower and each Primary Obligor, each Portfolio Entity and each other Loan Party has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and prior to the Execution Date and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Person.

            (b) Except for those consents and other items set forth on Schedule 10.12, neither Borrower, nor any Primary Obligor, Material Portfolio Entity or other Loan Party requires the approval, consent, waiver, order, permission, license, authorization, registration or validation of, or filing with or exemption by, any Government Authority or any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the other Loan Documents, including but not limited to the borrowing of any Loans, the pledge of the Collateral, and the payment and performance of all Obligations. Borrower and each other Primary Obligor, Material Portfolio Entity and other Loan Party have received the consents and other items described on Schedule
10.12 and has delivered a copy thereof to Agent, which consents are in full force and effect, unmodified and unamended on the date hereof and on the Execution Date.

      10.13 Charge; Restrictions.

            (a) On the Execution Date and on the Effective Date, neither Borrower, nor any Primary Obligor nor any Portfolio Entity or any other Loan Party is a party to (nor are any of such Person's Assets otherwise subject to) any contract or agreement or restriction, judgment, decree or order that could have a Material Adverse Effect.

            (b) On the Execution Date and on the Effective Date, none of Borrower, nor any Primary Obligor, Material Portfolio Entity , or any other Loan Party is subject to (nor are any such Person's Assets otherwise subject to) any Charge (other than Charges owed by First B or First X).

      10.14 Compliance with Laws. Except for matters which could not result in a Material Adverse Effect, neither Borrower, nor any Primary Obligor nor any Portfolio Entity nor any other Loan Party is in violation of any applicable statute, regulation, order or ordinance of the

United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect.

      10.15 Compliance with Indebtedness Instruments. Other than those defaults set forth on Schedule 10.15, Borrower is not in default under any Indebtedness Instrument or any other material agreement to which it is a party. Other than those defaults set forth on Schedule 10.15, no Primary Obligor, Material Portfolio Entity, or any other Loan Party is in default under any Indebtedness Instrument.

      10.16 Financials. The Financial Statements delivered by Borrower, any Primary Obligor, Material Portfolio Entity or any other Loan Party to Agent, fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

      10.17 Tax Returns. Borrower and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority, except for Charges arising at any time after the Effective Date, which Borrower is disputing in accordance with the final sentence of Section 7.3.

      10.18 No Material Adverse Change. Except as set forth in Schedule 10.18, since June 30, 2004, no event or circumstance has occurred that had, has or could reasonably be expected to have a Material Adverse Effect.

      10.19 No Indebtedness. None of Borrower, any Primary Obligor, Portfolio Entity, Wholly-Owned Subsidiary or other Loan Party (i) has any Indebtedness except for Indebtedness described in Schedule 10.19, Schedule 10.20 and Schedule 8.12(a) and except for Indebtedness permitted by this Agreement which (other than in the case of MCS, any Latin American Acquisition Entity or any European Acquisition Entity ) is reflected in the most recent Financial Statements delivered pursuant to 7.1(a) or (b) (except for any such Indebtedness permitted by this Agreement (x) incurred since such most recent Financial Statements were delivered, or (y) constituting unsecured trade payables arising in the ordinary course of business since the dates reflected in the June 30, 2004 Financial Statements that is not Indebtedness for borrowed money or Indebtedness of any REO Affiliate to its REO Parent evidenced by a note payable to such REO Parent, in each case, to the extent, if any, not required by GAAP to be reflected in Financial Statements) or (ii) has guaranteed any indebtedness or entered into or issued any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) in respect of the obligations of any Person.

      10.20 Affiliate Notes. Attached hereto as Schedule 10.20 is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of a Borrower, a Wholly-Owned Subsidiary, a Portfolio Entity or a Related Entity, other than the Pledged Notes and the Excluded Notes.

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      10.21 No Liability on Lenders or Agent. None of the execution, delivery and performance by Borrower or any other Loan Party of this Agreement and/or the other Loan Documents will impose on or subject any of the Lenders or the Agent to any liability, whether fixed or contingent, in respect of any Environmental Law, whether relating to the operation of Borrower's business or otherwise. None of the Lenders' or the Agent's exercise of any of the rights or remedies described in this Agreement or in any of the other Loan Documents shall constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

      10.22 Affiliates. Schedule 10.22 attached hereto is a true, accurate and complete schedule of Borrower's Affiliates as of the Effective Date, together with a description of Borrower's relationship to each such Affiliate.

      10.23 Real Property; Environmental Issues. Except as set forth on Schedule 10.23, neither Borrower, any Primary Obligor, any Portfolio Entity or any Related Entity other than First X, First B, FCS Creamer, Ltd., FCS Wood Ltd., and FCS Wildhorse Ltd., FCS Fischer Ltd., any REO Affiliate, any Latin American Acquisition Entity or European Acquisition Entity now owns or, in the case of US Persons, leases or at any time in the five (5) years preceding the Execution Date has owned or leased any real property. Neither Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity, any Immaterial Entity, or any other Loan Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

      10.24 Investment Company Act and Public Utility Holding Company Act. Neither Borrower nor any Primary Obligor nor any other Loan Party or the entering into of any Loan Documents, nor the issuance of the Notes is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither Borrower, nor any Primary Obligor or any other Loan Party is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

      10.25 Disclosure. Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Lenders or Agent, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Copies of all documents delivered to Lenders and/or Agent pursuant to this Section 10 or any other provision of this Agreement are true, correct and complete copies thereof and include all amendments, restatements, supplements and other modifications thereto and thereof.

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      10.26 Qualification.

            (a) Solely by reason of (and without regard to any other activities of Lenders and/or Agent in any state in which Assets of the Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or other Loan Party are located) the entering into and performance of this Agreement, the Notes, the other Loan Documents and the documents, instruments and agreements delivered in connection therewith by Lenders and/or Agent will not constitute doing business by Lenders and/or Agent in any of such states or result in any liability of Lenders and/or Agent for taxes or other governmental charges; and qualification by Lenders and/or Agent to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

            (b) No "business activity," "doing business" or similar report or notice is required to be filed by the Lenders and/or Agent in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement or any other Loan Document, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

            (c) SEC Filings. The Borrower has filed and made available to the Agent and Lenders each form, registration statement, schedule, report, proxy statement and document required to be filed by Borrower with the SEC since January 1, 1995 (collectively, the "SEC REPORTS"). Except as set forth on
Schedule 10.26, the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower is the only Loan Party required to file pursuant to the Exchange Act. Since January 1, 1995, Borrower has made all filings with the SEC in a timely manner (except as set forth on Schedule 10.26, each of which filing deficiencies was subsequently cured in a manner that brought Borrower into full compliance with law) as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing, which has not been made or filed.

      10.27 Federal Reserve Margin Regulations; Use of Proceeds

            (a) Neither Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or member of the Consolidated Group or Subsidiary of any of the foregoing is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

            (b) Neither the Loans nor the use of proceeds therefrom will result in a violation of any of the foreign assets control regulations of the United States Treasury

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Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

      10.28 Intellectual Property. All patents, trademarks, registered copyrights and trade names of Borrower, each Primary Obligor, each Material Portfolio Entity and each other Loan Party are listed in Schedule 10.28 to this Agreement; all of those so listed are in full force and effect. If any member of the Consolidated Group at any time acquires, establishes, invents or develops any patent, trademark, copyright or trade name that is or becomes material to such Person's business or operations, it will promptly notify Agent of same and take such action as Agent shall request to grant to Agent on behalf of Lenders a perfected, first priority security interest in same.

      10.29 Compliance with ERISA. No Loan Party or Subsidiary, other than Borrower and Subsidiaries that are not Portfolio Entities has or shall at any time have any employees. Schedule 10.29 describes the Pension Plans to which Borrower or any ERISA Affiliates may have obligations. Each Loan Party and each ERISA Affiliate and each Plan and the trusts maintained pursuant to such plans are in compliance in all material respects with the presently applicable provisions of Sections 401 through and including 417 of the Code, and of ERISA and (i) no event which constitutes a Reportable Event as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan which is or was covered by Title IV of ERISA, (ii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (iii) no written notice of liability has been received with respect to any Loan Party or any Subsidiary for any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor has any such prohibited transaction resulting in liability to any Loan Party or ERISA Affiliate occurred.

            Neither any Loan Party nor any ERISA Affiliate (i) has incurred any liability to the PBGC (or any successor thereto under ERISA), or to any trustee of a trust established under Section 4049 of ERISA, in connection with any Plan (other than liability for premiums under Section 4007 or ERISA), (ii) has incurred any withdrawal liability under Subtitle E of Title IV of ERISA in connection with any Plan which is a Multiemployer Plan, nor (iii) has contributed or has been obligated to contribute on or after September 26, 1980, to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) which is subject to Title IV of ERISA.

            The consummation of the transactions contemplated by this Agreement
(i) will not give rise to any liability on behalf of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the PBGC (other than ordinary and usual PBGC premium liability), to the trustee of a trust established pursuant to
Section 4049 of ERISA, or to any Multiemployer Plan, and (ii) will not constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

      10.30 The Security Documents.

            (a) Each Security Document heretofore delivered grants, and each Security Document hereafter delivered when delivered will grant a Lien in the properties or rights intended to be covered thereby (the "Collateral") which (i) will constitute a valid and enforceable

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security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which any Security Document is governed (as applicable, the "UCC"), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC, and (iii) when such Security Documents or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for Permitted Liens, and will provide Agent and Lenders the Requisite Priority. All such action as is necessary in law has been taken, or prior to the Effective Date will have been taken, to establish and perfect the security interest of Agent and Lenders in the Collateral and to entitle Lenders or Agent on behalf of Lenders to exercise the rights and remedies provided in each of the Security Documents and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates. All filing and other fees and all recording or other tax payable with respect to the recording of any of the Security Documents and UCC financing statements have been paid or provided for.

      (b) In furtherance (and not in limitation) of Section 10.30(a), after giving effect to the Pledge Agreements and Security Agreements listed on
Schedule 10.30(b), each Borrower and each Primary Obligor will have granted Agent a Lien of the Requisite Priority on (x) each Pledged Note and on each other note, instrument or other evidence of indebtedness, other than any Excluded Note, in which it has any right, title or interest; and (y) each Equity Interest, other than Equity Interests in Excluded Entities, in which it has any right, title or interest, including, without limitation, each Equity Interest issued to it by any Portfolio Entity acquiring any Asset Pool.

      10.31 Other Loan Documents. All representations and warranties contained in the other Loan Documents are true and correct.

      10.32 Exclusion of Harbor Debtors. No representation, warranty or covenant set forth in this Section 10 shall be deemed to be a representation, warranty or covenant with respect to or by a Harbor Debtor.

      10.33 FC Holdings Line of Credit.

            (a) FC Holdings has entered into that certain Loan Agreement dated as of April 6, 2000 by and between FC Holdings and CFSC (said agreement as in effect on such date and as amended with the written consent of the Majority Lenders, the "Holdings/CFSC Loan Agreement") pursuant to which FC Holdings obtained the FC Holdings Line of Credit. In addition, Agent (on behalf of Lenders), certain subordinated lenders (whose indebtedness was subsequently repaid) and CFSC have entered into two separate subordination agreements dated as of April 6, 2000 (as from time to time amended, restated, supplemented or otherwise modified), one relating to their respective rights to the Shared Collateral and one (as from time to time amended, restated, supplemented or otherwise modified, the "CFSC Guaranty Subordination Agreement") relating to their respective rights relating to payments which may be made by FC Commercial pursuant to guarantees to CFSC or Lenders (collectively, the "CFSC Intercreditor Agreement").

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            (b) Attached hereto as Schedule 10.33(b) is a true, complete and accurate schedule of all material documents, instruments and agreements executed, delivered or caused to be delivered by FC Holdings or any other Person to CFSC to evidence, guaranty or secure the FC Holdings Line of Credit (the "Holdings/CFSC Loan Documents").

            (c) Attached hereto as Schedule 10.33(c) is a true, accurate and complete schedule of all property (including but not limited to all equipment, partnership interests, stock, membership interests, general intangibles, instruments, bank accounts, accounts, accounts receivable, contract rights) (the "Shared Collateral") in which a Lien has been or will be granted to secure payment or performance of any obligation or liability of Borrower, FC Holdings, any Primary Obligor, any Portfolio Entity, any Related Entity, any Pledged Entity or any other Person to CFSC under the Holdings/CFSC Loan Documents. Borrower has caused FC Holdings to deliver to Agent a true, accurate and complete copy of the Holdings/CFSC Loan Agreement and all Holdings/CFSC Loan Documents.

            (d) Neither the Holdings/CFSC Loan Agreement nor any other Holdings/CFSC Loan Document has been amended, extended, restated, supplemented or otherwise modified, nor have any of the provisions thereof been waived.

            (e) The Holdings/CFSC Loan Agreement has been duly executed and delivered by FC Holdings and is in full force and effect.

            (f) All obligations of CFSC under the CFSC Guaranty Subordination Agreement are the legal, valid and binding obligations of CFSC, enforceable against CFSC in accordance with its terms.

            (g) All representations, warranties and covenants in the Holdings/CFSC Loan Documents of FC Holdings and the other Primary Obligors party thereto, are legal, valid and binding obligations of such Persons, enforceable in accordance with the terms thereof. All obligations of CFSC under the CFSC Guaranty Subordination Agreement are the legal, valid and binding obligations of CFSC, enforceable against CFSC in accordance with its terms.

            (h) With respect to that FC Commercial Guaranty in favor of CFSC (as identified on Schedule 10.33) Borrower acknowledges that said guaranty is subordinate in right of payment to the obligations of FC Commercial under that certain Guaranty Agreement executed by FC Commercial in favor of Lenders and Agent and that Borrower shall not permit any payment to be made by FC Commercial with respect to such guaranty in favor of CFSC at any time prior to indefeasible payment in full of all Obligations and the termination of this Agreement and all obligations of Lenders hereunder.

            (i) Borrower hereby represents and warrants that it has pledged or caused to be pledged to Agent, for the benefit of Lenders, a subordinated security interest in all Shared Collateral, except a security interest in a promissory note in the amount of $268,345.11 payable by Cartera en Administration Y Cobranza, SA de CV to FC Holdings, in which promissory note Lenders have elected not to take a security interest.

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      10.34 FCS Fisher, Ltd. Transactions.

            (a) FC Holdings borrowed approximately $1,000,000 under the FC Holdings Line of Credit which it used to make a capital contribution to FCS Fisher, Ltd. in the amount of $24,666.67 and a loan to FCS Fisher, Ltd. in the amount of $898,012, secured by a deed of trust dated March 31, 2000, as amended which is a lien against a 183 acre tract of land located in Bexar County, Texas (the "Fischer Property").

            (b) Borrower has (i) caused FC Holdings to pledge to Lender the note by FCS Fisher, Ltd. to FC Holdings and all collateral pledged to secure payment thereof; (ii) delivered said note, together with an endorsement thereof to Agent, for the benefit of Lenders; and (iii) pledged to Agent, for the benefit of Lenders, all of its right, title and interest in FCS Fisher, Ltd. and FCS Fischer, G.P., Corp.

            (c) FCS Fischer, Ltd. is the fee title holder of the Fischer Property, subject to no liens or encumbrances other than that certain Deed of Trust in favor of CFSC, as agent dated March 31, 2000.

            (d) FC Holdings owns an aggregate 25% interest in equity of FCS Fischer Ltd. and its general partner, free and clear of all liens and encumbrances, except those in favor of Agent (on behalf of Lenders).

      10.35 Fee Agreements. Attached hereto as Schedule 10.35 is a true, accurate and complete schedule, as of the Effective Date, of all Fee Agreements to which Borrower or any Primary Obligor, or Material Portfolio Entity is a party.

      10.36 Securitization Agreements. Attached hereto as Schedule 10.36 is a true, accurate and complete schedule as of the Execution Date of all sales and servicing agreements and similar agreements relating to securitizations to which Borrower, any Primary Obligor or any other Subsidiary of Borrower is a party.

      10.37 Immaterial Entities. Schedule 10.37 lists each Affiliate of Borrower that does not engage in any business and that has assets of with a fair market value of less than $100,000. The aggregate fair market value of Assets of all entities listed on Schedule 10.37 does not exceed $1,500,000.

      10.38 Waterfall Restrictions. No loan agreement or other borrowing arrangement of any Portfolio Entity contains any provision (x) pursuant to which such agreement or arrangement would cross-default to a loan agreement or other borrowing arrangement of any other Portfolio Entity or to a different loan agreement or other borrowing arrangement of such Portfolio Entity or (y) which would in any way restrict, reduce or prohibit distributions by a Portfolio Entity on account of any event or condition with respect to any Affiliate of such Portfolio Entity or with respect to that Portfolio Entity under any other borrowing or credit arrangement.

      10.39 Wholly Owned Subsidiary Interests. Attached as Schedule 10.39 hereto is a true and complete list, as of the Effective Date, of each Wholly-Owned Subsidiary which owns Equity Interests issued by any other Person other than an REO Affiliate of such Wholly-Owned Subsidiary,

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      10.40 REO Affiliates. Attached as Schedule 10.40 hereto is a true and complete list, as of the Effective Date, of each REO Affiliate.

      10.41 Material Portfolio Entities. Attached hereto as Schedule 10.41 is a true and complete list, as of the Effective Date, of each Material Portfolio Entity.

      Section 11. AGENT.

      11.1 Appointment. Lenders hereby irrevocably appoint Bank of Scotland, acting through its New York branch, to act as Agent hereunder and as Agent or Collateral Agent or "Assignee" or "Secured Party" (or in any other similar representative capacity designated in any Security Document) under the Security Documents (in such capacity, the "Agent"). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Notes, the Security Documents, the other Loan Documents and any other instruments and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to or required of it by the terms thereof and such other powers as are reasonably incidental thereto; provided that Agent shall not take any action to realize upon any security interest in any of the Collateral, or release any substantial portion of the Collateral, without the consent of the Majority Lenders. Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

      11.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it under any of the Loan Documents, or in connection therewith unless caused by its or their gross negligence or willful misconduct. Nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Loan Documents except as expressly set forth therein. The duties of Agent under the Loan Documents shall be mechanical and administrative in nature and Agent shall not have by reason of its duties under the Loan Documents a fiduciary relationship in respect of any Lender. Agent agrees to deliver promptly to each Lender (i) copies of notices received by it pursuant to Sections 7.1, 7.2 and 7.11 of this Agreement, and (ii) copies of all documents required to be delivered hereunder by Borrower to Lenders directly but that are not so delivered to any Lender (but were delivered to Agent) if such Lender notifies Agent that it has not received such document or documents, specifying same.

      11.3 Lack of Reliance. Independently and without reliance on Agent, each Lender to the extent it deems appropriate has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans and its Commitments hereunder and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Loan Parties and (iii) its own independent investigation and appraisal of the Collateral; and, except as expressly provided in the Loan Documents, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter. Agent shall not be responsible to any Lender for any recitals,

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statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Loan Parties or the condition of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Loan Parties or the existence or possible existence of any Event of Default or Default.

      11.4 Certain Rights. If Agent requests instructions from Lenders or Majority Lenders with respect to any interpretation, act or action (including failure to act in connection with this Agreement or any of the other Loan Documents) Agent shall be entitled to refrain from such act or taking such actions unless and until it shall have received instructions from Lenders or the Majority Lenders, as the case may be; and Agent shall not incur liability to any Person by so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Majority Lenders (as to matters requiring the consent of the Majority Lenders) or all Lenders (as to matters requiring the consent of all Lenders). Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless, if it requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or not taking any such action.

      11.5 Reliance. Agent shall be entitled to rely upon any written notice or any telephone message believed by it to be genuine or correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Loan Documents and its duties thereunder, upon advice of counsel selected by it.

      11.6 Indemnification. TO THE EXTENT AGENT IS NOT REIMBURSED OR INDEMNIFIED BY BORROWER, LENDERS WILL REIMBURSE AND/OR INDEMNIFY AGENT, IN PROPORTION TO THE AGGREGATE AMOUNT OF THEIR RESPECTIVE COMMITMENTS (OR, IF COMMITMENTS ARE TERMINATED, LOANS OUTSTANDING) UNDER THIS AGREEMENT, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY OR ASSERTED AGAINST AGENT, ACTING PURSUANT HERETO OR ANY OF THE OTHER LOAN DOCUMENTS IN ITS CAPACITY PROVIDED FOR IN THIS
SECTION 11, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE OBLIGATIONS OF LENDERS UNDER THIS SECTION 11.6 SHALL SURVIVE THE REPAYMENT OF THE NOTES AND THE LOANS AND THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.7 Agent, Individually. With respect to its Commitments under this Agreement, the Loans made by it and any Note issued to or held by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lender", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, not

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exclude Agent in its individual capacity as a Lender or holder of a Note. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Loan Parties and their Subsidiaries as if it were not acting pursuant hereto, and may accept fees and other consideration from the Loan Parties and their Subsidiaries for services as Agent in connection with this Agreement and the other Loan Documents and for services otherwise than as Agent without having to account for the same to Lenders.

      11.8 Holders of Notes. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by Agent. Any request, authority or consent of any Person, who at the time of making such request or of giving such authority or consent is the payee of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

      11.9 Resignation. Agent may resign at any time from the performance of all its functions and duties hereunder and under the other Loan Documents by giving 30 days prior written notice to Borrower and each Lender. Such resignation shall take effect upon the expiration of such 30-day period or upon the earlier appointment of a successor. Notwithstanding any such resignation, the provisions of Sections 11.6 and 12.3 shall inure also to the benefit of each Agent who has so resigned with respect to the period it served as Agent. In case of the resignation of Agent, the Majority Lenders, with the prior consent of Borrower, which consent may not be unreasonably withheld, may appoint a successor by a written instrument signed by the Majority Lenders. Any successor shall execute and deliver to Agent an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of Agent hereunder and with like effect as if originally named as "Agent" herein and therein, and upon request, the predecessor Agent shall take all actions and execute all documents necessary to give effect to the foregoing. In the event Agent's resignation becomes effective at a time when no successor has been named, all notices, other communications and payments hereunder required to be given by or to Agent shall be sufficiently given if given by the Majority Lenders (or all Lenders, if the consent of all Lenders is required therefor hereunder) or to each Lender, as the case may be. In such event, all powers specifically delegated to Agent may be exercised by the Majority Lenders and the Majority Lenders shall be entitled to all rights of Agent hereunder.

      11.10 Reimbursement. Without limiting the provisions of Section 11.6, Lenders and Agent hereby agree that Agent shall not be obligated to make available to any Person any sum which Agent is expecting to receive for the account of that Person until Agent has determined that it has received that sum. Agent may, however, disburse funds prior to determining that the sums which Agent expects to receive have been finally and unconditionally paid to Agent, if Agent wishes to do so. If and to the extent that Agent does disburse funds and it later becomes apparent that Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom Agent made the funds available shall, on demand from Agent:

            (a) refund Agent the sum paid to that Person; and

            (b) reimburse Agent for the additional amount certified by Agent as being necessary to indemnify Agent against any funding or other cost, loss, expense or liability

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sustained or incurred by Agent as a result of paying out the sums before receiving it; provided, however, that if such funds were made available to any Lender, such additional amount shall be limited to interest on the sum to be repaid, for each day from the date such amount was disbursed until the date repaid to Agent, at (for the first three days) the customary rate set by Agent for correction of errors among banks, and thereafter at the Base Rate (or, if greater and in respect of a Loan, the rate from time to time prevailing on such
Loan).

      Section 12. MISCELLANEOUS.

      12.1 Calculations and Financial Data. Calculations hereunder (including, without limitation, calculations used in determining, or in any certificate of any Loan Party delivered reflecting compliance by any Loan Party with the provisions of this Agreement) shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP, consistent with the audited Financial Statements described in Section 10.16; provided that for purposes of Section 8.18 no effect shall be given to any change in GAAP from those in effect on December 31, 2003.

      12.2 Amendment and Waiver. Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Majority Lenders (or Agent on their behalf) and, if Borrower is a party thereto, Borrower, except that waivers of provisions relating to a Loan Party's performance or non-performance of its obligations hereunder or thereunder need not be signed by such Loan Party or any other Loan Party; provided however that the written consent of Agent shall also be required to change, waive, discharge or terminate provisions of Section 11 and the written consent of the Issuing Bank shall also be required to change, waive, discharge or terminate provisions of Section 2A; and provided further that without the consent of all of Lenders (or Agent on their behalf) no change, waiver, discharge or termination may be made that would increase the amount of any Commitment of any Lender, decrease the principal of any Loan; decrease the interest rate payable on any Loan; decrease the amount of any fee or Commitment Commission; extend the Maturity Date of any Loan; change the definition of "Majority Lenders" or modify this Section 12.2. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

      12.3 Expenses; Indemnification.

            (a) Whether or not the transactions hereby contemplated shall be consummated, Borrower shall pay all out-of-pocket costs and expenses of (x) Agent incurred in connection with the preparation, execution, delivery, administration, filing and recording of, and (y) Agent and Lenders incurred in connection with the amendment (including any waiver or consent) or modification of (including any amendment, waiver, consent or modification at any time requested by Borrower, whether or not same is finalized or executed), any failure of Borrower to perform or observe any provision of, and enforcement of or preservation of any rights under, this Agreement, the other Loan Documents, the making and repayment of the Loans, and the payment of all interest and fees, including, without limitation, (A) the fees and expenses of Sullivan & Worcester LLP, counsel for Agent, and any special or local counsel retained by Agent or Lenders, and with respect to enforcement, the reasonable fees and expenses

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of counsel for Agent or any Lender, (B) the reasonable fees and expenses of accountants, other consultants, appraisers and other professionals retained by Agent in connection with the transactions contemplated hereunder, and (C) printing, travel, title insurance, mortgage recording, filing, communication and signing taxes and costs.

            (b) BORROWER AGREES TO PAY, AND TO SAVE AGENT AND LENDERS HARMLESS FROM (X) ALL PRESENT AND FUTURE STAMP, FILING AND OTHER SIMILAR TAXES, FEES OR CHARGES (INCLUDING INTEREST AND PENALTIES, IF ANY), WHICH MAY BE PAYABLE IN CONNECTION WITH THE LOAN DOCUMENTS OR THE ISSUANCE OF THE NOTES OR ANY MODIFICATION OF ANY OF THE FOREGOING, AND (Y) ALL FINDER'S AND BROKER'S FEES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

            (c) BORROWER AGREES TO INDEMNIFY, PAY AND HOLD HARMLESS AGENT, EACH LENDER, ANY LENDER ASSIGNEE AND EACH HOLDER OF A NOTE AND THEIR RESPECTIVE PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL LIABILITY, LOSSES, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES AND EXPENSES) ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE PERFORMANCE BY THE PARTIES HERETO OR THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER OR RELATING THERETO; OR (II) ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING (IN EACH CASE, REGARDLESS OF WHETHER OR NOT THE INDEMNIFIED PARTY IS A PARTY THERETO OR TARGET THEREOF) IN ANY WAY RELATING TO BORROWER, ANY PRIMARY OBLIGOR, ANY PORTFOLIO ENTITY, ANY RELATED ENTITY OR SUBSIDIARY OF ANY THEREOF OR ANY COLLATERAL OR ANY AFFILIATE OF BORROWER OR ANY SUBSIDIARY OF ANY SUCH AFFILIATE OR IN ANY WAY RELATING TO ANY OF THE FOREGOING PERSONS OR ANY OTHER LOAN PARTY, OR ANY AFFILIATE OF ANY OF THE FOREGOING IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT OR TRANSACTION IN CONNECTION HEREWITH OR THEREWITH OR RELATING HERETO OR THERETO; OR (III) ANY ACTUAL OR ALLEGED VIOLATION BY BORROWER, ANY PRIMARY OBLIGOR, ANY PORTFOLIO ENTITY, ANY RELATED ENTITY, ANY LOAN PARTY, ANY AFFILIATE OF ANY OF THE FOREGOING PERSONS OR ANY SUBSIDIARY OF ANY OF THE FOREGOING PERSONS (OR ANY PREDECESSOR IN INTEREST OF ANY OF THEM) OF ANY ENVIRONMENTAL LAW; PROVIDED THAT BORROWER SHALL NOT BE LIABLE TO AN INDEMNIFIED PARTY FOR ANY PORTION OF SUCH LIABILITIES, LOSSES, DAMAGES AND EXPENSES SUSTAINED OR INCURRED AS A DIRECT RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT, ANY LENDER OR SUCH INDEMNIFIED PARTY IF SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO HAVE OCCURRED BY A FINAL AND NON-APPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION. EACH LENDER SHALL ENDEAVOR TO GIVE BORROWER NOTICE OF ANY MATERIAL CLAIM, ACTION, SUIT OR PROCEEDING (IF NOT RESTRICTED BY APPLICABLE LAW, REGULATION OR GOVERNMENT AUTHORITY FROM SO DOING OR UNLESS THE SAME WOULD BE INCONSISTENT WITH A REQUEST FROM A GOVERNMENT AUTHORITY) REFERRED TO IN CLAUSE (II) WHICH HAS BEEN FILED AGAINST SUCH LENDER WITHIN A REASONABLE TIME AFTER THE LOAN OFFICER OF SUCH LENDER WITH RESPONSIBILITY FOR THIS AGREEMENT BECOMES AWARE OF THE SAME, BUT NO FAILURE TO GIVE ANY SUCH NOTICE SHALL AFFECT, OR RELIEVE BORROWER OF, ANY OF BORROWER'S OBLIGATIONS UNDER THIS SECTION 12.3 OR UNDER ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RESULT IN ANY OBLIGATION OR LIABILITY OF AGENT OR ANY LENDER TO BORROWER OR ANY OTHER PERSON.

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            (d) All obligations provided for in this Section 12.3 and Sections
3.4, 3.8, 4.1, 4.2, 4.3, 5.2 and 11.6 shall survive any termination of this Agreement and the Commitments and the payment in full of the Obligations.

      12.4 Benefits of Agreement; Descriptive Headings.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of the holders from time to time of the Notes; provided, however, that no Loan Party that is party hereto may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders and any such purported assignment or transfer shall be void. In furtherance of the foregoing, each Lender shall be entitled at any time to grant participations in the whole or any part of its rights and/or obligations under this Agreement, the Loan Documents or any Loan or Note to any Person; provided, however, that no Lender Assignee shall be permitted by the terms of its participation agreement with the relevant Lender to require such Lender to take or omit to take any action hereunder except to the extent that if Lender Assignee were a Lender hereunder, its consent to taking or omitting to take such action would be required by the terms of the second proviso of Section 12.2 hereto. No such participation pursuant to this
Section 12.4(a) shall relieve any Lender from its obligations hereunder and Borrower need deal solely with Agent and Lenders with respect to waivers, modifications and consents to this Agreement, the Loan Documents or the Notes. Any such participant is referred to in this Agreement as a "Lender Assignee". Borrower agrees that the provisions of Sections 3.4, 3.6, 3.8, 5.4 and 12.3 shall run to the benefit of each Lender Assignee and its participations or interests herein, and any Lender may enforce such provisions on behalf of any such Lender Assignee; provided, however, that if any Lender grants a participation in the whole or any part of its rights and/or obligations pursuant to this Section 12.4(a), then the amounts that Borrower is required to pay pursuant to this Agreement (including, without limitation, additional amounts made pursuant to Section 5.4) shall not exceed the amounts that Borrower would have been required to pay to such Lender pursuant to this Agreement had such Lender not granted such participation. Borrower hereby further agrees that any such Lender Assignee may, to the fullest extent permitted by applicable law, exercise the right of setoff with respect to such participation (and in an amount up to the amount of such participation) as fully as if such Lender Assignee were the direct creditor of Borrower. Upon a participation in accordance with the foregoing, Borrower shall execute such documents and do such acts as any Lender may reasonably request to effect such assignment. Any Lender may furnish any information concerning the Loan Parties in its possession from time to time to Lender Assignees (including prospective Lender Assignees) and prospective Purchasing Lenders. Each Lender shall notify Borrower of any participation granted by it pursuant to this Section 12.4(a) but neither the approval of Borrower nor that of any other Loan Party shall be required for any such participation. Borrower shall not be responsible for any due diligence costs or legal expenses of such Lender Assignees in connection with their entering into such participation.

            (b) The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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

            (c) Any Lender may at any time assign to any other Lender or any affiliate of any Lender, or (subject to obtaining the prior written consent of Borrower (but no other Loan Party), such consent not to be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its Commitments (and corresponding Loans and Note) pursuant to a Transfer Supplement ("Transfer Supplement"), the form and substance satisfactory to Agent; provided, however, that each such assignment shall be for an amount not less than $1,000,000 (or, if Lender's Loan or Commitment at the time is less, such amount) and integral multiples of $500,000 above such amount, or such other amount or multiple to which Agent may consent. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to Borrower and Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (iv) payment by the Purchasing Lender to Agent of a $3,000 processing fee, and (v) any consent of Borrower required by the first sentence of this Section 12.4(c), such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and thereto with the percentage share of the Commitment(s) set forth in Schedule I to such Transfer Supplement, and no further consent or action by Borrower, any other Loan Party, Lenders or Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the percentage of the Commitment(s), Notes and Loans (and related rights and obligations) held by the transferor Lender and the Purchasing Lender arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender pursuant to the Transfer Supplement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this
Section 12.4(c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such transferor Lender and a new Note or Notes (dated the same date as the Note or Notes being replaced) or, as appropriate, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender, in each case in principal amounts reflecting their outstanding Loans and Commitment(s), as adjusted pursuant to such Transfer Supplement.

            (d) Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless Agent, Borrower or a Lender otherwise request with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the parties thereto and delivered on the Effective Date.

      12.5 Notices, Requests, Demands, etc. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or

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operated by a party hereto) when sent; in each case addressed as follows, except that notices and communications to Agent pursuant to Section 2 and Section 9 shall not be effective until received by Agent: (i) if to Agent, at the Closing Office, (ii) if to a Lender, at the address specified with its signature below or (if a Purchasing Lender) on the applicable Transfer Supplement, and (iii) if to a Loan Party, at its address specified with its signature below (Attention:
President), or to such other addresses as any of the parties hereto may hereafter specify to the others in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received.

      12.6 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except (as to any other Loan Document) to the extent specifically set forth otherwise in that Loan Document.

      12.7 Counterparts; Telecopies. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement. Telecopied signatures hereto and to the other Loan Documents shall be of the same force and effect as an original of a manually signed copy.

      12.8 Waiver; Remedies Cumulative; Payment of Claims; Full Recourse.

            (a) No failure or delay on the part of Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or any Subsidiary thereof and Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Borrower, any Primary Obligor, any Portfolio Entity, any Related Entity or any other Loan Party or any Subsidiary thereof in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Agent or any Lender to any other or further action in any circumstances without notice or demand.

            (b) The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or any Lender would otherwise have pursuant to such documents or at law or equity.

            (c) In furtherance and not in limitation of the other rights and remedies of Agent and the Lenders, upon the occurrence of an Event of Default or Default, Agent, in its sole and absolute discretion, without waiving or releasing any covenant, agreement or other obligation of Borrower or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower, or

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any Primary Obligor, or any Wholly-Owned Subsidiary. All sums paid by Agent in respect thereof and all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to Agent) relating thereto incurred by Agent or for which Agent becomes obligated on account thereof shall be part of the Obligations payable by a Borrower to Agent on demand and any amount not paid on demand shall bear interest at the Past Due Rate.

            (d) Borrower's obligations to pay principal, interest, fees and other amounts when due under this Agreement and the other Loan Documents is absolute and unconditional and a full recourse obligation of Borrower, notwithstanding any fact or circumstance and, without limiting the generality of the foregoing, whether or not there are funds available in the Cash Flow Cash Collateral Account for application to any such obligation.

      12.9 Recoveries; Pro Rata Sharing.

            (a) Any Recoveries (after deduction and payment of all expenses and costs permitted by this Agreement, the Security Documents or applicable law) shall be applied against the Loans held by Lenders until satisfaction in full of all amounts due thereunder.

            (b) Lenders agree among themselves that, with respect to all sums received by Lenders applicable to the payment of the principal of or interest on the Notes (except as otherwise provided in Section 3.4, 5.4 or 5.5), equitable adjustment will be made between Lenders so that, in effect, all such sums shall be shared ratably by each of Lenders (in accordance with the outstanding principal amount of their respective applicable Loans) whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Notes or otherwise. If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion (except as otherwise provided in Section 3.4, 5.4 or 5.5), then such Lender receiving such excess payment shall purchase for cash from the other Lenders with outstanding Loans to Borrower an interest in their Note or Notes in such amount as shall result in a ratable participation by all of Lenders in the aggregate unpaid amount of applicable Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered by such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower hereby agree that any Lender so purchasing a participation from another Lender pursuant to this Section 12.9(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      12.10 Jurisdiction. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND

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AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND THE
MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST AGENT OR ANY LENDER AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS
OF FORUM NON CONVENIENS. BORROWER HEREBY IRREVOCABLY CONSENTS THAT ALL PROCESS SERVED OR BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT
IF SENT BY REGISTERED MAIL, OR (IF PERMITTED BY LAW) BY FEDERAL EXPRESS OR OTHER SIMILAR OVERNIGHT COURIER SERVICE, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH ALONGSIDE ITS SIGNATURE BELOW (OR SUCH OTHER ADDRESS AS AGENT IS NOTIFIED OF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.5). NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      12.11 Severability. If any provision of this agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

      12.12 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default each of Lenders is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of such Loan Party against and on account of the obligations and liabilities of such Loan Party now or hereafter existing under any of the Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Lender or Lenders exercising any rights granted under this Section 12.12 shall thereafter notify the affected Loan Party and Agent of such action; provided that the failure to give such notice shall not affect the validity of such set-off and application.

      12.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of Agent and Lenders and Borrower and the respective successors and assigns of Agent and Lenders and nothing contained herein shall be deemed to confer upon anyone other than Borrower any right to insist on or to enforce the performance or observance of any of the obligations of Agent or Lenders contained herein. All conditions to the obligations of Lenders to make Loans hereunder are imposed solely and exclusively for the benefit of Lenders and their respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in

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accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

      12.14 Survival; Integration.

            (a) Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Commitments have been terminated and the Loans together with interest thereon, the Commitment Commissions, the fees and compensation of Agent, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

            (b) This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on the subject matter hereof and thereof. In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      12.15 Domicile of Loans. Any Lender may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of such Lender.

      12.16 No Usury. It is expressly stipulated and agreed to be the intent of Agent, Lenders and Borrower to comply at all times with applicable usury laws. If at any time such laws would ever render usurious any amount called for under any of the Loan Documents, then it is the express intention of the parties hereto that such excess amount be immediately credited on the applicable Notes, or if the applicable Notes have been fully paid, refunded by Lenders (pro rata in accordance with their respective principal amount of the affected Loans), to Borrower (and Borrower shall accept such refund) and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery to the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refunding shall not cure or waive any default by Borrower under the Loan Documents. If at any time following any such reduction to the interest rate payable by Borrower there remains unpaid any principal amounts under the Notes and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable to Lenders shall be readjusted, to the full extent permitted by applicable law, so that the total amount of interest thereunder payable by Borrower to Lenders shall be equal to the amount of interest which would have been paid by Borrower without giving effect to applicable usury laws. Borrower agree, however, that in determining whether or not any interest payable under the Notes or any of the other Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Notes or such other Loan Documents to be "interest"), including fees and commissions and all other sums payable hereunder or thereunder or in connection herewith or

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therewith, shall be deemed, to the full extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

      12.17 Waiver of Jury Trial. BORROWER, AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, ANY PARTNER THEREOF, ANY OTHER LOAN PARTY, AGENT OR LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      12.18 Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY OF LENDERS AND/OR AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF, OR TO REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY OF LENDERS AND/OR AGENT TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

      12.19 Waiver of Marshaling. All rights of marshaling of Assets of Borrower, including any such right with respect to the Collateral, are hereby waived by Borrower.

      12.20 Waiver of Claims; Release by Borrower.

            (a) Borrower releases Lenders and Agent from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of any Lenders and/or Agent, their respective officers, agents or employees, except, in the case of any Lender or Agent, the willful misconduct or gross negligence of such Lender or Agent (as the case may be).

            (b) Borrower hereby acknowledges, agrees and affirms, as of the Execution Date and as of the Effective Date, that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement or any other Loan Document or any amendments thereto (collectively, the "CLAIMS"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any other Loan Document, as may have been amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

      12.21 Confidentiality. Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information obtained by Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to Agent hereunder may in all cases be distributed by Agent to Lenders) except that Agent or such Lender may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through Agent or such Lender, (iii) to the extent such information was available to Agent or such Lender in a capacity other than Agent or Lender hereunder or on a nonconfidential basis prior to its disclosure to Agent or such Lender hereunder, (iv) with the consent of Borrower, (v) to actual or prospective Lender Assignees or Purchasing Lenders or (vi) to the extent Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Government Authority to disclose such information.

      Section 13. TEXAS LANGUAGE.

      THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                FIRSTCITY FINANCIAL CORPORATION
                                a Delaware corporation

                                By:_____________________________________________

                                Title:__________________________________________

                                6400 Imperial Drive (delivery only)
                                Waco, Texas 76710

                                P.O. Box 8216 (mail)
                                Waco, Texas 76714-8216

                                254-761-2953 (telecopier)

                                BANK OF SCOTLAND, acting through its New York branch, individually and as Agent

                                By:_____________________________________________

                                Title:__________________________________________

                 [signature page to Revolving Credit Agreement]

TABLE OF CONTENTS

                                  EXHIBITS(1)

Annex I              Definitions

Exhibit A - Promissory Note
Exhibit B - Report Setting Forth the Computation of the Aggregate Undistributed
            Funds of all Portfolio Entities.
Exhibit C - Form of Asset Pool Acquisition Certificate
Exhibit D - Eligible Asset Pool
Exhibit E - Permitted Shareholder Agreements/Arrangements
Exhibit F - Net Present Value
Exhibit G - Borrowing Base Certificate
Exhibit H - Notice of Borrowing
Exhibit I - Eligible Portfolio Entity

-----------------
     (1) Certain exhibits may not be attached to this Agreement. See Section 12.4(d).

                                LIST OF SCHEDULES

Schedule 2.1 - Original Principal Amount

Schedule 6.3 - Closing Checklist

Schedule 8.3 - Liens

Schedule 8.13 - Loan; Guaranty Debt

Schedule 8.13(b) - Guaranty Equivalents

Schedule 8.18 - Limitations on Dividends and Other Payment Restrictions
                Affecting Subsidiaries

Schedule 8.19 - Financial Covenants

Schedule 10.1(a) - Organization of Borrower

Schedule 10.1(d) - Organization of Each Primary Obligor, Portfolio Entity,
                   Related Entity and Each Other Loan Party

Schedule 10.1(e) - Shareholder Agreements

Schedule 10.5(a) - Classes of Stock of Borrower

Schedule 10.5(b) - Classes of Stock and/or Other Equity Interests Issued by Each
                   Primary
                   Obligor, Each Portfolio Entity and Each Related Entity, the Shareholders and
                   Other Equity Holders

Schedule 10.5(c) - Equity Interests in Borrower

Schedule 10.6 - Fictitious Names

Schedule 10.7 - Liens Relating to the Collateral

Schedule 10.8 - Financial Warranty

Schedule 10.9 - Proceedings

Schedule 10.10 - Government Contracts

Schedule 10.12 - Government Permits;  Approvals and Consents

Schedule 10.15 - Defaults under any Indebtedness Instrument

Schedule 10.18 - Material Adverse Change

Schedule 10.19 - Indebtedness Existing on the Effective Date

Schedule 10.20 - Affiliate Notes

Schedule 10.22 - Affiliates

Schedule 10.23 - Real Property; Environmental Issues

Schedule 10.26 - SEC Filings

Schedule 10.28 - Intellectual Property

Schedule 10.29 - Compliance with ERISA

Schedule 10.30(b) - Pledge Agreements and Security Agreements

Schedule 10.33 - FC Commercial Guaranty in Favor of CFSC

Schedule 10.33(b) - FC Holdings Line of Credit Material Documents

Schedule 10.33(c) - Shared Collateral

Schedule 10.35 - Fee Agreements

Schedule 10.36 - Securitization Agreements

Schedule 10.37 - Immaterial Entity

Schedule 10.39 - Wholly Owned Subsidiary Interests

Schedule 10.40 - REO Affiliates

Schedule 10.41 - Material Portfolio Entities

Schedule I - (EE) - Excluded Entities

Schedule I - (EN) - Excluded Notes

Schedule I - (MPE) - Material Portfolio Entity

Schedule I - (PN) - Pledged Notes

Schedule (PL) - Permitted Liens

Schedule I - (RE) - Related Entity

                                                                  EXECUTION COPY

                                                                         ANNEX I

                                   DEFINITIONS

         As used in the Revolving Credit Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Loan Agreement or in such other document herein referenced:

         "Acquisition Loan" - Section 2.1(b).

         "Acquisition Price" with respect to any Asset Pool means the purchase price to be paid to the seller of the Asset Pool by the Portfolio Entity acquiring such Asset Pool for the acquisition of all rights to all property included in such Asset Pool plus transaction costs relating to the acquisition of such Asset Pool of up to 2% of the purchase price of such pool.

         "Adverse Waterfall Event" shall mean with respect to any Portfolio Entity owning more than one Asset Pool or Assets in addition to those contained in its initial Asset Pool, that any lender to such Portfolio Entity has for any reason diverted (whether to make up for a shortfall with respect to any other pool or asset or otherwise) any portion of collections from any Asset Pool of such Portfolio Entity to a different asset or asset pool (or waterfall with respect thereto) of such Portfolio Entity or otherwise subsidized any other such asset or asset pool with collections from any Asset Pool or otherwise restricted distributions from, or reduced waterfall amounts arising from, collections of any Asset Pool on account of any condition or occurrence other than a condition or occurrence arising directly from such Asset Pool.

         "Affected Interest Period" - Section 3.6(a).

         "Affected Lender" - Section 3.6(b).

         "Affiliate" shall mean any Person (i) in which Borrower and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower; and/or (iii) any officer or director of Borrower or any Primary Obligor. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest). Notwithstanding the foregoing, none of the Harbor Debtors shall be deemed to be an Affiliate for the purposes of this Agreement other than Section 8.20.

         "Agent" - introductory paragraph.

         "Aggregate Net Present Equity Value" shall mean the sum of the Net Present Equity Values of each Portfolio Entity (after giving effect, in the case of a Borrowing Base Certificate delivered contemporaneously with a Notice of Borrowing, to an applicable Eligible Portfolio Entity's acquisition of an Asset Pool with proceeds of the related Acquisition Loan).

         "Aggregate Undistributed Funds" shall mean, on any date of determination, the sum of the amounts determined by multiplying (i) the FC Percentage of each Portfolio Entity, times (ii) the amount of funds held by such Portfolio Entity (which for purposes of this definition shall include the operating funds of the general partner of any limited partnership which is the Portfolio Entity) which are not (x) held in a lockbox account, nor (y) held by such Portfolio Entity for the payment (a) of indebtedness to a Permitted Portfolio Company Creditor of such Portfolio Entity due within the next 30 days or (b) Portfolio Protection Expenses, nor (z) retained by such Portfolio Entity to satisfy a leverage covenant imposed thereon by the Permitted Portfolio Company Creditor thereof pursuant to a covenant under a loan agreement between such creditor and such Portfolio Entity as in effect on the Execution Date, of which Agent has been given written notice.

         "Agreement" or "Loan Agreement" shall mean this Revolving Credit Agreement, as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

         "Applicable Indebtedness" of any Person shall mean all Indebtedness of such Person other than trade payables incurred in the ordinary course of business which are not evidenced by an Indebtedness Instrument.

         "Applicable Margin" shall mean, for each period from and including each Payment Date to but excluding the following Payment Date, the applicable percentages set forth below opposite the applicable LTV Ratio; provided, if any change to Total Outstandings occurring during such period would otherwise result in a higher Applicable Margin, such higher Applicable Margin shall be in effect from the date of such change to but excluding the following Payment Date:

--------------------------------------------------------------------------------------
                                             APPLICABLE MARGIN    APPLICABLE MARGIN
                                            FOR ALTERNATE BASE     FOR EUROCURRENCY
                LTV RATIO                       RATE LOANS              LOANS
--------------------------------------------------------------------------------------
Greater than 1.00 to 2.00                          0.25%                2.75%
--------------------------------------------------------------------------------------
Less than or equal to 1.00 to 2.00                 0.00%                2.50%
--------------------------------------------------------------------------------------

; provided, however, if all conditions set forth in Section 6C of the Loan Agreement are not satisfied on or before November 22, 2004, the Applicable Margin shall increase by 2% until such conditions have been satisfied.

         "Applicable Portfolio Percentage" shall mean, with respect to the Acquisition Price of any Asset Pool, the percentage of outstanding shares of stock, membership interests, or partnership interests (as the case may be) or, in the case of a non-U.S. entity, similar equity interests, issued to the Borrower or directly or indirectly to the Primary Obligors by the Portfolio Entity acquiring such Asset Pool.

         "Approved Portfolio Leverage Arrangement" shall mean (i) each borrowing arrangement between a Portfolio Entity and a financial institution existing as of the Effective Date and (ii) each future borrowing arrangement between a Portfolio Entity and a financial institution on terms and conditions reasonably satisfactory to Agent (as indicated in writing by Agent), in each case, pursuant to which a loan is made to a Portfolio Entity on or prior to the date such Portfolio Entity acquires an Asset Pool, all of the proceeds of which loan are used to pay a portion of the Acquisition Price of such Asset Pool. Without limiting the scope of Agent's discretion pursuant to the preceding sentence, (i) no borrowing arrangement shall be deemed an Approved Portfolio Leverage Arrangement if such arrangement cross-defaults to a credit arrangement of any other Portfolio Entity or contains any provisions which would in any way restrict, reduce or prohibit distributions by a Portfolio Entity on account of any event or condition with respect to any Affiliate of such Portfolio Entity; and (ii) references herein to an Approved Portfolio Leverage Arrangement shall be limited to such borrowing arrangements governed by the terms of the loan agreement and other documents in the form delivered to Agent at the time such arrangements were approved by Agent, as amended, supplemented or otherwise modified with the written consent of Agent.

         "ASDM" shall mean Asset Servicing de Mexico S.A. de C.V.

         "Asset" shall mean any real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment , general intangibles, inventory, leases, options, licenses, real property, and Equity Interests issued by any other Person whether now existing or hereafter acquired or arising.

         "Asset Pool" shall mean (x) in connection with the acquisition thereof by an Eligible Portfolio Entity, a portfolio of loans or other Assets described in an Asset Pool Acquisition Certificate, and (y) in all other contexts, all Assets of a Portfolio Entity.

         "Asset Pool Acquisition Certificate" shall mean a certificate from an Executive Officer of Borrower in the form of Exhibit C to the Agreement, to which is attached (as contemplated by the form of such certificate) the asset purchase agreement relating to the Assets proposed to be purchased, and, if not previously provided to Agent or if amended, restated or otherwise modified since previously provided, the Charter Documents for the purchasing Portfolio Entity and any Shareholders Agreement entered into or proposed to be entered into by the holders of the Equity Interests of such Portfolio Entity.

          "Associate", when used to indicate a relationship with a Person, shall mean (i) another Person (other than a Loan Party or a Subsidiary thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person or an immediate member of his family serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.

         "Auditors" shall mean KPMG LLP or other independent certified public accountants of recognized standing selected by Borrower and satisfactory to Agent.

         "Base Rate" shall mean, for any day, the higher of (x) the fluctuating interest rate per annum, in effect from time to time, established by Bank of Scotland in New York as its base, prime or reference rate for U.S. domestic commercial loans in Dollars, or (y) the Federal Funds Rate in effect on such day plus 0.5%. Any change in the interest rate resulting from a change in the Base Rate shall be effective as of the opening of business on the day on which such change becomes effective; it is understood and agreed that the aforesaid rates and the Base Rate are reference rates only and do not necessarily represent the lowest or best rate actually charged to any customer.

         "Base Rate Loan" shall mean any Loan during any period that it bears interest determined by reference to the Base Rate.

         "Basle Laws" - Section 3.4.

         "Borrower" - introductory paragraph.

         "Borrower Pledge Agreement" shall mean the Amended and Restated Pledge Agreement (Stock and Debt) made by Borrower in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other pledge agreement with respect to shares of stock or affiliate indebtedness from time to time hereafter delivered by Borrower in respect of the Obligations., as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Borrowing Base" shall mean, as of any date of calculation an amount equal to, determined as of the immediately preceding Payment Date but giving effect to all subsequent Asset acquisitions by Portfolio Entities and consequent changes in values determined pursuant to clauses (A) and (B) below:

          the Aggregate Net Present Equity Value, less

                   (A) the sum of (i) the outstanding balance of the Indebtedness under the Holdings/CFSC Loan Agreement, (ii) the amount by which the Net Present Equity Value of all Portfolio Entities located in, or with Assets which originated in Mexico exceeds $25,000,000, (iii) the amount by which the Net Present Equity Value of all Portfolio Entities with Assets which originated in Brazil exceeds $3,000,000, (iv) the amount by which the Net Present Equity Value of all Portfolio Entities with Assets which originated in Chile exceeds $3,000,000, (v) the amount by which the Net Present Equity Value of all Portfolio Entities with Assets which originated in Argentina or

          Uruguay exceeds $6,000,000, (vi) the amount by which the Net Present Equity Value of all Portfolio Entities with Assets which originated in Brazil, Chile, Argentina and Uruguay exceeds $10,000,000 (without duplication of any deductions in clauses ii through v above), (vii) reserves as Agent shall from time to time deem, in good faith to be appropriate, which is not otherwise taken into account in determining the Net Present Value of an Asset or the Net Present Equity Value of a Portfolio Entity, (viii) the Aggregate Net Present Equity Value of each Portfolio Entity whose Equity Interests are owned by any Subsidiary which has undertaken or is subject to any event described in clauses (i) through (vii) of Section 9.8 of the Agreement, and (ix) the REO Excess Value Adjustment, and

                   (B) the sum of the Net Present Equity Values of each Portfolio Entity for which any Loan Party has not completed all actions requested by Agent to ensure the perfection and priority of its Liens on the Equity Interests issued by such Portfolio Entity (including the perfection and priority of Liens on Equity Interests in the country of organization of any Foreign Portfolio Entity, including, if so requested, furnishing an opinion of counsel in such country with respect to such perfection and priority, satisfactory to Agent in form and substance) within ninety (90) days after the Funding Date of any Related Acquisition Loan.

Once determined, the Borrowing Base shall remain in effect until the earlier of the next Borrowing Date or the next Payment Date.

         "Borrowing Base Availability" shall mean, as of any computation date, an amount equal to 60% of the Borrowing Base in effect on such date.

         "Borrowing Base Certificate" shall mean a certificate, in the form attached as Exhibit G hereto, of the CFO of Borrower setting forth the Borrowing Base and showing the computation thereof in reasonable detail.

         "Borrowing Date"- Section 2.2.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York, the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or a day on which banking institutions chartered by the State of New York, the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means any such Business Day which is also a day on which deposits in Dollars and Euros may be dealt in on the London interbank market.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital Assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of obligations under Capitalized Leases incurred by such Person.

         "Capitalized Lease" shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount of rental expenses which is, or is required under GAAP to be, capitalized on the books of such Person under Capitalized Leases.

         "Cash Collateral Account-Servicing" shall mean shall mean the account at the Depositary specified in the Cash Collateral Agreement-Servicing and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified in a cash collateral agreement (in form and substance satisfactory to Agent) between FC Servicing and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

         "Cash Collateral Agreement" shall mean the Collateral Assignment of Account (Cash Flow Cash Collateral Account), dated as of even date herewith, made by Borrower in favor of the Collateral Agent, as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Cash Collateral Agreement-Servicing" shall mean the Collateral Assignment of Account (FC Servicing), dated as of even date herewith, made by Borrower in favor of the Collateral Agent, as such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Cash Flow Cash Collateral Account" and "CFCCA" shall mean the account at the Depositary specified by account number in the Cash Collateral Agreement and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified by account number in a cash collateral agreement (in form and substance satisfactory to Agent) between Borrower and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

         "Certified Error Certificate" shall have the meaning set forth in the form of Waterfall Certificate approved by Agent prior to the first Borrowing Date of Acquisition Loans under this Agreement (as the form of certificate constituting the "Waterfall Certificate" for the purposes of this Agreement may be from time to time amended, supplemented, restated or otherwise modified).

         "CFO", as to any Loan Party shall mean such Loan Party's chief financial officer.

         "CFSC" shall mean CFSC Capital Corp. XXX, a Delaware corporation.

         "CFSC Guaranty Subordination Agreement" - Section 10.33(a).

         "CFSC Intercreditor Agreement" - Section 10.33(a).

         "Charges" shall mean all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Obligations, a Person's Assets, a Person's business, a Person's ownership and/or use of any of its Assets, a Person's income and/or gross receipts and/or a Person's ownership and/or use of any of its Assets.

         "Charter Document" shall mean (i) with respect to a corporation: its certificate or articles of incorporation or association and its by-laws or comparable documents under non-US laws; (ii) with respect to a partnership: its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; and (iv) with respect to a limited liability company, its certificate of formation and operating agreement or analogous documents; in each case, with such other similar documents as Agent shall request or specify.

         "Closing Checklist" shall mean the Closing Checklist in the form of
Schedule 6C.1 to the Agreement.

         "Closing Office" shall mean the office of Agent at 565 Fifth Avenue, New York, New York 10017 or such other office as may be designated in writing to Borrowers by Agent.

         "Closing Office Time" shall mean the local time in effect at the Closing Office.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" - Section 10.30.

         "Collateral Agent" shall mean Agent in its capacity as agent under one or more of the Security Documents and its successor and assigns (Agent, in such capacity, being sometimes referred to herein and in other Loan Documents as the "Collateral Agent" and sometimes as the "Agent").

         "Commitment Commission" - Section 4.2.

          "Commitment Period" shall mean the period from the Effective Date to and including the Maturity Date.

         "Commitments" shall mean the Total Loan Commitment and the Letter of Credit Commitment.

         "Consolidated Group" shall mean Borrower and its consolidated Subsidiaries, other than the Harbor Debtors.

         "Continuing Letter of Credit Agreement" shall mean any continuing letter of credit, reimbursement or similar agreement executed by Borrower and Issuer in connection with the issuance of a Letter of Credit.

         "Deemed Disbursement" - Section 2A.6.

         "Deemed Disbursement Account" - Section 2A.6.

         "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

         "Depositary" shall mean Bank of America, N.A.

         "Disbursement" - Section 2A.4(b).

         "Disbursement Date" - Section 2A.4(a).

         "Disclosure Restriction" - Section 7.1 (m).

         "Dividend" - Section 8.11.

         "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount in Euros, the equivalent in Dollars of such amount, determined by Agent using the Exchange Rate then in effect.

         "Dollars", "U.S. $", "$" and "U.S. dollars" shall mean the lawful currency of the United States of America.

         "EBITDA" for any period, shall mean net income (excluding extraordinary and non-recurring items, including those which are non-cash in nature) for such period plus (i) all interest expense, plus (ii) income tax expenses, plus (iii) depreciation and amortization (including amortization of any goodwill or other intangibles), minus or plus (iv) without duplication, gains and losses attributable to any sale of Assets not in the ordinary course of business, plus or minus (v) any other non-cash charges or gains which have been subtracted or added in calculating such net income other than gains on asset-securitizations and loan loss provision charges.

         "Effective Date" - Section 6.

         "Eligible Asset Pool" shall mean an Asset Pool, to be acquired by a Portfolio Entity from an Eligible Seller for an all cash purchase price, which (unless Agent in its discretion otherwise consents in writing) conforms in every respect with the requirements of Exhibit D to the Agreement.

         "Eligible Portfolio Entity" shall mean a partnership, corporation, trust, or limited liability company or, if not formed in the United States, a similar foreign organized entity which is a Portfolio Entity of which (i) if such Portfolio Entity is a US Person, not less than 50% of each class of Equity Interests is owned directly or indirectly by Borrower or a Primary Obligor, (ii) no Equity Interests thereof owned directly or indirectly by Borrower or a Primary Obligor are pledged to any Person other than Agent, for the benefit of the Lenders, (iii) the Charter Documents and Shareholder Agreements result in Permitted Shareholder Arrangements, (iv) which has no Indebtedness other than Indebtedness under an Indebtedness Instrument (a) pursuant to Approved Portfolio Leverage Arrangements, (b) incurred to pay development expenses related to real estate, or (c) loaned to it by the owners of the Equity Interests of the Portfolio Entity to pay Property Improvement Expenses, and (vi) in respect of which no Disclosure Restriction exists.

         "Eligible Seller" shall mean (i) a seller of an Asset Pool which is selling an Asset Pool the loans of which were originated in the United States (or a possession thereof) or (ii) a Non-US Seller which is selling an Asset Pool the loans of which were originated in Argentina, Brazil, Chile, France, Germany, Italy, Mexico, the United Kingdom, or Uruguay.

         "Environmental Laws" shall mean all laws, common law, statutes, rules and regulations, and all judgments, decrees, franchises, orders or permits, issued, promulgated, approved or entered thereunder by any Government Authority relating to pollution or protection of the environment or occupational health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened releases of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste.

         "Equity Interests" shall mean any equity interests issued by any Person, including, without limitation, Stock (including, without limitation, common stock and preferred stock), partnership interests or limited liability company interests, any other securities convertible into, or exercisable for, any of the foregoing or other securities of such Person, and options and warrants or other rights to acquire any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any Person which is from time to time a member of a controlled group or a group under common control with any Loan Party within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or
Section 4001(a)(14) of ERISA.

         "Eurocurrency Interest Determination Date" shall mean the date as of which LIBOR is determined, which shall be two Business Days prior to the commencement of a Eurocurrency Interest Period.

         "Eurocurrency Interest Period" shall mean, with respect to each Eurocurrency Loan, the interest period applicable pursuant to Section 3.9(a) hereof.

         "Eurocurrency Loan" shall mean a Loan during any period that it bears interest determined by reference to LIBOR.

         "European Acquisition Entity" shall mean a Foreign Portfolio Entity which has acquired Assets that originated in Europe.

         "Euros" shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

         "Eurosublimit" shall mean as to each Lender, the amount set forth opposite its name on Schedule 2.1 under the heading "Eurosublimit" as such amount may be modified by the provisions of any Transfer Supplement from time to time entered into and as the same may from time to time be reduced or terminated pursuant to Section 2.6(c), Section 9 or any other Section of the Agreement. The total of the Eurosublimits of all Lenders as of the date hereof is $35,000,000.

         "Event of Default" shall mean each of the Events of Default defined in
Section 9.

         "Exchange Rate" shall mean with respect to Euros on a particular date, the rate at which Euros may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to Euros two Business Days prior to such date as reasonably determined by Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Agent and Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to Agent's spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of Euros are then being conducted, at or about noon, local time, two Business Days prior to such date for the purchase of Dollars with Euros, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

         "Excluded Entities" shall mean each Person listed on Schedule I-(EE).

         "Excluded Notes" shall mean those notes listed on Schedule I-(EN).

         "Execution Date" shall mean the date on which all parties to this Agreement shall have signed a copy this Agreement (whether the same or different copies) and shall have delivered the same to Agent.

         "Executive Officer" shall mean the President of Borrower, the CFO of Borrower or any Senior Vice President of Borrower.

         "Existing Agreement" - Recitals.

         "Existing Revolving Credit Loans" - Recitals.

         "Existing Term Loans" - Recitals.

         "Extraordinary Transaction" shall mean (i) a sale, conveyance, lease, or other transfer by Borrower, any Primary Obligor, or any Related Entity of any of its Assets (other than any Equity Interest in a Portfolio Entity or REO Affiliate), not in the ordinary course of its business; (ii) a sale, conveyance, lease, or other transfer by any Portfolio Entity of a substantial portion of its Assets for any consideration other than cash; (iii) any sale, conveyance or other transfer of any Indebtedness owed to a Related Entity by Borrower, a Primary Obligor or any Affiliate of such

Related Entity and any sale, conveyance or other transfer of Indebtedness (regardless of by whom owed) by Borrower or any Primary Obligor other than pursuant to a Security Document; (iv) the issuance of any Equity Interests by Borrower, any Primary Obligor or any Related Entity other than the issuance of Equity Interests by a Related Entity upon formation thereof where the capital raised by such issuance is used for the acquisition of portfolio Assets; and (v) receipt of proceeds by Borrower or any Primary Obligor of a settlement or payments received from litigation, excluding any such proceeds or payments payable to FC Servicing and/or its Subsidiaries in its capacity as servicer and collector of debt portfolios.

         "Facility Fee" - Section 4.1.

         "FC Capital" shall mean FC Capital Corp., a New York corporation.

         "FC Commercial" shall mean FirstCity Commercial Corporation, a Texas corporation.

         "FC Europe" shall mean FirstCity Europe Corporation, a Texas corporation.

         "FC Holdings" shall mean FirstCity Holdings Corporation, a Texas corporation.

         "FC Holdings Line of Credit" shall mean, subject to Section 8.23, the loans made by CFSC to FC Holdings pursuant to the Holdings/CFSC Loan Agreement.

         "FC International" shall mean FirstCity International Corporation, a Texas corporation.

         "FC Mexico" shall mean FirstCity Mexico, Inc., a Texas corporation.

         "FC Percentage" (x) with respect to any Portfolio Entity or any other Person shall mean the percentage of outstanding shares of stock, limited liability company interests or partnership interests (or, in the case of a non-US entity, similar equity interests) of such Portfolio Entity or Person owned directly or indirectly by Borrower, (y) with respect to any Asset Pool or any Asset owned by any Portfolio Entity, the FC Percentage with respect to such Portfolio Entity, and (z) with respect to any Asset Pool or any Asset owned by any REO Affiliate, the FC Percentage of the Portfolio Entity which is the parent of the REO Affiliate.

         "FC Servicing" shall mean FirstCity Servicing, Inc., a Texas corporation.

         "Federal Funds Rate" shall mean the rate of interest charged by banks with excess reserves at a Federal Reserve district bank to banks needing overnight loans to meet reserve requirements.

         "Fee Agreements" shall mean any partnership agreement, management agreement, consulting agreement, or other agreement pursuant to which Borrower, any Primary Obligor or any Related Entity is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person. Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

         "Final Asset Pool Acquisition Certificate" with respect to an Asset Pool at any time, shall mean the Asset Pool Acquisition Certificate with respect to such Asset Pool or, if such Asset Pool Acquisition Certificate has been supplemented or revised, the last supplement or revision of such Certificate.

         "Final NPV Pool Certificate" with respect to any Asset Pool shall mean a certificate in a form approved by Agent prior to the first Borrowing Date of Acquisition Loans under this Agreement which sets forth the anticipated cash flows and Net Present Value of each Asset included in such Asset Pool and lists each item of collateral for any Asset in such Asset Pool.

         "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders' (or partners' or members) equity of such Person.

         "First B" shall mean First B Realty L.P., a Texas limited partnership.

         "First X" shall mean First X Realty L.P., a Texas limited partnership.

         "Fiscal Year" shall mean each January 1 to December 31 period. "Fiscal Year" followed by a year means the Fiscal Year with its Fiscal Year-End in such calendar year.

         "Foreign Portfolio Entity" shall mean a Portfolio Entity domiciled in or with a principal place of business in a country other than the United States or which has acquired Assets originating outside of the United States.

         "Funding Date" shall mean each date on which an Acquisition Loan was made.

         "GAAP" shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity) in the United States provided, that when with respect to a Person which is not a US Person, GAAP shall mean the equivalent in such Person's jurisdiction of organization.

         "Government Authority" shall mean any nation or government, any state or political subdivision thereof, any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any of the foregoing or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" shall mean each Primary Obligor and any other Person which is a guarantor under any Guaranty.

         "Guaranty" shall mean any one or more of the guaranties delivered pursuant to Section 6 and each other guaranty agreement delivered in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Guaranty Equivalent" shall mean any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than (i) by endorsements of instruments in the ordinary course of business or (ii) indemnification of sellers of assets related to breaches of confidential agreements and obligations related to performance of purchase and sale agreements in the conduct of the Asset acquisition business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

         "Harbor Debtors" shall mean, collectively, (i) Harbor Financial Mortgage Corp., (ii) NAF, Inc. (f/k/a New America Financial, Inc.), (iii) Hamilton Financial Services Corp., (iv) Community National Mortgage Corp., (v) CalCap, Inc. and (vi) Harbor Financial Group, Inc, and any Subsidiary of such Person.

         "Holdings/CFSC Loan Agreement" - Section 10.33(a).

         "Holdings/CFSC Loan Documents" - Section 10.33(b).

         "Immaterial Entity" shall mean each Person listed on Schedule 10.37; provided, that if any such Person engages in business or has assets with an aggregate fair market value of $100,000 or more, such Person shall cease to constitute an Immaterial Entity.

         "Incidental Equity Interests" shall mean Equity Interests in a Person acquired by a Portfolio Entity or Related Entity in settlement of collection of an asset in the portfolio of such Portfolio Entity or Related Entity if such Equity Interests so acquired (i) constitute Equity Interests in a Person engaged in a business unrelated to the business of the Consolidated Group and such Person is not Borrower or an Affiliate of Borrower or a Person in which or in an Affiliate of which any other Equity Interest is owned by Borrower, any Primary Obligor or any Related Entity at the time such Equity Interest is so acquired; and (ii) have a value of less than $500,000.

         "Indebtedness" shall mean, with respect to any Person (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a project financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "multiemployer plan", as such terms are defined under the Employee Retirement Income Security Act of 1974.

         "Indebtedness Instrument" shall mean any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, Guaranty Equivalent, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to the Loan Documents.

         "Indemnified Party" - Section 12.3.

         "Interest Coverage" shall mean, for any period, total interest expense (including that attributable to Capital Leases under GAAP) of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "Issuance Request" - Section 2A.1.

         "Issuer" shall mean the Bank of Scotland in its capacity as a Lender hereunder and not in its capacity as Agent. References to the Lenders in this Agreement and the other Loan Documents (when used to refer to Bank of Scotland) shall (without duplication) include such Lender as Issuer.

         "Latin American Acquisition Entity" shall mean a Foreign Portfolio Entity which has acquired Assets that originated in a Latin American country.

         "LC Obligations" shall mean the aggregate amount (without duplication) of all LC Outstandings, Deemed Disbursements and Reimbursement Obligations.

         "LC Outstandings" shall mean the aggregate Stated Amount (as reduced from time to time) of all Letters of Credit issued hereunder and outstanding at any point in time.

         "Legal Requirements" shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.

         "Lender Assignee" - Section 12.4(a).

         "Lenders" - introductory paragraph.

         "Letter of Credit" shall mean a letter of credit issued pursuant to
Section 2A.1(a).

         "Letter of Credit (Acquisition)" shall mean a Letter of Credit which has been issued for the purposes set forth in clause (ii) of Section 2A.1(c).

         "Letter of Credit Availability" shall mean, on any day, the Letter of Credit Commitment on such day less the aggregate amount of LC Obligations less the aggregate amount of all pending Issuance Requests.

         "Letter of Credit Commitment" shall mean $15,000,000 (as the same may from time to time be reduced pursuant to Section 2.6) less the amount, if any, by which (A) the aggregate outstanding principal amount of Loans exceeds (B) the amount equal to (x) the Total Loan Commitment less (y) $15,000,000 (or such lesser amount that the fixed dollar component of this definition of "Letter of Credit Commitment" has been reduced to pursuant to Section 2.6).

         "Letter of Credit Fee"  - Section 2A.3(a).

         "LIBOR" shall mean, for each Eurocurrency Interest Period, (x) the per annum rate of interest at which U.S. Dollar or Euro deposits in the amount of the outstanding principal balance of the Loan are or would be offered for such Eurocurrency Interest Period in the London interbank market at 11:00 A.M. London time two Business Days prior to the start of such Eurocurrency Interest Period as published by the British Bankers' Association as the "Interest Settlement Rate" for such period, divided by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in the United States in respect of Eurocurrency funding or liabilities.

         "Lien" shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any assignment or lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (or any similar or comparable law of any jurisdiction that has not enacted the Uniform Commercial Code).

         "Loan(s)" - Section 2.1(a).

         "Loan Commitment" shall mean as to each Lender, the amount set forth opposite its name on Schedule 2.1 under the heading "Loan Commitment" as such amount may be modified by the provisions of any Transfer Supplement from time to time entered into and as the same may from time to time be reduced or terminated pursuant to Section 2.8(b) , Section 9 or any other Section of the Agreement.

         "Loan Documents" shall mean, individually and collectively, this Agreement, the Notes, the Letters of Credit, the Guaranties, the Pledge Agreements, the Security Agreements, the other Security Documents and all other instruments and agreements heretofore or from time to time hereafter executed by or on behalf of Borrower, any Primary Obligor, any Related Entity or any other Loan Party in connection herewith or therewith, in each case as amended, extended, restated, supplemented or otherwise modified from time to time. Without limiting the generality of the foregoing, each amendment to (or constituting part of) this Agreement or any other Loan Document and each instrument and agreement (including, without limitation, consents or waivers, but excluding any amendment, consent or waiver executed prior to the Effective
Date) executed in connection with any Loan Document shall be deemed to be a Loan Document for all purposes of the Agreement and the other Loan Documents.

         "Loan Party" shall mean, individually and collectively, Borrower and each Primary Obligor and each other Person which has executed any Security Document as a pledgor or grantor of collateral thereunder.

         "Loans Outstandings" as of any particular date shall mean the aggregate outstanding principal amount of Loans as of such date in Dollars, after converting all Loans outstanding in Euros to the Dollar Equivalent, based upon the Exchange Rate as determined on the immediately preceding Reset Date.

         "LTV Ratio" shall mean as of any date of determination the ratio of Total Outstandings to the Borrowing Base as of such date.

         "Majority Lenders" as of a particular date shall mean the holders of at least 51% of the aggregate unpaid principal amount of all Loans at the particular time outstanding or, if no Loans are then outstanding, Lenders whose Commitments aggregate at least 51% of the Total Commitment.

         "Management Letter" shall mean any correspondence or report submitted by the Auditors to a Loan Party's chief executive officer, its Board of Directors or any committee thereof containing comments and suggestions concerning a Loan Party's accounting procedures and systems based upon the work done by the Auditors during their annual or other audit.

         "Material Adverse Change" shall mean a material adverse change in (i) the business, properties, operations, prospects or condition (financial or otherwise) of Borrower, the Primary Obligors, Portfolio Entities and the Related Entities, taken as a whole or (ii) the ability of Borrower or any other Loan Party to perform, or of Agent to enforce, any of the Obligations.

         "Material Adverse Effect" shall mean an effect that would result in a Material Adverse Change.

         "Material Portfolio Entity" shall mean each Portfolio Entity, each Person listed on Schedule I-(MPE) and each other Portfolio Entity (other than a Foreign Portfolio Entity) with a Net Present Equity Value of $5,000,000 or more. Each such Person, which at any time constitutes a Material Portfolio Entity shall continue to constitute a Material Portfolio Entity until the time (if any) when Borrower sends to Agent written notice (a "Redesignation Notice") executed by an Executive Officer of Borrower certifying, as to such Person that the Net Present

Equity Value of such Person (the "Subject MPE") is below $5,000,000 and has been below $5,000,000 for the preceding period of 90 consecutive days or more, and requesting that such Subject MPE no longer constitute a Material Portfolio Entity. Provided that Borrower provides such additional information, if any, that Agent may request with respect to such Subject MPE and that Agent has not given Borrower notice that it disputes such redesignation of such Subject MPE within 30 days after receiving such Redesignation Notice or, if later, within 30 days after Agent received additional information (if any) requested by it with respect to such requested redesignation, the Subject MPE shall cease to constitute a Material Portfolio Entity (until, the time, if any, that such Subject MPE again satisfies the criteria applicable to Material Portfolio Entities).

         "Maturity Date" shall mean November 12, 2008.

         "MCS" shall mean MCS et Associes S.A.

         "Minn Servicing" shall mean FirstCity Serving of Minnesota, Inc.

         "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which any Loan Party or any ERISA Affiliate of either Borrower contributes or has been obligated to contribute.

         "Net Collections" with respect to a Portfolio Entity for any applicable period shall mean the gross aggregate amount received during such period by the Portfolio Entity on account of the Assets of the Portfolio Entity (including, in addition, amounts received by any REO Affiliate of such Portfolio Entity) or collateral therefor, and including amounts received on account of such Assets prior to the commencement of such period which were paid to or for the benefit of such Portfolio Entity during such period, reduced by (a) amounts which were paid directly to the Permitted Portfolio Company Creditor of such Portfolio Entity under an Approved Portfolio Leverage Arrangement or amounts which were remitted to such Creditor, in either case pursuant to the requirements of such Approved Portfolio Leverage Arrangement, which, in any such case, have not been released by such Creditor to (or for the benefit of) such Portfolio Entity (and/or any REO Affiliate thereof), (b) servicing fees, custodial fees and lockbox bank fees related to such Assets paid by such Portfolio Entity during such period, (c) escrow payments or deposits made by any obligor related to an Asset, (d) reasonable accounting and legal fees paid by the Portfolio Entity related to the operation of the Portfolio Entity, and (e) Portfolio Protection Expenses related to the Assets of the Portfolio Entity or its related REO Affiliate.

         "Net Present Equity Value" shall mean, with respect to any Person, the amount determined by multiplying (x) the FC Percentage in respect of such Person and (y) the amount by which (A) the Net Present Value of the Assets of such Person exceeds (B) the sum of (i) outstanding Indebtedness of such Person under any Approved Portfolio Leverage Arrangements and (ii) indebtedness for money borrowed by, or for any monetary judgment rendered against, such Person; in the case of the determination of the Net Present Equity Value of an REO Affiliate the outstanding Indebtedness of the REO Owner under any Approved Portfolio Leverage Arrangements shall be allocated proportionately between the REO Affiliate and the REO Owner.

         "Net Present Value" as to any Asset or Asset Pool, the net present value of all reasonably projected future collections from such Asset(s) reduced by reasonable and necessary collection expenses and discounted using the "ASR NPV" discount rate assignments utilized by the Portfolio Entity in making such determinations for each Asset as set forth on Exhibit F to the Agreement, as adjusted from time to time with the approval of Agent; all of which determinations must be reasonably satisfactory to Agent.

         "Non-Default Voluntary Custodial Arrangement" shall mean an arrangement to perfect a lien in favor of Agent or the holder of a different Permitted Lien, in each case, on certain specified Assets of a Person entered into voluntarily by a Portfolio Entity or Related Entity at a time when no Default or Event of Default has occurred and is continuing.

         "Non-US Seller" shall mean a Person selling or proposing to sell an Asset Pool to a Portfolio Entity, which Asset Pool contains Assets which originated outside of the United States.

         "Notes" - Section 2.3.

         "Notice of Borrowing" shall mean notice of borrowing providing the information described in Section 2.2(a) or (b), as applicable, and such other information as Agent shall require, in the form attached to this Agreement as Exhibit H to the Loan Agreement.

         "Obligations" shall mean (x) with respect to each Loan Party other than Borrower, all obligations of such Loan Party with respect to the repayment or performance of any obligations (monetary or otherwise) of Borrower arising under or in connection with this Agreement, the Notes or any other Loan Document, and
(y) with respect to Borrower, all obligations of Borrower with respect to the repayment or performance of obligations (monetary or otherwise) arising under or in connection with this Agreement, Letters of Credit, the Notes or any other Loan Document.

         "Obligor Funding Obligations" shall mean obligations (whether pending, contingent or otherwise) of a Portfolio Entity to make one or more advances to a Person which is the obligor of one or more outstanding loans the rights to which were acquired by such Portfolio Entity pursuant to a purchase by such Portfolio Entity of a portfolio of loans made by one or more Persons who are not Affiliates or Associates of Borrower or of such Portfolio Entity.

         Other Indebtedness Instrument Unmatured Default - Section 7.1(f).

         "Other Laws" - Section 3.4.

         "Parent" shall mean any Person now or at any time hereafter owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary. For purposes of this definition, "control" shall have the same meaning ascribed to such term in the definition of "Affiliate". Notwithstanding the forgoing, no Person shall be a Parent which is not a Parent of Borrower or a 51% or more owned subsidiary, directly or indirectly, of Borrower.

         "Past-Due Rate" - Section 3.3.

         "Payment Date" - Section 5.3.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA.

         "Pension Plan" shall mean any employee pension benefit plan subject to Title IV of ERISA and maintained by any Loan Party or any ERISA Affiliate of any Loan Party or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

         "Permitted Liens" shall mean (i) any liens created pursuant to the Loan Documents in favor of Agent for the benefit of Lenders and Agent to secure the Obligations; (ii) liens for Charges which are not yet due and payable, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing Indebtedness of Borrower (or any Affiliate) to any Persons in an amount not greater than $250,000 for each such Person, provided the aggregate amount of Indebtedness secured by all such Liens shall not exceed $500,000; (vi) Charges relating to Assets of First B and First X; (vii) as to any Affiliate, other than Borrower, a Primary Obligor or a Portfolio Entity, purchase money liens securing permitted indebtedness incurred in connection with the acquisition of Assets and other indebtedness incurred under the credit agreement under which such permitted indebtedness to acquire such Assets was incurred so long as such liens encumber only the Assets acquired, (viii) as to any Affiliate, other than Borrower or a Primary Obligor or a Portfolio Entity, liens relating to permitted Indebtedness incurred in connection with the warehousing of Assets or the securitization of Assets, so long as such liens encumber only the Assets warehoused or securitized; (ix) those liens disclosed on Schedule (PL); (x) those liens granted to CFSC in the Shared Collateral pursuant to the Holdings/CFSC Loan Documents (as in effect on the date of the execution and delivery of the Holdings/CFSC Loan Documents); (xi) liens on Assets of a Portfolio Entity in favor of the Person providing financing under an Approved Portfolio Leverage Arrangement in respect of the acquisition of Assets acquired pursuant to such Approved Portfolio Leverage Arrangement to the extent such liens are required by, and secure only obligations under, such Approved Portfolio Leverage Arrangement; and (xii) liens on real property of a Portfolio Entity or an REO Affiliate in favor of a Person providing financing of development expenses related to such real property which is permitted under Section 8.3(x).

         "Permitted Portfolio Company Creditor" shall mean those creditors of a Portfolio Entity which have provided loans pursuant to Approved Portfolio Leveraged Arrangement.

         "Permitted Restrictions" on the payment of dividends by a Person shall mean provisions (i) of an Approved Portfolio Leverage Arrangement, or (ii) of a loan agreement, as in effect when first entered into, to which such Person is a party as borrower which prohibit such Person from paying dividends for either of the following reasons:

         (x) the funds restricted from being distributed are required to satisfy a leverage or required reserve amount covenant (but only if such covenant would not reasonably be expected to significantly impair such Person's ability to pay dividends if anticipated cash flows are received as and when anticipated and in approximately the amounts anticipated); and

         (y) such dividends are restricted when there exists an event of default of a customary type to be found in such agreements and that also permits the relevant lender to accelerate the maturity of indebtedness outstanding under such agreement.

         "Permitted Shareholder Agreement" shall mean a Shareholder Agreement with terms permitted by Exhibit E.

         "Permitted Shareholder Arrangements" shall mean arrangements which would arise from a Permitted Shareholder Agreement.

         "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

         "Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained by any Loan Party or any ERISA Affiliate or any such plan to which any Loan Party or any ERISA Affiliate is or has been required to contribute on behalf of any of its employees, other than a Multiemployer Plan.

         "Pledge Agreement" means each of (or, as the context requires, any of) Borrower Pledge Agreement, Subsidiary Pledge Agreement, Subsidiary Collateral Assignment and any other pledge agreement made for the benefit of the Lenders.

         "Pledged Entity" shall mean any Person any Equity Interest in which has been pledged to Agent to secure the Obligations.

         "Pledged Notes" shall mean those certain promissory notes listed on
Schedule I-(PN) and any other promissory notes which have been delivered to Agent and in which the Collateral Agent holds a perfected security interest of the Requisite Priority pursuant to a Pledge Agreement to which the Collateral Agent is party.

         "Portfolio Entity" shall mean any entity (other than an REO Affiliate or an Immaterial Entity) in which Borrower or a Primary Obligor is directly or indirectly an equity owner and which was formed for the purpose of acquiring Asset Pools, and shall also include Bosque Leasing, L.P. (which is owned by Bosque Asset Corp. and Bosque Gp Corp.) and FirstStreet Investment LLC (which is owned by FirstStreet Investment Corporation, WAMCO III, Ltd. and WAMCO IX, Ltd.).

         "Portfolio Entity-50%" shall mean any Portfolio Entity of which Borrower or any Subsidiary directly or indirectly owns exactly 50% of the voting interests or any class of other Equity Interests of such Portfolio Entity.

         "Portfolio Entity Proceeds" for any Portfolio Entity in respect of any Payment Date shall mean the sum of (I) the FC Percentage of the Net Collections, plus (II) any proceeds from a sale or transfer of any Equity Interests issued by such Portfolio Entity to FC Commercial or other Wholly Owned Subsidiary, as applicable, plus (III) the FC Percentage of any proceeds of a sale or transfer of any Equity Interests issued by any REO Affiliate related to such Portfolio Entity; (it being understood that any reference in this definition to any sale or transfer of Equity Interests issued by any Portfolio Entity or REO Affiliate shall not be construed to affect or modify any prohibition thereof or requirement for the obtaining of any consent relating thereto set forth elsewhere in this Agreement).

         "Portfolio Protection Expense Report" - Section 7.2(f).

         "Portfolio Protection Expenses" with respect to a Portfolio Entity shall mean expenses or other amounts which (w) such Portfolio Entity has reasonably determined are necessary to advance to one of its REO Affiliates for reasonable and necessary expenses to preserve or protect real property owned by such REO Affiliate, or (x) constitute reasonable and customary, necessary leasing commissions, reasonable and necessary tenant improvement costs paid by such Portfolio Entity or REO Affiliate pursuant to a written lease or capital improvements to such property required in order for the property to be so leased, or (y) such Portfolio Entity has reasonably determined are necessary to protect other Assets securing indebtedness owed to such Portfolio Entity, or (z) constitute Obligor Funding Obligations, such expenses or other amounts to constitute Portfolio Protection Expenses when amounts therefor are retained by such Portfolio Entity or REO Affiliate or, if earlier, when such expenses or other amounts are paid.

         "Primary Obligors" shall mean, collectively, (i) FC Commercial; (ii) FC Servicing; (iii) FC Holdings; (iv) FC International; (v) FC Mexico; and (vi) FC Europe.

         "Purchasing Lenders" - Section 12.4(c).

         "Rate of Borrowing" - Section 3.5.

         "Records" shall mean all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to Assets.

         "Recoveries" shall mean any funds, or substitution of receipts or collateral, received by the Lenders or Agent (a) from the sale, collection or other disposition of Collateral pursuant to the Security Documents, or (b) from any distribution to any of the Lenders or Agent, or abandonment to any of them, or substitute Liens or payment given to any of them pursuant to events or proceedings of the nature referred to in Section 9.8 of the Agreement, or otherwise, which distribution or abandonment pertains to the Collateral.

         "Regulatory Change" means, relative to any Lender or Agent, any change after the Effective Date in any (or the adoption after the Effective Date of any new):

                           (a) United States Federal, state or local law or
                  foreign law applicable to Agent or such Lender; or

                           (b) regulation, interpretation, directive, or request
                  (whether or not having the force of law) applying to Agent or any Lender of any Government Authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary, central bank or other authority having jurisdiction over Agent or such Lender.

         "Reimbursement Obligation" Section 2A.4.

         "Related Asset Pool" with respect to any Acquisition Loan shall mean the Asset Pool specified in the Notice of Borrowing with respect to such Acquisition Loan.

         "Related Entity" shall mean each entity identified on Schedule I-(RE), as well as, subject to the final sentence of this definition, any other entity, other than a Primary Obligor, Portfolio Entity, or Immaterial Entity, any Equity Interest of which is owned by Borrower, any Primary Obligor, any Portfolio Entity, any Immaterial Entity or any other Related Entity. Notwithstanding the foregoing, no Immaterial Entity or any Harbor Debtor shall constitute a Related Entity.

         "REO Affiliate" shall mean a Person, other than Borrower, a Primary Obligor or a Material Portfolio Entity, which is a corporation, limited liability company or partnership 100% of the Equity Interests in which are owned by a Portfolio Entity (the "REO Owner") (or, in the case of such an entity which is a limited partnership, 100% of the limited partnership interest of which is owned by the REO Owner and 100% of the interest in the general partner is owned by the REO Owner), which Person has been established solely to acquire, from the REO Owner or a seller from which the Portfolio Entity is acquiring other Assets, title to (and owns no Assets other than) parcels of real property (or distressed notes secured by real property for purposes of obtaining title to real property securing such loans) in exchange for, with respect to each such parcel, a promissory note in a principal amount no less than 96% of the value (as reasonably determined by the REO Owner and the REO Affiliate) of the property; provided that no Person shall constitute or continue to constitute an REO Affiliate if (A) such Person acquires property from any Person other than (x) the REO Owner or a Person from whom the REO Owner is acquiring other Assets, or
(y) in the case where it has acquired a note from the REO Owner solely for purposes of acquiring title to the real property securing such note, the obligor of such note; or (B) engages in any business other than business incidental to owning and selling the parcels of real property so acquired by such REO Affiliate.

         "REO Excess Value Adjustment" shall mean the amount, if any, by which the Net Present Equity Value of all REO Affiliates exceeds 25% of the Aggregate Net Present Equity Value.

         "REO Post-25% Time" shall mean any time on or after the Net Present Equity Value of all REO Affiliates exceeds 25% of the Aggregate Net Present Equity Value, until two Business Days after Borrower gives Agent written notice along with evidence satisfactory to Agent that such Net Present Equity Value of Assets of REO Affiliates no longer so exceeds 25 % of the Aggregate Net Present Equity Value.

         "Reportable Event" shall mean a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder.

         "Requisite Consents" - Section 6.6.

         "Requisite Priority" shall mean (x) except with respect to the Shared Collateral and except as set forth in the Intercreditor Agreement, first priority and (y) with respect to Shared Collateral second priority, subject only to the liens of CFSC to which Agent and the Lenders are subordinate pursuant to the CFSC Intercreditor Agreement.

         "Reset Date" - Section 2.7(a).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities" shall have the meaning ascribed to that term in the Securities Act of 1934.

         "Securities Laws" shall mean all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

         "Security Agreements" shall mean any one or more of the security agreements delivered pursuant to Section 6C and each other security agreement heretofore or from time to time hereafter delivered in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Security Documents" shall be the collective reference to (x) each of the agreements referred to in Section 6 (or on the document checklist referred to therein) pursuant to which Collateral is or was granted or is or was intended to be granted, directly or indirectly, to Agent on behalf of the Lenders, (y) each agreement entered into after the Execution Date pursuant to which any collateral is or was granted or is or was intended to be granted, directly or indirectly, to Agent on behalf of the Lenders and any other Person (if any) sharing an interest in such collateral, and (z) all amendments, supplements or other modifications to such agreements or replacements thereof. Without limiting the generality of the foregoing, each Security Agreement, each Pledge Agreement, each cash collateral agreement securing any Obligation, each depositary bank acknowledgement relating to any bank account of any Loan Party, the CFSC Guaranty Subordination Agreement, each other agreement pursuant to which any obligations are subordinated to any of the Obligations (whether pursuant to a subordination agreement, subordination provisions in any other agreement or instrument or otherwise), each Pledged Note, and each security agreement securing the obligations under any Pledged Note shall constitute Security Documents. However, as to a Loan Party, the term "Security Document" shall not include any such document as to which such Loan Party is released from all its obligations thereunder by Agent or the Lenders in accordance with the terms hereof or thereof.

         "Servicing Restricted Funds" means funds received by FC Servicing or Minn Servicing in the ordinary course of such company's servicing business for the account of Persons other than FC Servicing, Minn Servicing, Borrower or any other Subsidiary of Borrower.

         "Shared Collateral" - Section 10.33(c).

         "Shareholder Agreement" shall mean any agreement (other than a certificate of incorporation, customary by-laws, a limited liability company formation certificate or a partnership formation certificate but including resolutions of any Person owning any Equity Interests in such Person) among any holders of Equity Interests issued by Borrower, any Primary Obligor or any Related Entity relating to the management of any such Person or any of the rights or privileges of any holders of Equity Interests of any such Person.

         "Stated Amount" shall mean, as to each Letter of Credit, the maximum amount payable thereunder to the beneficiary thereof upon compliance with the terms and conditions stated therein, as such amount may be reduced from time to time.

         "Stated Expiry Date" - Section 2A.1.

         "Stock" shall mean all shares and other Equity Interests issued by a corporation, whether voting or non-voting, including but not limited to, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subject Debt Instrument" - Section 7.15(b).

         "Subject Portfolio Entity" - Section 6B.1.

         "Subsidiary" of any Person (the "First Person") shall mean any other Person more than 50% of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly by the First Person and/or by one or more of such First Person's Subsidiaries other than the Harbor Debtors and Immaterial Related Entities. Unless otherwise indicated, references to Subsidiaries shall refer to Subsidiaries of Borrower.

         "Subsidiary Collateral Assignment" shall mean the Amended and Restated Partnership Interest and Limited Liability Company Interest Collateral Assignment Agreement made by certain Primary Obligors in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other collateral assignment from time to time hereafter delivered by one or more Primary Obligors or other Loan Parties in respect of the Obligations., as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified.

         "Subsidiary Pledge Agreement" shall mean the Amended and Restated Pledge Agreement (Stock and Debt) made by certain Primary Obligors in favor of the Collateral Agent dated as of the date hereof delivered pursuant to Section 6 and each other pledge agreement from time to time hereafter delivered by one or more Primary Obligors or other Loan Parties in respect of the Obligations, as each such agreement may be from time to time amended, extended, restated, supplemented or otherwise modified (including, without limitation, by the addition of additional parties thereto).

         "Summary Waterfall Certificate" shall mean a certificate in a form approved by Agent which sets forth summary information as to all Waterfall Certificates being delivered on or about the same day as such certificate

         "Tangible Net Worth", at any time, shall mean the total of shareholders' equity (including capital stock (both common and preferred), additional paid-in capital and retained earnings after deducting treasury stock of a Person), less the sum of the total amount of any intangible Assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable not incurred in the ordinary course of business from any Affiliate of such Person or any loans to directors or officers of any Affiliate of such Person, unamortized deferred charges and good will, all as determined in accordance with GAAP.

         "Taxes" - Section 5.4.

         "Termination Event" shall mean (i) a Reportable Event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the issuance of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) receipt by any Loan Party or any ERISA Affiliate of notice of the PBGC's intention to terminate any Pension Plan or to have a trustee or the PBGC appointed to administer any Pension Plan or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         "Third Party Investor" shall mean any Person other than Borrower or a Wholly-Owned Subsidiary that has made a capital contribution to any Portfolio Entity.

         "Total Loan Commitment" shall mean the sum of the Loan Commitments of all of the Lenders, as from time to time reduced pursuant to Section 2.6, which as of the date of this Agreement shall be $96,000,000.

         "Total Outstandings" as of a particular date shall mean the sum of (i) Loans Outstandings on such date and (ii) LC Obligations on such date.

         "Transfer" shall mean any sale, conveyance, lease or other disposition (and "Transferred", "Transferring" and other variations thereof shall have correlative meanings).

         "Transfer Supplement" - Section 12.4(c).

         "UCC" - Section 10.30.

         "United States", "US" or "U.S." shall mean the United States of
America.

         "Unutilized Loan Commitment" shall mean at any time, as to each Lender, the amount by which the Loan Commitment of such Lender exceeds (i) the aggregate outstanding principal amount of Loans made by such Lender, plus (ii) such Lender's pro rata share of LC Outstandings (based upon the percentage that such Lender's Loan Commitment represents of the Total Loan Commitment).

         "Upfront Fee" - Section 4.4.

         "US Person" shall mean a Person formed under the laws of the United States, any of the 50 states or the District of Columbia or any territory of the United States.

         "Utilization Fee" - Section 4.3.

         "Waterfall Certificate" in respect of any Payment Date shall mean a completed certificate in a form approved by Agent which sets forth information with respect to Net Collections of an Asset Pool during the preceding period to which such certificate is applicable and such other information as Agent shall require.
         "Wholly-Owned Subsidiary" shall mean any Subsidiary of Borrower of which all of the outstanding shares of stock, limited liability company interests or partnership interests (as the case may be) are owned by Borrower and/or one or more wholly owned direct or indirect Subsidiaries of Borrower.

         "Working Capital Loans" - Section 2.1(b).

         "Working Capital Sublimit" shall mean $20,000,000.